UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

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Preliminary Proxy Statement
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Soliciting Material under §240.14a-12
AMCOR PLC
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Amcor
Shareholders
September 29, 2026

As we reflect on fiscal 2026, our first full year following the acquisition of Berry, we are encouraged by the progress we have made and by how much stronger Amcor is today than it was a year ago. The
Berry business is now largely integrated, enabled by: industry-leading safety performance maintained through a period of significant change; a stable customer base that is responding positively to the broader products, services and innovation capabilities of the combined company; and a harmonized organization that has performed effectively through a demanding operating environment.
We are also seeing clear benefits from the combination, including $285 million in synergies from procurement, corporate functions and operational initiatives — 10% ahead of our expectations for the year. We remain confident in our ability to achieve our $650 million three-year target, supported by the strength of Amcor’s proven integration playbook. Commercial collaboration is also generating new business opportunities, providing early evidence of stronger organic growth potential.
All of this was achieved amid a challenging external environment. The conflict in the Middle East created significant disruption across global supply chains and drove unprecedented input cost inflation. Our global teams mobilized quickly to protect continuity of supply for customers, while using productivity initiatives and responsible pricing actions to fully mitigate these inflationary pressures.
Despite these conditions, Amcor delivered solid operating performance. Fiscal 2026 adjusted earnings per share* increased 13% to $4.02. Volume trends improved steadily throughout the year, culminating in a return to modest positive, broad-based organic volume growth in the fourth quarter.
Safety and talent development
Safety has long been a core value at Amcor. During the year, our teams worked to harmonize safety practices across the combined organization, leveraging best practices in our industry-leading program. We are encouraged by the early results, including four consecutive quarters of improvement in our recordable incident rate.
Our goal remains clear: Every colleague should return home safely every day. We will continue to invest in the systems, leadership and culture that support that goal, while pursuing continuous improvement across our operations.
Our colleagues are our greatest asset and remain central to our success. We are investing in leadership development, training and employee engagement to help our people build rewarding careers at Amcor and to better equip them to serve customers’ evolving needs. The way our teams have come together during the first year following the combination gives us confidence in our ability to execute on the opportunities ahead.
Leveraging the transformational combination for growth
The acquisition of Berry created a stronger and more diversified company, with expanded product offerings, broader geographic reach and enhanced capabilities in innovation and sustainability. One year into our integration, we are already seeing the advantages of this global consumer packaging combination translate into improved performance.

Graeme Liebelt Chairman

Peter Konieczny Chief Executive Officer
*Non-GAAP measure. Please see Annex B for further information

We are particularly encouraged by the momentum in revenue synergies. By bringing together complementary product portfolios in attractive categories, we are creating solutions that neither company could have delivered independently. Our commercial teams are increasingly able to offer customers a broader range of packaging formats, materials, technical expertise and innovation capabilities across regions.
New business wins during the year reached approximately half of our three-year goal. This early progress reinforces our belief that the combined company has significant potential to generate revenue synergies beyond the initial $280 million target. As we deepen collaboration across the organization, we expect to build on this momentum and further accelerate growth.
Strengthening the portfolio
During the year, we completed divestitures of five non-core businesses representing approximately $500 million in annual revenue. At the same time, performance in our remaining non-core businesses improved, reflecting strong execution across a range of operational initiatives.
By sharpening our focus on higher-return, higher-growth opportunities within our core business, we expect to drive more sustainable growth in attractive categories, particularly nutrition, healthcare, beauty and wellness.
Supporting customers’ sustainability goals
Amcor is a leader in developing and producing responsible packaging solutions. We invest approximately $170 million annually in research and development, with ten Innovation Centers worldwide and a team of 1,500 professionals With this scale and depth of expertise, we are accelerating innovation in material science, packaging and sustainability to help customers address complex challenges involving recyclability, circularity and carbon reduction.
Through years of investment and innovation, we have developed a global portfolio in which the vast majority of products are either recyclable or have a recycle-ready alternative. As new packaging regulations come into effect around the world, we are well-positioned to provide recycle-ready, cost-effective and compliant solutions for customers.
Our teams continue to advance technologies, materials and package designs that keep waste out of the environment and valuable materials in use for longer. This includes progress in recycling, recycled content, material reduction and other end-of-
life solutions, while continuing to meet customers’ evolving requirements for product performance, cost and consumer appeal.
Shareholder returns and outlook
We returned $1.2 billion to shareholders during the year through dividends, including another annual increase on a per-share basis. This reflects the Board’s longstanding commitment to providing a compelling and modestly growing dividend.
Maintaining a strong investment-grade balance sheet continues to be a priority. We are committed to reducing leverage following the Berry acquisition, while also investing in growth and innovation.
While much has been accomplished in the first year following the combination of Amcor and Berry, we remain in the early stages of realizing our full potential. We now have a stronger global product portfolio, enhanced innovation capabilities, greater exposure to attractive end markets and an organization that has demonstrated it can perform effectively even in a challenging macro environment.
Our teams are focused on service, quality and customer delight as we strive to leverage our enhanced capabilities and scale to drive growth ahead of the market. We are encouraged by the momentum now emerging across the business and remain committed to delivering sustainable long-term value for all of our stakeholders.
Thank you for your continued trust and support. We are excited about the opportunities ahead.

Delinquent Section 16(a) Reports	29

Executive Compensation Discussion and Analysis	30
Named Executive Officers	30
Introduction and Fiscal Year 2026 Highlights	31
Compensation Policy	31
Elements of Compensation	32
Employment Agreements	36
Executive Change in Control Plan	37
Minimum Shareholding Policy	37
Hedging and Pledging Policy	37
Insider Trading Policy	38
Compensation Recovery Policy	38
Compensation Committee Report	38

Executive Compensation Tables	39
2026 Summary Compensation Table	39
2026 Benefits, Relocation Expenses, Plan Contributions and Tax-Related Payments (the “All Other Compensation” Column)	40
2026 Grants of Plan-Based Awards	40
Outstanding Equity Awards at 2026 Fiscal Year-End	42
2026 Option Exercises and Stock Vested	43
2026 Nonqualified Deferred Compensation	44
Potential Payments Upon Termination or Change in Control	44
CEO Pay Ratio	46
Pay Versus Performance Disclosure	46

Definitions of Non-GAAP Financial Measures	49

Report of the Audit Committee	50
Independent Registered Public Accountant Fees	50

Proposal 2 Ratification of the Appointment of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting Firm for the Period Ending December 31, 2026	52

Proposal 3 Advisory Vote on Executive Compensation (“Say-On-Pay Vote”)	53

Proposal 4 Renewal of the Company’s Authorization to Repurchase its Ordinary Shares and CHESS Depositary Interests	54

Proposal 5 Approval of the Amcor plc 2026 Omnibus Management Share Plan	55

Important Information about the Proxy Materials and Voting Your Shares	65

Submission of Shareholder Proposals and Nominations	69
Proposals for Inclusion in Proxy Statement	69
Other Proposals and Nominees	69
Notice Requirements	69

Important Notice Regarding Availability of Proxy Materials for the Annual General Meeting of Shareholders to Be Held on November 11, 2026	70

Admission Policy	71

Annex A - Amcor plc 2026 Omnibus Management Share Plan	72
Annex B - Non-GAAP Information	83
3

Notice of Annual Meeting
of Shareholders

When: November 11, 2026 at 4:00 P.M. EST, 9:00 P.M. GMT and 8:00 A.M. (Nov. 12) AEDT.	Items of Business: 5 Proposals are listed below.	Who Can Vote: Shareholders of Amcor’s common stock and CHESS depositary interests via CHESS Depositary Nominees Pty Limited at the close of business on September 16, 2026.	Attending the Meeting: See page 71 for information.

Where: The Langham Hotel, London, 1C Portland Pl, London W1B 1JA, England.	Date of Mailing: The date of mailing of this Proxy Statement is on or about September 29, 2026.

Items of Business		Record Date

1.	To re-elect ten Directors for a term continuing until the 2027 annual general meeting of shareholders;
Only shareholders of record at the close of business on
September 16, 2026, will be entitled to receive notice of and to vote at the meeting. Most shareholders have a choice of
voting over the internet, by telephone or by using a traditional proxy card or voting instruction form. Please refer to the
attached proxy materials or the information forwarded to you by your bank, broker or other holder of record to see voting methods available to you. Please note that an appointed
proxy need not also be a shareholder.
Important Notice Regarding the Availability of
Proxy Materials for the Annual Meeting to be held
on November 11, 2026:
The Proxy Statement, 2026 Annual Report and 2026 Form
10-K are available on our website at www.amcor.com/
investors.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the period ending December 31, 2026;

3.	To cast a non-binding, advisory vote on the Company’s executive compensation (“Say-on-Pay Vote”);

4.	To renew the Company’s authorization to repurchase its ordinary shares and CHESS depositary interests;

5.	To approve the Amcor plc 2026 Omnibus Management Share Plan; and

6.	To transact such other business as may properly come before the meeting.

Your vote is important to us. Please execute your proxy promptly. September 29, 2026 By Order of the Board of Directors

How to Cast Your Vote (See page 67) You can vote by any of the following methods:

By internet	By telephone	By mailing your proxy card

Damien Clayton,
Secretary
83 Tower Road North
Warmley, Bristol BS30 8XP
United Kingdom

Amcor plc | 2026 Proxy Statement	4

Proxy Statement Summary
Our proxy statement contains information about the matters that will be voted on at our Annual General Meeting of
Shareholders (the “Annual Meeting”) as well as other helpful information about Amcor plc (the “Company”). Below is an executive summary that highlights certain information contained elsewhere in our proxy statement. We encourage you to read the entire proxy statement carefully before voting.
Matters to Be Voted on at the 2026 Annual Meeting

Proposal		Board Recommendation	For More Detail, See Page:

1.	Re-election of Directors	FOR each Nominee	12

2.	Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the period ending December 31, 2026	FOR	52

3.	Non-binding advisory vote to approve the Company’s executive compensation	FOR	53

4.	Renewal of the Company’s authorization to repurchase its ordinary shares and CHESS depositary interests	FOR	54

5.	Approval of the Amcor plc 2026 Omnibus Management Share Plan	FOR	55

Amcor plc
Amcor plc (“Amcor”) is a holding company incorporated under the laws of the Bailiwick of Jersey in July 2018. On April 30,
2025, Amcor completed its merger with Berry Global Group, Inc. (“Berry”), with Berry surviving as a wholly-owned subsidiary of
Amcor plc (the “Merger”). Amcor is the global leader in primary consumer packaging and dispensing solutions for nutrition, health, beauty and wellness categories. Our global product innovation and sustainability expertise enables us to solve packaging challenges around the world every day, producing a range of flexible packaging, rigid packaging, cartons and closures that are more sustainable, functional and appealing for our customers and their consumers. We are guided by our purpose of elevating customers, shaping lives and protecting the future. Supported by a commitment to safety, in fiscal year
2026, approximately 75,000 Amcor people generated $23.5 billion in annual sales from operations that span approximately
400 locations in more than 40 countries.
As previously disclosed, on May 1, 2026, the Company’s Board of Directors resolved to change the Company’s fiscal year end from a year beginning on July 1 and ending June 30 to a year beginning on January 1 and ending December 31. This change results in the Company’s first fiscal year following this change being an abbreviated fiscal year of July 1, 2026 to December 31,
2026. The Company’s first full calendar fiscal year resulting from the change in fiscal year will be the year ended December 31,
2027. The Company’s fiscal quarters will remain calendar quarters.
Business Highlights

Fiscal 2026 marked another strong year for safety following the Berry acquisition, with four consecutive quarters of improvement in the total recordable incident rate
Annual sales of $23.5 billion and annual net income of $1.1 billion
Volume trends improved steadily throughout the year, culminating in a return to modest positive, broad-based organic volume growth in the fourth quarter
Achieved $285 million in synergies related to the Berry integration, 10% higher than initial expectations. Clear line of sight to achieving $650 million total three-year target

Amcor plc | 2026 Proxy Statement	5

Continued strategic investments in high-value, faster-growing markets, including nutrition, health, and beauty and wellness categories
Well-positioned for sustainable growth with expanded product portfolio, greater global reach and enhanced capabilities in innovation and sustainability

Amcor plc | 2026 Proxy Statement	6

Nominees for Directors

			Director Since			Committee Memberships
Name		Age		Primary Occupation	Independent	A	NG(2)	C(3)	E(4)

Nicholas T. Long (Tom)	(1)	67	2017	Former Chief Executive Officer, MillerCoors, LLC

Stephen E. Sterrett	DC	71	2015*	Former Senior Executive Vice President & Chief Financial Officer, Simon Property Group, Inc.

Peter Konieczny		61	2024	Chief Executive Officer, Amcor plc

Achal Agarwal		67	2021	Former Chief Strategy & Transformation Officer, Kimberly-Clark Corporation

Susan Carter		67	2021	Former Senior Vice President & Chief Financial Officer, Ingersoll-Rand Plc

Graham Chipchase CBE		63	2024	Chief Executive Officer, Brambles LTD

Jonathan F. Foster		65	2014*	Founder and Managing Partner, Current Capital Partners LLC

Lucrèce Foufopoulos-De Ridder		59	2023	Former Executive Vice President, Borealis

James T. Glerum, Jr.		66	2024*	Former Vice Chairman, Investment Banking, Citigroup

Jill A. Rahman		65	2020*	Chief Operating Officer, The Greater Chicago Food Depository

Chairman of the Board	DC:	Deputy Chairman	Committee Chair
A: Audit Committee     NG: Nominating and Corporate Governance Committee     C: Compensation Committee     E: Executive Committee
*Includes service on Berry’s Board of Directors prior to the Merger.
(1) Mr. Liebelt, Chairman of the Board, will not stand for re-election at the Annual Meeting of Shareholders. The Board has elected Mr. Long to serve as Chairman of the Board, effective immediately upon the conclusion of the Annual Meeting.
(2) The Board has appointed Messrs. Foster and  Agarwal  as members of the Nominating and Corporate Governance Committee, and Mr.
Long will step down from the Committee, effective upon Mr. Long’s election as Chairman of the Board.
(3) The Board has appointed Ms. Rahman as Committee Chair of the Compensation Committee and Mr. Glerum as a member of the
Compensation Committee, and Mr. Long will step down from the Committee, effective upon Mr. Long’s election as Chairman of the Board.
(4) The Board has appointed Ms. Carter as a member of the Executive Committee, and Mr. Long will step down from the Committee, effective upon Mr. Long’s election as Chairman of the Board.
Geographic
Presence
Gender
Composition
Racial / Ethnic
Composition
Gender & Ethnic
Composition
Asia
Female
50%
Diverse
Racially or
Ethnically
Diverse
Europe
United
States
Male

Amcor plc | 2026 Proxy Statement	7

Tenure*
Age
45-59
years
More than
10 years
Less than
3 years
66 years
or older
5.7 years
Average Tenure
65.1 years
Average Age
3-10
years
60-65
years
*Includes service on Berry’s Board of Directors prior to the Merger
Skills and Experience

Executive Leadership		Manufacturing and Operations		Innovation and Technology
●●●●●●●●●●	10	●●●●●●●●●●	5	●●●●●●●●●●	4

International Business Experience		Strategy and M&A		Professional Services
●●●●●●●●●●	8	●●●●●●●●●●	8	●●●●●●●●●●	4

Fast Moving Consumer Goods		IT/Cybersecurity		Sustainability
●●●●●●●●●●	5	●●●●●●●●●●	5	●●●●●●●●●●	7
Corporate Governance Highlights

All Director nominees, other than the Chief Executive Officer (“CEO”), are independent
Independent Chairman of the Board
Regular executive sessions of independent Directors
Annual election of all Directors
Proactive shareholder engagement program
Single class of shares
No shareholder rights plan (poison pill)
Shareholder right to call special meeting
Stock ownership requirements for Directors and Executive Officers
Active Board and Audit Committee oversight of risk management
Active Board and Audit Committee oversight of cybersecurity
Full Board engagement and active oversight of sustainability with strategic focus
Annual comprehensive Board and committee evaluations
Ongoing Board refreshment with an emphasis on diversity of backgrounds, viewpoints, skills and experiences
Mandatory Director retirement at age 75
No Directors are overboarded pursuant to Amcor’s policy for limitations on board service
All share capital is composed of voting shares; Amcor does not have any non-voting shares

Amcor plc | 2026 Proxy Statement	8

Executive Compensation Highlights
Our executive compensation framework plays a key role in aligning compensation to business strategy and outcomes that deliver value to shareholders. The key highlights for fiscal year 2026 are as follows:
•Another strong year for safety; net sales $23.5 billion (up 57% largely driven by the Berry acquisition); GAAP net income
$1,106 million (vs. $511 million prior-year); adjusted earnings before interest, taxes, depreciation and amortization
(“EBITDA”)(1) $3,673 million (vs. $2,186 million prior-year, up 68%); adjusted earnings per share (“EPS”)(1) $4.02 (vs.
$3.56 prior-year, up 13%); and free cash flow(1) of  $1,303 million.
•The above results are appropriately reflected in incentive outcomes for fiscal year 2026, reinforcing that our variable compensation programs have a strong alignment to our strategic priorities and the interests of shareholders.

WHAT WE DON’T DO
No multi-year employment agreements or excessive executive severance
No repricing of options without shareholder approval
No excise tax reimbursement for payments made in connection with a change in control
No hedging or pledging of equity awards
No payment of dividends on unearned performance- based awards or restricted share units
No evergreen provision in our 2019 Omnibus Management Share Plan
No automatic or guaranteed annual base salary increases
No single trigger change in control severance or equity vesting for executive officers

WHAT WE DO
To ensure alignment with shareholders, Amcor’s incentives are based on objective financial metrics and reward share price appreciation
Short-Term Incentives (“STI”) are 100% performance-based, determined by safety and financial metrics
Long-Term Incentives (“LTI”) are 80% performance-based and subject to a combination of financial metrics and relative and absolute stock price appreciation

To deliver maximum vesting on LTI performance-
based awards requires adjusted EPS to grow by
15% per annum on average, Adjusted Return on
Average Funds Employed (“RoAFE”)(1) must be
12% or more in the final year, and relative Total
Shareholder Return (“TSR”) must rank at or above
the 75th percentile of the TSR peer group

Stock ownership requirements for Executive Officers and Directors
Clawback policy applicable to cash and equity awards in event of fraud, dishonesty, breach of obligations and certain restatements
Actively engage with our shareholders

(1)Free Cash Flow, Adjusted EBITDA, Adjusted EPS and Adjusted RoAFE are non-GAAP financial measures defined by the Company as set forth in the “Definitions of Non-GAAP Financial Measures” section of this proxy statement.
1 Attributed following the ISCC-certified mass balance approach.

Amcor plc | 2026 Proxy Statement	9

Sustainability
Sustainability at Amcor
At Amcor, sustainability is a core company value, connecting directly to our purpose of elevating customers, shaping lives and protecting the future. We believe all packaging can be circular, packaging waste can be eliminated and efficient packaging can drive decarbonization.
We are excited about the progress we made in fiscal year 2026 around responsible packaging and keeping Amcor’s products in circulation and out of the environment at the end of their use. This progress has been achieved through innovation for packaging design, collaboration for waste management infrastructure and education for greater consumer participation. At the same time, we continued advancing sustainability in other areas within Amcor’s operations and across our value chain.
Our expertise in developing more responsible packaging across a range of materials, combined with our ambitious sustainability goals and global presence, makes us the partner of choice for market-leading brands and is a key opportunity that fuels our continued growth.
Highlights of our fiscal year 2026 achievements include:
•We received recognition for our leadership as we expanded our more sustainable packaging platforms to new applications and markets. Amcor won WorldStar Global Packaging Awards for our AmPrima® Recycle-Ready
packaging for shredded cheese and our innovative collaboration to develop the “Fresh Tray” paper-based modified atmosphere packaging solution for fresh meat products. We were recognized with a Silver Flexible Packaging
Achievement Award in the Sustainability category for our Earth Sense® Pro Recycled Content Stretch Hand Film,
while our range of reusable sip lids and cups was awarded the RECOUP Award for Best Plastic Product in the category of Development for Recyclability and Re-Use. Amcor’s CleanStream® recycling was the proud recipient of a
Luxe Pack in Green award in the CSR Initiative category, took home the prize in the packaging circular economy category of the MRW National Recycling Awards, and was also named recycler of the year at the Plastic Industry
Awards.
•We leveraged our innovation capabilities to launch new packaging formats and materials with circularity benefits. We introduced recycle-ready solutions spanning applications from fertilizer packaging to refill pouches for liquid cleaning products to our PP Revolution™ portfolio of polypropylene dip cup arrays and lidding solutions for foodservice. We collaborated with customers to incorporate recycled content into their packaging, such as crisps packaging made with
55% post-consumer recycled materials1, bread bags made with 30% post-consumer recycled materials1, and a skincare stick applicator made with 87% recycled materials. In the beauty and personal care market, we introduced solutions like our Magic One airless dispenser, Grace actuator, and Prima jar, which are recycle-ready and can be produced with recycled materials from our CleanStream® recycling technology. We also supported customers in the transition to AmFiber™ paper-based solutions for applications from confectionery packaging to tray systems for protein and chilled ready-meal applications.
•We continued our work to design packaging solutions that use fewer materials and have a lower carbon footprint, supporting decarbonization efforts across the packaging value chain. Some such products we launched during the year included a lightweighted version of top-selling UniPak 1 kg pot for the dairy market, a lightweighted Shadow roll-
on solution for the personal care market, and a redesigned Flava Flip-Top closure for sauce applications that is 18.7%
lighter than the earlier generation of flip-top closures.
•We collaborated on partnerships focused on enabling a circular economy for packaging in markets around the world.
Our ongoing work with organizations like the Alliance to End Plastic Waste, Consumer Goods Forum, Ellen MacArthur
Foundation, and Delterra supports investments in on-the-ground projects to develop collection, sorting and recycling infrastructure globally and to educate consumers about how to handle their waste. In fiscal year 2026, we saw the results of this work in action when our polypropylene beverage cups manufactured for foodservice and retail customers achieved a key milestone: qualification as “Widely Recyclable” in the United States according to
How2Recycle®. This recognition reflects years of industry collaboration to align packaging design, recycling infrastructure, end markets and consumer guidance.
•We engaged with regulators and industry groups on priority topics related to packaging sustainability, such as extended producer responsibility. In Europe, we worked closely with industry associations and governments to provide feedback and guidance in the lead-up to the formal adoption of Europe’s Packaging and Packaging Waste
Regulation. Since the adoption of this legislation, Amcor’s sustainability and regulatory experts remain involved in educating customers and other stakeholders about how to ensure their packaging strategies are compliant with the new regulation. We engage in similar activities in markets around the world where extended producer responsibility regulations are creating an increasingly complex regulatory landscape,
We continued driving progress in our work to reduce greenhouse gas (“GHG”) emissions, and we remain on-track to achieve our near-term and net zero science-based targets. In line with our Decarbonization Roadmap, our GHG reduction efforts in

Amcor plc | 2026 Proxy Statement	10

fiscal year 2026 centered on growing our renewable electricity portfolio, engaging our supply chain, increasing our use of recycled content and redesigning our products to have a lower carbon footprint. Amcor’s procurement team also hosted our fourth annual Supplier Sustainability Summit focused on GHG reduction in early 2026, engaging approximately 120 of our largest suppliers and collecting information about the carbon footprint of over 1,500 different types of materials that we purchase. This information helps us more accurately calculate our carbon footprint and pinpoint specific opportunities for reducing it through our sourcing activities. We re-baselined  our science-based targets following the combination with Berry to reflect Amcor’s updated footprint, achieving validation from the Science Based Targets initiative in December 2025.
We were also included in the FTSE4Good Index and the DJSI Australia Index, and achieved a B score on the CDP’s Climate
Change rating, an EcoVadis Silver rating and an MSCI AA rating.
We will share more detailed information about our fiscal year 2026 sustainability strategy, targets and performance in Amcor’s fiscal year 2026 Sustainability Report, which will be published in October 2026.
Human Capital
Our Human Resources (“HR”) Strategy
Our HR strategy supports execution on our growth ambitions by recognizing that we grow our business by growing our people.
It establishes the foundation for attracting, developing, and retaining high-performing talent to drive the achievement of our long-term strategic goals.
Our Employee Value Proposition (“EVP”) of “Possibility unpacked. For you. For the world” reflects our commitment to creating meaningful opportunities for our people while contributing to a better world. Anchored in this EVP, we apply strategies to attract and retain top talent, and we monitor key talent metrics, including turnover, internal mobility, and leadership pipeline depth, to proactively address emerging talent and retention risks.
As part of our HR Strategy, we also continue to advance the digital transformation of our people processes through the implementation of a global Human Resources Information System ("HRIS"). The multi-year implementation, which commenced during fiscal year 2026 and is expected to be substantially completed in fiscal year 2027, is designed to standardize and streamline HR processes across the organization, enhance data quality and insights, and improve operational efficiency, enabling our HR function to better support the evolving needs of the business and our employees.
Our Culture
As part of our integration journey, we introduced a new Culture Framework to align and unify the way we work across the combined Amcor. This framework consists of three core elements: our purpose, our values, and our behaviors.
Purpose: Together, we elevate customers, shape lives, and protect the future.
Values: Safety, Customers, Winning, Agility, Sustainability.
Behaviors: I do the right thing, I champion customers, I dream big, I make things happen, I play for team Amcor.
Our values and behaviors are built on our existing strengths and are designed to support sustainable, long-term growth. This new Culture Framework is being embedded through leadership alignment, recognition, and talent development processes.
To reinforce our behaviors, we launched the Diamond Awards, our global recognition program celebrating individuals who exemplify our culture through outstanding actions and impact. Each Amcor site and office nominates one colleague who has demonstrated our behaviors in an exceptional way, recognizing those who inspire others and bring our culture to life every day.
Our Global Workforce
As of June 30, 2026, approximately 75,000 employees worked for Amcor, with 39% located in North America, 34% in Europe,
Middle East, and Africa, 12% in Latin America, and 15% in the Asia Pacific region. Our geographical distribution enables us to leverage a broad range of perspectives and skills that reflect the global nature of our business.
Safety
At Amcor, we uphold safety as an unwavering core value at all times. We maintain a strong safety culture rooted in accountability and continuous improvement, with a clear goal of achieving zero workplace injuries. Through adherence to our safety principles, we proactively identify, manage, and eliminate risk — resulting in injury rates that remain significantly below the industry average.
Talent Development
Growing our people is central to our HR Strategy. We continue to invest in a range of leadership development and training programs across functions and experience levels. We integrate inclusion into our talent development efforts to ensure equitable growth opportunities and inclusive leadership. Talent development also plays a key role in our ongoing efforts to build

Amcor plc | 2026 Proxy Statement	11

a more forward-thinking workforce. Through targeted programs, we are nurturing both individual career growth and our organizational capabilities.
Employee Experience
We are committed to creating an exceptional employee experience by embedding our talent development, engagement, and inclusion efforts within the fabric of our Culture Framework. This alignment ensures a consistent and inspiring environment where employees feel valued, supported, and empowered to thrive.
A key element of this approach is a dedicated program designed to equip our Plant Leadership teams and People Managers with the tools, mindset, and behaviors needed to lead effectively at every stage of the employee lifecycle (from recruitment and onboarding to performance management and development). By fostering high-impact leadership on the ground we are strengthening engagement, enabling growth, and driving performance across the organization. This program plays a pivotal role in supporting our talent goals, while reinforcing consistent, values-driven leadership across diverse teams and geographies. We continue to monitor internal engagement, development, and workforce analytics to inform action and drive continuous improvement in the employee experience.
Employee Engagement
We prioritize employee engagement through a variety of global and local channels. These may include employee engagement and pulse surveys that provide employees with opportunities to share feedback on topics such as inclusion, culture, leadership, recognition, and development. Insights from these channels and other channels help identify key drivers of engagement that support organizational performance, inform targeted actions to enhance the employee experience, and drive continuous improvement across the organization.
In connection with integration activities, we have run a targeted leaders integration survey to gather feedback from leaders across the organization, assess the effectiveness of integration efforts, identify areas requiring additional focus, and inform actions to support organizational alignment and engagement.
Integrity
Our employees and Directors are expected to act with integrity and objectivity, always enhancing the Company’s reputation and performance. The behavior, "I do the right thing," exemplifies our commitment to ethical decision-making across the organization. All new employees sign our Code of Conduct, which provides a consistent global framework for ethical conduct.
Our culture of integrity is reinforced through targeted training programs across all regions, aligned with applicable national laws.
We will continue aligning our human capital management with our strategic goals, focusing on growth, innovation, sustainability, and inclusivity. We are committed to continuing our efforts to attract, develop, and retain the best talent, ensuring that Amcor remains a leader in our industry.

Amcor plc | 2026 Proxy Statement	12

Proposal 1 Re-election of Directors
The Nominating and Corporate Governance Committee of our Board of Directors (the “Board”) has nominated ten individuals to be re-elected at the meeting. Mr. Liebelt will not stand for re-election at the Annual Meeting of Shareholders, and the Board
thanks him for his years of service. The Board has elected Mr. Long to serve as Chairman of the Board, effective immediately following the conclusion of the Annual Meeting. Each Director is re-elected for a term continuing until the 2027 annual general meeting of shareholders, which the Board of Directors currently expects will take place on or about May 20, 2027, but could occur anytime during 2027 (the “2027 Annual Meeting”), and to serve until his or her successor has been duly elected and qualified, but subject to prior death, resignation, disqualification or removal from office. Each nominee has indicated a willingness to serve as a Director. If a Director does not receive a majority of the votes for his or her re-election, then that
Director will not be re-elected to the Board, and the Board may fill the vacancy with a different person, or the Board may reduce the number of Directors to eliminate the vacancy.
Effective upon Mr. Long's election as Chairman of the Board, the Board has appointed Mr. Jon Foster and Mr. Achal Agarwal as members of the Nominating and Corporate Governance Committee, Ms. Jill Rahman as Committee Chair of the
Compensation Committee, Mr. James Glerum as a member of the Compensation Committee, and Ms. Susan Carter as a
member of the Executive Committee.
In addition to certain biographical information about each Director and nominee, listed below are the specific experiences, qualifications, attributes and skills that led to the conclusion that the person should serve as a Director on the Board.
Director-Nominees

The Board of Directors recommends a vote “FOR” all nominees to serve as Directors.
 NICHOLAS T.  LONG (TOM)

PROFESSIONAL BACKGROUND:
•Chief Executive Officer, MillerCoors, LLC (a brewing company) – 2011 to 2015
•President and Chief Commercial Officer, MillerCoors, LLC – 2008 to 2011
•Chief Executive Officer, MillerBrewing Company (a brewing company) – 2006 to 2008
•Chief Marketing Officer, MillerBrewing Company – 2005 to 2006
•President Northwest Europe Division, The Coca-Cola Company – 2003 to 2005

OTHER DIRECTORSHIPS: •Chairman, Wolverine Worldwide, Inc. (NYSE: WWW) – November 2022 to present •Wolverine Worldwide, Inc. – July 2011 to November 2022
Age: 67 Director Since: 2017 Committees: Compensation (Chair), Executive, NG INDEPENDENT

KEY QUALIFICATIONS AND EXPERIENCES:
Mr. Long holds a Masters of Business Administration from Harvard Business School and a Bachelor of Arts from the
University of North Carolina. Mr. Long has significant experience in executive leadership in large, global companies, global strategy and international business operations, finance, and sales and marketing. In light of these experiences,
Mr. Long provides valuable contributions to Amcor’s Board of Directors and is qualified to act as Chairman of the
Board .

Amcor plc | 2026 Proxy Statement	13

STEPHEN E. STERRETT

PROFESSIONAL BACKGROUND:
•Sr. Executive Vice President and Chief Financial Officer, Indianapolis-based Simon Property Group, Inc. – 2000 to
2014
•Prior to joining the Simon organization in 1988, Mr. Sterrett was a Senior Manager, with the international accounting firm PricewaterhouseCoopers (previous)

OTHER DIRECTORSHIPS:
•Lead Trustee of Equity Residential  – June 2020 to present
•Trustee of Equity Residential – January 2015 to present
•Butler University – 2018 to present
•The First Tee – 2021 to present
•Berry Global Group, Inc. – 2015 to April 2025
•Realty Income Corporation (previous)

Age: 71 Director since: 2015* Deputy Chairman Committees: Audit, Executive INDEPENDENT *Includes service on Berry’s Board of Directors prior to the Merger.

KEY QUALIFICATIONS AND EXPERIENCES:
Mr. Sterrett served on Berry’s board of directors from 2015 until the Merger in April 2025. He serves as a Trustee of
Tindley Accelerated Schools, a K-12 charter school network in Indianapolis, Indiana. Mr. Sterrett holds a B.S. degree in accounting and an M.B.A. in finance, both from Indiana University. He currently serves on both the Real Estate
Center and the Kelley School of Business advisory boards for Indiana University. Mr. Sterrett’s extensive accounting and financial experience qualifies him to serve as a director of the Company.

PETER KONIECZNY

PROFESSIONAL BACKGROUND:
•Chief Executive Officer, Amcor plc – September 2024 to present
•Interim Chief Executive Officer, Amcor plc – April 2024 to September 2024
•Chief Commercial Officer, Amcor plc – 2020 to April 2024
•President, Amcor Flexibles Europe, Middle East & Africa and Latin America – 2019 to 2020
•President, Amcor Flexibles Europe, Middle East & Africa – 2015 to 2019
•President, Amcor Specialty Cartons – 2010 to 2015

Age:61 Director since: 2024 Committees: Executive

KEY QUALIFICATIONS AND EXPERIENCES:
Mr. Konieczny has had a number of leadership roles across several Business Groups within the Amcor organization, giving him unique insight into the individual challenges and opportunities of the Business Groups’ global business.
Prior to joining Amcor, Mr. Konieczny was appointed President of Silgan White Cap, a global organization specializing in metal and plastic closures for the food and beverage industries.  He held business group Managing Director and
Chief Finance Officer positions in the heavy industrial equipment industry and worked as a management consultant with McKinsey & Company.
Mr. Konieczny’s comprehensive knowledge of Amcor’s business, operations and customers and his strong operational and commercial leadership is invaluable to Amcor’s Board of Directors.

Amcor plc | 2026 Proxy Statement	14

ACHAL AGARWAL

PROFESSIONAL BACKGROUND:
•Global Chief Strategy and Transformation Officer, Kimberly-Clark – 2020 to 2021
•President, Asia Pacific Region, Kimberly-Clark – 2012 to 2020
•President, North Asia Region, Kimberly-Clark – 2008 to 2012
•Chief Operating Officer – Beverages (Greater China), PepsiCo – 2002 to 2008
•Vice President, Beverages (China), PepsiCo – 1998 to 2002
•Market Unit General Manager – Beverages (India), PepsiCo – 1994 to 1997
•Commercial Manager, Corporate, ICI India – 1993 to 1994
•Commercial Functions in Pharmaceutical, Agrochemical, Paints and Commercial Explosives businesses, ICI India
– 1981 to 1993

Age: 67 Director since: 2021 Committees: Compensation INDEPENDENT

OTHER DIRECTORSHIPS:
•AVPN Limited (Chair) – July 2025 to present
•SATS Ltd (SGX: S58) – August 2016 to present
•Trustee of WWF Singapore’s Conservation Fund
•World-Wide Fund for Nature, Singapore (WWF Singapore) (Chair) (previous)
•Singapore International Chamber of Commerce (previous)
•Asia Venture Philanthropy Network (previous)
•Singapore Business Federation (previous)

KEY QUALIFICATIONS AND EXPERIENCES:
Mr. Agarwal holds a degree and a Master of Business Administration from the University of Delhi, and an Advanced
Management Program degree from The Wharton School, University of Pennsylvania. He is a global consumer executive with four decades of experience, of which over 30 years have been in leadership roles in the Asia-Pacific across developed and emerging markets. He is passionate about coaching leaders to grow scalable and sustainable businesses in the midst of a changeable environment, contributing invaluable knowledge and skills to Amcor’s Board of Directors.

SUSAN CARTER

PROFESSIONAL BACKGROUND:
•Senior Vice President and Chief Financial Officer, Ingersoll-Rand Plc – 2013 to 2020
•Executive Vice President and Chief Financial Officer, KBR, Inc. – 2009 to 2013
•Executive Vice President and Chief Financial Officer, Lennox International Inc. – 2004 to 2009
•Vice President and Corporate Controller/Chief Accounting Officer, Cummins, Inc. – 2002 to 2004
•Ms. Carter has also held senior financial and accounting roles at Honeywell International, DeKalb Corporation, and Crane Co. (previous)

Age: 67 Director since: 2021 Committees: Audit (Chair) INDEPENDENT
OTHER DIRECTORSHIPS:
•Stanley Black & Decker, Inc (Audit Committee Member and Governance Committee Chair (2024)) (NYSE: SWK)
– October 2023 to present
•ON Semiconductor Corporation (Audit Committee Chair) (NASDAQ: ON) – October 2020 to present
•Pursuit Aerospace – July 2023 to present
•Air Products and Chemicals, Inc. (previous)
•Lyondell Chemical Company (previous)

KEY QUALIFICATIONS AND EXPERIENCES:
Ms. Carter received a Bachelor’s degree in Accounting from Indiana University and a Master’s degree in Business
Administration from Northern Illinois University. Ms. Carter’s expertise in investor relations, capital markets, IT management, global company management, accounting and finance, and her experience as a chief financial officer of a public company, enable her to bring a thorough understanding of financial reporting, generally accepted accounting principles, financial analytics, budgeting, capital markets financing and auditing to Amcor’s Board of
Directors.

Amcor plc | 2026 Proxy Statement	15

GRAHAM CHIPCHASE CBE

PROFESSIONAL BACKGROUND:
•CEO, Brambles LTD – January 2017 to present
•CEO, Rexam PLC – 2010 to 2016
•Group Director of Plastic Packaging, Rexam plc – 2005 to 2009
•CFO (Group Finance Director), Rexam plc – 2003 to 2005
•Various finance roles, GKN PLC and BOC Group PLC – 1990 to 2003

OTHER DIRECTORSHIPS: •Brambles LTD (ASX: BXB; OTC: BXBLY) – January 2017 to present •AstraZeneca PLC (Senior Independent Director and Chair of Remuneration Committee) – 2012 to 2021
Age: 63 Director since: 2024 Committees: Audit, Executive (Chair) INDEPENDENT

KEY QUALIFICATIONS AND EXPERIENCES:
Mr. Chipchase is a long-tenured CEO with Non-Executive Director experience, and has worked in Sweden, Australia, the UK and the U.S. He holds an MA (Hons) Chemistry from Oriel College, Oxford, and is a Fellow of the Institute of
Chartered Accountants in England and Wales. He was made a Commander of the British Empire (CBE) for services to sustainable business in June 2024. Mr. Chipchase left Rexam plc in 2016, at that time one of the world’s largest consumer packaging companies, having overseen the company’s sale to a U.S. competitor, Ball Corporation.  He has significant experience in companies supplying the fast moving consumer goods industry and across finance, global strategic development and business transformation functions, and therefore provides valuable insights to the Amcor board.

JONATHAN F. FOSTER

PROFESSIONAL BACKGROUND:
•Founder and Managing Partner, Current Capital Partners LLC – 2008 to present
•Mr. Foster spent more than a decade at Lazard, including as a Managing Director (previous)
•Managing Director and Co-Head of Diversified Industrials and Services at Wachovia Securities (now Wells Fargo)
(previous)
•Executive Vice President — Finance and Business Development of Revolution LLC (previous)
•Managing Director of The Cypress Group (previous)
•Senior Managing Director and Head of Industrial Products and Services Mergers and Acquisitions at Bear
Stearns & Co (previous)
•Executive Vice President, Chief Operating Officer, and Chief Financial Officer of ToysRUs.com, Inc. (previous)

Age: 65 Director since: 2014* Committees: Audit INDEPENDENT *Includes service on Berry’s Board of Directors prior to the Merger.

OTHER DIRECTORSHIPS:
•Lear Corporation (NYSE: LEA)  – November 2009 to present
•Five Point Holdings (NYSE: FPH)  – May 2016 to present
•Berry Global Group, Inc. – 2014 to April 2025
•Masonite International (previous)

KEY QUALIFICATIONS AND EXPERIENCES:
Mr. Foster served on Berry’s board of directors from 2014 until the Merger in April 2025. Mr. Foster has a Bachelor’s degree in Accounting from Emory University, a Master’s degree in Accounting and Finance from the London School of
Economics and has attended Executive Education Program at Harvard Business School. Mr. Foster’s investment banking, finance, and investment experience qualifies him to serve as a director of the Company.

Amcor plc | 2026 Proxy Statement	16

LUCRÈCE FOUFOPOULOS-DE RIDDER

PROFESSIONAL BACKGROUND:
•Executive Vice President (EVP), Polyolefins Business, and Chief Technology Officer (CTO), Borealis Group –
January 2019  to January 2024
•Vice President, General Manager, Rubber Additives Business, Eastman Chemical Company – December 2015 to
December 2018
•Chief Commercial Officer, Eastman Chemical Company –  August 2014 to December 2015
•Overall 32 years of global leadership experience in the specialty chemicals, petrochemicals and materials industry, holding executive and senior leadership roles at multinational companies such as Tyco (Raychem) and the Dow Chemical Company (including Dow Corning and Rohm and Haas), serving a broad range of downstream industries, including packaging, healthcare, food and nutrition and industrial sectors.

Age: 59 Director since: 2023 Committees: Compensation, NG (Chair) INDEPENDENT

OTHER DIRECTORSHIPS:
•Sika AG (Sustainability Committee Chair) (SIX: SIKA; OTC - SXYAY) – 2022 to present
•SABIC (Saudi Basic Industries Corporation) (Investment Committee and Sustainability, Risk and EHSS
Committee member) (TADAWUL: 2010) – 2025 to present
•Quaker Houghton (Compensation Committee and Sustainability Committee member) (NYSE: KWR) – 2024 to present
•Tronox Holdings plc (Corporate Governance and Sustainability Committee member) – April 2024 to April 2026
•Royal Vopak – April 2018 to April 2025
•Borouge Pte – January 2019 to January 2024

KEY QUALIFICATIONS AND EXPERIENCES:
Ms. Foufopoulos-De Ridder holds a Master’s degree in Polymer and Composites Engineering from the University of
Leuven[1] (KUL, Belgium). She also holds a second Master’s degree in Materials Science Engineering from the
University of Ghent (Belgium) and has had executive business education at INSEAD (Paris) and IMD (Lausanne).
Ms. Foufopoulos-De Ridder has held senior roles across Europe, the United States, and Asia at multinational corporations and brings more than 30 years of global leadership experience in the Specialty Chemicals,
Petrochemicals, and Materials industries. She also currently advises a leading Greentech venture capital firm. Her extensive experience in business leadership and transformation, sustainability, innovation and commercial excellence strengthens Amcor’s Board of Directors.
(1)ㅤin collaboration with 5 European Universities: Imperial College (London), Ecole des Mines (Paris), RWTH (Aachen, Germany), TU
Delft (Netherlands) and UCL (Belgium)

JAMES T. GLERUM, JR.

PROFESSIONAL BACKGROUND:
•Vice Chairman, Investment Banking, Citigroup – 2011 to July 2024
•Prior to joining Citigroup in 2011, Mr. Glerum held senior leadership positions in investment banking at UBS and
Credit Suisse in Chicago and New York City

OTHER DIRECTORSHIPS:
•Midera Food Processing, Inc. (NASDAQ: MFP) - July 2026 to present
•Tennant Company (NYSE: TNC) - 2026 to present
•Berry Global Group, Inc. - 2024 to April 2025
•The Ravinia Festival – 2004 to present
•Denison University - 2027 to present

Age: 66 Director since: 2024* Committees: NG INDEPENDENT *Includes service on Berry’s Board of Directors prior to the Merger.

KEY QUALIFICATIONS AND EXPERIENCES:
Mr. Glerum served on Berry’s board of directors from 2024 until the Merger in April 2025. Over his 40-year investment banking career, Mr. Glerum executed more than 325 corporate finance and strategic transactions with an aggregate value of over $500 billion. Mr. Glerum’s clients spanned multiple industry sectors, including manufacturing, healthcare, consumer and retail.
Mr. Glerum earned an MBA from The Harvard Business School and a BA cum laude in Economics and Mathematics from Denison University. Mr. Glerum’s investment banking, finance, and investment experience qualify him to serve as a director of the Company.

Amcor plc | 2026 Proxy Statement	17

JILL A. RAHMAN

PROFESSIONAL BACKGROUND:
•Chief Operating Officer, Greater Chicago Food Depository  – 2020 to present
•International Division President, Conagra Brands, Inc. – 2016 to 2020
•U.S. Sweet and Salty Snacks Vice President and General Manager, Conagra Brands, Inc. – 2010 to 2016
•While at Conagra Brands, Inc. , Ms. Rahman held Board of Director roles at joint venture companies in India,
Mexico, and the Philippines.
•Ms. Rahman also held a variety of marketing, brand management, and strategic planning roles during her 15-year career at Kraft Foods and at Newell Rubbermaid (previous)

Age: 65 Director Since: 2020* Committees: Compensation INDEPENDENT *Includes service on Berry’s Board of Directors prior to the Merger.

OTHER DIRECTORSHIPS:
•Treehouse Foods Inc. (Nominating & Corporate Governance Committee, Compensation Committee and Audit
Committee member) – November 2020 to 2025
•Berry Global Group, Inc. – 2020 to April 2025

KEY QUALIFICATIONS AND EXPERIENCES:
Ms. Rahman served on Berry’s board of directors from 2020 until the Merger in April 2025. Ms. Rahman earned a
BBA from Howard University and an MBA from Indiana University. Ms. Rahman’s extensive executive management and marketing experience, particularly in the consumer products industry, qualifies her to serve as a director of the
Company.

Amcor plc | 2026 Proxy Statement	18

Director Compensation Summary
Director compensation is approved by the Board of Directors. The Board of Directors considers benchmark data when determining appropriate pay. The components of Director pay include a fixed retainer plus additional fees for members and chairs of committees. As part of the annual review of director compensation, effective December 1, 2025, the Board of
Directors agreed upon the following Director fee levels and structure shown in the table below (unless otherwise indicated, all dollar amounts in this proxy statement are in U.S. Dollars).

Description	Fee

Retainer fees	•Chair: $541,500(1) delivered 50% in cash and 50% in restricted share units (“RSUs”)(3)
•Directors, other than the Chair: $305,500 delivered $135,500 in cash and $170,000 in RSUs(3)

Committee and Deputy Chair fees(2)	•Deputy Chair: $40,000
•Audit Committee Chair: $32,500
•Audit Committee Member: $16,500
•Compensation Committee Chair: $25,000
•Compensation Committee Member: $11,000
•Nominating and Corporate Governance Committee Chair: $20,000
•Nominating and Corporate Governance Committee Member: $8,000

Minimum shareholding requirements	•5x cash retainer, accumulated over five years

(1)The retainer for the Chair represents the total fee. The Chair does not receive additional fees for his involvement with Board committees.
(2)Committee and Deputy Chair fees are delivered 100% in cash.
(3)RSUs were granted on the effective date of the annual review, December 1, 2025, and vest 1 year later.

Amcor plc | 2026 Proxy Statement	19

Fiscal Year 2026 Director Compensation
The table below sets forth certain information concerning the compensation earned in fiscal year 2026 by our non-executive
Directors (non-management and independent Directors).

Name	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)[3]	All Other Compensation ($)[2]	Total ($)

Graeme Liebelt	265,288	270,752	20,358	556,398
Stephen E. Sterrett	207,146	170,006	—	377,152
Achal Agarwal	155,393	170,006	—	325,399
Susan Carter	176,893	170,006	—	346,899
Graham Chipchase CBE	161,806	170,006	—	331,812
Jonathan F. Foster	162,326	170,006	—	332,332
Lucrèce Foufopoulos-De Ridder	175,506	170,006	—	345,512
James T. Glerum, Jr.	153,827	170,006	—	323,833
Tom Long	177,506	170,006	—	347,512
Jill A. Rahman	156,826	170,006	—	326,832
(1)Directors received a fixed “base” fee for their role as Board members, plus additional fees for members and chairs of committees. The
Chair does not receive additional fees for his involvement with Board committees.
(2)Reflects employer contributions to defined contribution plan. Where applicable, cash retainer fees are reduced by any required statutory pension contributions.
(3)The amounts in these columns represent the grant-date fair value of restricted share units (“RSUs”) granted for fiscal year 2026, calculated pursuant to FASB Accounting Standards Codification Topic 718 ("FASB ASC Topic 718") of the Financial Accounting
Standards Board. The assumptions used in determining the fair value of these awards are disclosed in the footnotes to the Company's financial statements in its Annual Report on Form 10-K for the year ended June 30, 2026. As of June 30, 2026, outstanding RSUs were as follows: Mr. Liebelt, 6,341 units; and each of Mses. Carter, Foufopoulos-De Ridder, and Rahman, and Messrs. Agarwal, Chipchase,
Foster, Glerum, Long, and Sterrett, 3,981 units.

Amcor plc | 2026 Proxy Statement	20

Board Composition
Director Independence
The Board has determined that all Director nominees other than the CEO are “independent” as that term is defined in the applicable listing standards of the New York Stock Exchange (“NYSE listing standards”). In addition, the Board has determined that each member of the Audit, Compensation, and Nominating and Corporate Governance Committees is independent pursuant to the NYSE listing standards and any relevant Securities and Exchange Commission (“SEC”) standards. In accordance with the NYSE listing standards, the Board looked at the totality of the circumstances to determine a Director’s independence including reviewing any relationships and transactions between each Director and the Company (including its independent registered public accounting firm). To be independent, a Director must be, among other things, able to exercise independent judgment in the discharge of his or her duties without undue influence from management.
Board Background
The Board recognizes the value of different perspectives, skills, experiences and backgrounds. The Board believes that an inclusive culture fosters a variety of perspectives, improves the quality of dialogue, and contributes to a more balanced and effective decision-making process. In evaluating candidates for Board membership, the Board and the Nominating and
Corporate Governance Committee consider many factors to create a balanced Board with diverse viewpoints and deep expertise. Relevant factors include diversity of professional experience, skill set, perspective, and background. (Please see additional detail starting on page 6 regarding the composition of our Board and its characteristics).
Director Commitments
The Board does not believe that its members should generally be prohibited from serving on boards and/or committees of other organizations, and the Board has not adopted any guidelines limiting such activities. However, prior to becoming a director of another public company, a Director of the Company must notify the Chair of the Nominating and Corporate
Governance Committee, the Chair of the Board and the CEO to address whether the aggregate number of directorships held by such Director would interfere with his or her ability to carry out his or her responsibilities as a Director of the Company.
Board Refreshment
Amcor has maintained a steady, proactive focus on Board composition and refreshment, with thirteen Director positions being refreshed since 2019.  As a key element of ensuring a diverse and balanced mix of experiences and backgrounds of the
Board, the Nominating and Corporate Governance Committee regularly reviews Director tenure and succession. The disciplined Board succession planning, together with annual Board self-evaluations, enables optimal Board effectiveness and ensures the appropriate level of Board refreshment to meet the Company’s strategic needs and priorities. In addition to refreshing the Board’s composition generally, the Board routinely adjusts its committee chair and membership assignments which promotes Director development and succession planning.
Board Leadership Structure
We do not have an express policy concerning whether the role of Chairman of the Board should be held by an independent
Director. Instead, the Board prefers to remain flexible to determine which leadership structure is most appropriate for the
Company and its shareholders based upon the specific circumstances, including any skills and capabilities necessary, at any given point in time. Mr. Liebelt, an independent Director, currently serves as our Chairman of the Board and will until the conclusion of the Annual Meeting. Following the Annual Meeting, Mr. Long, also an independent Director, will assume the role of Chairman of the Board. Mr. Sterrett, an independent Director, currently serves as Deputy Chairman of the Board and will continue in this role following the Annual Meeting. The Board believes the continued split in roles between the CEO and
Chairman of the Board is appropriate at this time.

Amcor plc | 2026 Proxy Statement	21

Board Operations
Corporate Governance Documents

The following materials relating to the corporate governance of the Company are accessible on our website at:
amcor.com/investors/corporate-gov/policies-standards
•Memorandum of Association and Articles of Association
•Corporate Governance Guidelines
•Executive Committee Charter
•Audit Committee Charter
•Compensation Committee Charter
•Nominating and Corporate Governance Committee Charter
•Code of Conduct
Hard copies will be provided at no charge to any shareholder or any interested party upon request. To submit such request, write to us at Amcor plc, Attention: Corporate Secretary at 83 Tower Road North, Warmley, Bristol BS30 8XP,
United Kingdom. The information contained on the Company’s website is not incorporated by reference into this proxy statement and should not be considered to be part of this proxy statement.

Committees of the Board
The Board has the following standing committees: Audit Committee, Compensation Committee, Nominating and Corporate
Governance Committee and Executive Committee.  Below is certain information relating to these committees.
Audit Committee
During fiscal year 2026, the Audit Committee met 5 times. The Audit Committee is comprised of four Directors: Stephen
Sterrett, Susan Carter, Graham Chipchase and Jonathan Foster. Ms. Carter serves as the chair of the Audit Committee. Each member of the Audit Committee is “independent,” as defined by NYSE listing standards. The Board has determined that Mr.
Sterrett, Ms. Carter, Mr. Chipchase and Mr. Foster each qualify as an “audit committee financial expert” as that term is defined by the applicable SEC rules. Furthermore, each member of the Audit Committee is “financially literate” as that term is defined by the NYSE listing standards.
The Audit Committee charter details the purpose and responsibilities of the Audit Committee, including to assist the Board in its oversight of:
•The integrity and fair presentation of the financial statements of Amcor and related disclosure;
•The qualifications, performance and independence of Amcor’s independent auditor;
•The performance of Amcor’s internal audit function;
•Amcor’s systems of internal controls over financial reporting;
•Amcor’s legal and ethical compliance policies and programs; and
•Review of the cybersecurity report from management, which outlines Amcor’s cybersecurity risk management framework and includes an update on Amcor’s completed, on-going, and planned actions relating to cybersecurity risks.
In addition, the Audit Committee is directly responsible for the selection, compensation and oversight of the work of Amcor’s independent auditor.

Amcor plc | 2026 Proxy Statement	22

Compensation Committee
During fiscal year 2026, the Compensation Committee met 9 times. The Compensation Committee is comprised of four
Directors: Achal Agarwal, Lucrèce Foufopoulos-De Ridder, Tom Long and Jill Rahman. Mr. Long serves as the chair of the
Compensation Committee.  Each member of the Compensation Committee is “independent,” as defined by the NYSE listing standards.
The Compensation Committee charter details the purpose and responsibilities of the Compensation Committee, including:
•Reviewing and recommending the compensation of the CEO and Directors, and determining and approving compensation for Amcor’s Executive Officers who report directly to the CEO;
•Evaluating the performance of Amcor’s CEO and performance of Executive Officers who report directly to the CEO;
•Evaluating officer and Director compensation plans, policies and programs generally;
•Reviewing the Compensation Discussion and Analysis for inclusion in the proxy statement; and
•Reviewing Amcor’s management succession planning.
Nominating and Corporate Governance Committee
During fiscal year 2026, the Nominating and Corporate Governance Committee met 4 times. The Nominating and Corporate
Governance Committee is comprised of three Directors: Lucrèce Foufopoulos-De Ridder, James Glerum and Tom Long. Ms.
Foufopoulos-De Ridder serves as the chair of the Nominating and Corporate Governance Committee. Each member of the
Nominating and Corporate Governance Committee is “independent,” as defined by the NYSE listing standards.
The Nominating and Corporate Governance Committee charter details the purpose and responsibilities of the Nominating and
Corporate Governance Committee, including:
•Identifying and recommending to Amcor’s Board individuals qualified to serve as Directors of Amcor;
•Reviewing the nominations for new Directors from all sources against criteria established for selection of new Directors and nominees for vacancies on the Board;
•Overseeing the annual evaluations of the Board and the Board committees; and
•Advising Amcor’s Board with respect to its composition, governance practices and procedures.
Executive Committee
During fiscal year 2026, the Executive Committee did not meet. The Executive Committee is comprised of four Directors:
Stephen Sterrett, Peter Konieczny, Graham Chipchase and Tom Long. Mr. Sterrett serves as the chair of the Executive
Committee. The Executive Committee charter details the purpose and responsibilities of the Executive Committee, which generally consist of exercising the powers and authority of the Board to direct the business and affairs of the Company in intervals between meetings of the Board, in emergency situations or when requested by the full Board.
Director Meeting Attendance
Directors are expected to attend all Board meetings, applicable committee meetings and the annual shareholder meeting. The
Board met 9 times in fiscal year 2026. Each Director attended at least 75 percent of the aggregate of the total number of Board meetings and committee meetings on which they served while a member of the Board. All then-current Directors attended the annual shareholder meeting as well.
The Board meets in regularly scheduled executive sessions without non-independent Directors in connection with each regularly scheduled Board meeting and at other times as necessary. Our independent Chairman of the Board presides at the executive sessions.

Amcor plc | 2026 Proxy Statement	23

Key Areas of Board Oversight
Risk Management and Strategic Oversight
Taking purposeful and calculated risks is an essential part of our business and is critical to the achievement of our long-term strategic objectives. Our Board of Directors and the committees take an active role in the oversight of our Company’s most significant risks. Enterprise risk management processes are embedded in all critical business processes and are designed to identify operational, financial, strategic, compliance, cybersecurity, and reputational risks that could adversely affect the execution of the Company’s plans, strategy, or effectiveness of its business model.

BOARD OF DIRECTORS
Endorsement of the Company’s strategic plan
Oversee the Company’s risk management processes to support achievement of the Company’s organizational and strategic objectives
Oversee the long-term financial plan, which is updated in a process that aligns with the Company’s annual corporate and business unit risk assessments
Delegate certain risk management oversight responsibilities to Board committees, and receive regular reports from Board committees
Oversee and engage with executives on a broad range of human capital management topics, including the Human Capital Strategy
Oversee management of ESG-related risks and strategy
AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Oversee risks associated with financial reporting and internal controls
Monitor risks associated with the
design and administration of the
Company’s compensation and
benefits program, including
performance-based
compensation programs, to
promote appropriate incentives
that do not encourage excessive
risk taking
Oversee risks associated with the governance structure of the Company including Board composition and independence
Review the cybersecurity report, including the Company’s cybersecurity risk management framework and updates on the Company’s completed, on-going and planned actions relating to cybersecurity risks
Review approach to certain human resource-related matters
Assess the steps management has taken to control risks to the Company

Review the Company’s business
risk management framework and
policy for risk appetite including
the procedures for identifying
strategic and business risks and
controlling their financial impact
on the Company

Review internal audit’s analysis and independent appraisal of the adequacy and effectiveness of the Company’s risk management and internal control systems

Amcor plc | 2026 Proxy Statement	24

In addition to the management of the risks described above, we engage in an annual enterprise-wide risk assessment process.
Identified risks are evaluated based on the potential exposure to the business and measured as a function of severity of impact and likelihood of occurrence. Assessments include identifying and evaluating risks and the steps being taken to mitigate the risks. Bi-annually, a report summarizing these assessments is compiled, reviewed by the Chief Executive Officer and Chief
Financial Officer and is presented to the full Board. Interim reports on specific risks are provided if requested by the Board or recommended by management.
Environmental, Social and Governance (ESG) Matters
The Board and its committees oversee the execution of Amcor’s environmental, social and governance strategies and initiatives as an integrated part of their oversight of the Company’s overall strategy and risk management. The Board is actively engaged with management on related topics such as sustainability, product and service demand; climate scenario analysis and oversight of related risks and opportunities; review and approval of strategies and goals related to sustainability; customer, investor and other stakeholder expectations; and the environmental impact of our Company.
Cybersecurity Risk Oversight
The Board recognizes the importance of securing the information of the Company’s customers, vendors, and employees. The
Company has adopted physical, technological, and administrative controls on data security, and has a defined procedure for data incident detection, containment, response, and remediation. While everyone at the Company plays a part in managing these risks, oversight responsibility is shared by the Board, the Audit Committee, and management. The full Board receives an annual information technology report and update from management, which includes an update on the Company’s cybersecurity efforts. The Board of Directors has delegated to the Audit Committee the review of quarterly cybersecurity reports and updates from management, which outline the Company’s cybersecurity risk management framework and include updates on the Company’s completed, on-going, and planned actions relating to cybersecurity risks.
Human Capital Management
We believe that effective human capital management is fundamental to delivering value, particularly as we integrate the strengths of the “new” Amcor to drive growth, innovation, and operational excellence.
The Board recognizes that effective human capital management is fundamental to Amcor’s long-term success. The Board and
Compensation Committee review engagement data and talent indicators to assess organizational health and guide strategic workforce planning.
Leadership development and succession planning are embedded in the Board’s ongoing agenda. The Board holds primary responsibility for CEO succession and provides input on other critical leadership roles. The Compensation Committee supports this through oversight of executive talent frameworks and succession planning processes. Directors also engage with high-
potential leaders across the business through formal presentations and informal events.
The Board and Compensation Committee receive regular updates on employee engagement and are also regularly updated on key talent indicators for the overall workforce, including attrition, internal mobility, and development rates. This comprehensive approach ensures that our governance of human capital supports sustainable performance, strategic alignment, and a high-performing, purpose-driven culture.
The Board’s commitment to human capital management ensures alignment with Amcor’s strategic priorities - growth, innovation, sustainability, and inclusivity - as well as our Company purpose: Together, we elevate customers, shape lives, and protect the future.

Amcor plc | 2026 Proxy Statement	25

Board Governance Practices
Board Evaluation Process
The Board recognizes that a robust and constructive evaluation process is an essential component of Board effectiveness and good corporate governance. Accordingly, the Board and each committee  conducts an annual self-evaluation, and the Board engages in periodic external assessments, to gauge their effectiveness and consider opportunities for improvement. The entire evaluation process, overseen by the Nominating and Corporate Governance Committee, assesses the performance of each committee and the Board as a whole. The self-evaluation results and any recommendations made by the Nominating and
Corporate Governance Committee to enhance the Board’s effectiveness are discussed by the full Board.
Shareholder Engagement
Amcor has active and ongoing engagement with shareholders and proxy advisors regarding its performance, strategy, operations, and governance practices. This allows members of senior management and our Chairman of the Board to solicit shareholder perspectives and receive valuable, direct feedback on governance, executive compensation, sustainability and related matters. Our engagement efforts cover holders of a significant amount of our shares on issue. The feedback we receive is reviewed with our Board of Directors and helps to promote greater alignment of our governance practices and policies with shareholder interests.
Recommendations for Directors
Consistent with the long-term interests of the shareholders, Directors must be able to participate constructively, drawing upon their individual experience, knowledge and background to provide perspectives and insights. The Board also understands the importance of balancing tenure, turnover, diversity of background and skills of the individual Board members by pairing fresh perspectives with valuable experience. The Nominating and Corporate Governance Committee and the Board establish different search criteria for recruiting new Directors at different times, depending upon the Company’s needs and the then-
current Board composition. In every case, however, candidates are required to have certain qualifications and attributes that enable such individuals to contribute to the Board.
The Nominating and Corporate Governance Committee will consider Director candidates recommended by shareholders in the same manner that it considers all Director candidates. Director candidates must meet the minimum qualifications set forth in the Corporate Governance Guidelines, and the Nominating and Corporate Governance Committee will assess Director candidates in accordance with those factors. Shareholders who wish to suggest qualified candidates to the Nominating and
Corporate Governance Committee should write the Corporate Secretary of the Company at Amcor plc, 83 Tower Road North,
Warmley, Bristol BS30 8XP, United Kingdom, stating in detail the candidate’s qualifications for consideration by the Nominating and Corporate Governance Committee.
If a shareholder wishes to nominate a Director other than a person nominated by or on behalf of the Board of Directors, the shareholder must comply with certain procedures outlined in our Articles of Association (“Articles”) by the deadlines described below under “Submission of Shareholder Proposals and Nominations.”
Communications with the Board
The Board provides a process for shareholders and other interested parties to send communications to the Board or any of the
Directors. Interested parties may communicate with the Board or any of the Directors by sending a written communication to the address below. All communications will be compiled by the Corporate Secretary of the Company and submitted to the
Board or the individual Directors.

Amcor plc
c/o Corporate Secretary
83 Tower Road North
Warmley, Bristol BS30 8XP
United Kingdom

Amcor plc | 2026 Proxy Statement	26

Transactions with Related Parties
Our Board has approved a written policy whereby the Audit Committee must review and approve any transaction in which (a)
the Company was, is or will be a participant and (b) any of the Company’s Directors, nominees for Director, Executive Officers, greater than five percent shareholders or any of their immediate family members (each, a “Related Party”) have a direct or indirect material interest (including any transactions requiring disclosure under Item 404 of Regulation S-K) (“Related Party
Transaction”).
The Audit Committee may delegate authority to review Related Party Transactions to one or more Audit Committee members, except for a transaction involving an Audit Committee member. Any determinations made under such delegated authority must be promptly reported to the full Audit Committee, which may ratify or reverse such determination.
Standards for Approval of Transactions
The Audit Committee will analyze the following factors, in addition to any other factors the Audit Committee deems appropriate, in determining whether to approve a Related Party Transaction:
•The position within or relationship of the Related Party with the Company;
•The materiality of the transaction to the Related Party and the Company;
•The business purpose for and reasonableness of the transaction;
•Whether the transaction is comparable to a transaction that could be available to an unrelated party, or is on terms that the Company offers generally to persons who are not Related Parties;
•Whether the transaction is in the ordinary course of the Company’s business; and
•The effect of the transaction on the Company’s business and operations.
A Related Party Transaction will only be approved by the Audit Committee if the Audit Committee determines that the Related
Party Transaction is in the best interests of the Company and its shareholders.
Transactions with Related Parties during Fiscal Year 2026
Item 404 of Regulation S-K requires that we disclose any transactions between Amcor and any related parties, as defined by
Item 404, in which the amount involved exceeds $120,000 and in which any related party had or will have a direct or indirect material interest. During fiscal year 2026, there were no Related Party Transactions meeting the requirements of Item 404 of
Regulation S-K.

Amcor plc | 2026 Proxy Statement	27

Security Ownership of Directors
and Executive Officers
The following table lists the beneficial ownership of our ordinary shares as of September 16, 2026 by each Director, each of our Executive Officers named in the Summary Compensation Table in this proxy statement, and all our current Directors and
Executive Officers as a group. Percentage of outstanding shares is based on 462,345,690 shares outstanding as of
September 16, 2026.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1) (#)	Percentage of Outstanding Shares (%)

Achal Agarwal	20,649.20	*
Susan Carter	14,260.40	*
Graham Chipchase	3,031.80	*
Jonathan F. Foster	61,129.80	*
Lucrèce Foufopoulos-De Ridder	8,760.40	*
James T. Glerum, Jr.	17,336.75	*
Graeme Liebelt	50,297.20	*
Tom Long	15,486	*
Jill A. Rahman	16,507	*
Stephen E. Sterrett	81,345.40	*
Peter Konieczny	264,572.60	*
Michael Casamento(2)	147,104.60	*
Jean-Marc Galvez	155,288.60	*
Stephen R. Scherger	26,535.40	*
Fred Stephan(3)	67,494	*
Susana Suarez Gonzalez	33,922.40	*
Ian Wilson	217,239.80	*
Ryan D. Yost	0	*
All Current Executive Officers and Directors as a Group (16 persons)	1,200,961.35	*
*Indicates less than 1%.
(1)Includes any ordinary shares that the named individuals may acquire beneficial ownership of within 60 days of September 16, 2026 pursuant to RSUs or PSUs or upon exercise of Options as follows: Mr. Konieczny — 90,213, Mr. Casamento — 0 (as of November 10.
2025), Mr. Scherger — 0, Mr. Galvez  — 0, Mr. Stephan — 0 (as of June 15, 2026), and Mr. Yost — 0. The amounts disclosed here include securities over which the individual has, or, with another shares, directly or indirectly, voting or investment power, including ownership by certain relatives and ownership by trusts for the benefit of such relatives.
(2)Information as of November 10, 2025, the date Mr. Casamento was no longer a Section 16 officer. Mr. Casamento’s employment with the
Company has ended.
(3)Information as of June 15, 2026, the date Mr. Stephan was no longer a Section 16 officer. Mr. Stephan’s employment with the Company will end on October 31, 2026.

Amcor plc | 2026 Proxy Statement	28

Security Ownership
of Certain Beneficial Owners
The only persons known to us to beneficially own, as of September 16, 2026, more than 5% of our outstanding ordinary shares are set forth in the following table, each as reflected in the most recent Schedule 13G/A filed by such person.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percent of Outstanding Shares (%)

BlackRock, Inc.(1) 50 Hudson Yards New York, NY 10001	31,114,145	6.73%
State Street Corporation(2) 1 Congress Street, Suite 1 Boston, MA 02114	29,214,378	6.32%
Invesco Ltd.(3) 1331 Spring Street NW, Suite 2500 Atlanta, GA 30309	23,313,594	5.04%
M&G plc(4) 10 Fenchurch Avenue London, EC3M 5AG	25,183,844	5.45%
(1)Based on information contained in a Schedule 13G/A reflecting holdings as of June 30, 2025 filed by such beneficial holder with the SEC on July 16, 2025, BlackRock has sole voting power over 23,398,019 shares, and sole dispositive power over 31,114,145 shares. These numbers have been adjusted to reflect the Company’s 1-for-5 reverse stock split effective as of January 14, 2026.
(2)Based on information contained in a Schedule 13G/A reflecting holdings as of March 31, 2026 filed by such beneficial holder with the
SEC on May 12, 2026, State Street Corporation has shared voting power over 21,497,144 shares and shared dispositive power over
929,199,357 shares.
(3)Based on information contained in a Schedule 13G reflecting holdings as of March 31, 2026 filed by such beneficial holder with the SEC on August 16, 2026, Invesco has sole voting power over 23,073,376 shares and sole dispositive power over 23,313,594 shares.
(4)Based on information contained in a Schedule 13G reflecting holdings as of March 31, 2026 filed by such beneficial holder with the SEC on April 27, 2026, M&G plc has sole voting power over 24,995,342 shares and sole dispositive power over 25,183,844 shares.

Amcor plc | 2026 Proxy Statement	29

Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and Executive Officers, and persons who own more than 10% of a registered class of our equity securities, such as our ordinary shares, to file with the SEC initial reports of ownership and reports of changes in ownership of ordinary shares and other equity securities of the Company. To our knowledge, based solely on a review of the copies of the reports and amendments thereto filed electronically with the SEC and representations that no other reports were required, we believe that during fiscal 2026, no Director, Executive Officer, or greater than 10% shareholder failed to file on a timely basis the reports required by Section 16(a), other than a late Form 4 that was filed for Stephen R. Scherger on November 17, 2025 reporting 284,503 restricted share units acquired on November 10,
2025 and a late Form 4 that was filed for Michael Casamento on November 19, 2025 reporting 253,631 employee stock options acquired on September 15, 2025.

Amcor plc | 2026 Proxy Statement	30

Executive Compensation
Discussion and Analysis
The Executive Compensation Discussion and Analysis section describes the key elements of our compensation program and fiscal year 2026 compensation decisions for our named executive officers (“NEOs”).
Named Executive Officers
For fiscal year 2026 (July 1, 2025 – June 30, 2026), our NEOs were:

PETER KONIECZNY	Chief Executive Officer ("CEO")
STEPHEN SCHERGER	Executive Vice President and Chief Financial Officer ("CFO")
JEAN-MARC GALVEZ	Division President, Global Rigid Packaging Solutions ("GRPS")
IAN WILSON	Executive Vice President, Strategic Development ("SDG")
MICHAEL CASAMENTO(1)	Former Executive Vice President and Chief Financial Officer
L. FREDERICK (FRED) STEPHAN(2)	Former Division President, Global Flexible Packaging Solutions ("GFPS")
(1)Mr. Casamento stepped down from his officer role at Amcor effective as of November 10, 2025.
(2)Mr. Stephan retired from his officer role at Amcor effective as of June 15, 2026.

Amcor plc | 2026 Proxy Statement	31

Introduction and Fiscal Year 2026 Highlights
Our executive compensation framework plays a key role in aligning compensation to business strategy and outcomes that deliver value to shareholders.
A Compensation Approach Appropriate for a Truly Global Company
We are a global company with a diverse group of executives working in a range of different countries with responsibilities that extend beyond their respective geographic locations. Our compensation approach is grounded in U.S. market practice to account for competitive conditions internationally and serves to attract and retain leaders with the experience and ability to perform in a complex global environment. These same leaders are attractive potential candidates for competitors both within the packaging sector and other industries.
Emphasis on Variable, Performance-Based, At-Risk Compensation
As set forth in the “Elements of Compensation” section of this proxy, our programs focus on variable, performance-based, at-
risk compensation to incentivize strong performance and delivery of outcomes that align with the interests of our shareholders.
Fiscal Year 2026 Incentive Outcomes - Highlights
Incentive outcomes demonstrate the link between financial performance and incentive outcomes.

	Short-Term Incentive	Long-Term Incentive

Outcome	Some targets met	Some targets met

Highlights
•Total recordable incident rate (TRIR) of 0.47 and 53% of sites operating injury-free for over 12 months
•Net sales of $23.5 billion
•GAAP net income of $1,106 million
•Adjusted EPS of $4.02
•Adjusted EBITDA of $3,673 million
•Free cash flow of $1,303 million

•Relative Total Shareholder Returns (“TSR”)
performance at 41st percentile (above 35th
percentile threshold)
•Although we delivered double-digit EPS growth
in 2026, the average 3-year adjusted EPS
growth of 4.1% did not meet the target range of
5-10%

Compensation Policy
Compensation Objectives
Our executive compensation strategy, frameworks, and programs are designed to:
•Align compensation to business strategy and outcomes that deliver value to our shareholders.
•Drive a high-performance culture by setting challenging objectives and rewarding high-performing individuals.
•Ensure compensation is competitive in the relevant employment marketplace to support the attraction, engagement, and retention of executive talent.
Compensation Decision-Making
The Compensation Committee is responsible for determining, in consultation with the Board of Directors, a framework for the compensation of our Senior Executives (defined as our NEOs and other executives reporting to the CEO). This is to ensure that these executives are motivated to pursue the long-term growth and success of the Company and that there is a clear relationship between performance and executive compensation. The CEO reviews the annual compensation levels for each of our other Senior Executives and makes recommendations for any changes to the Compensation Committee, who ultimately reviews and approves annual compensation levels, taking into account those recommendations and other considerations it deems appropriate. The Compensation Committee reviews the annual compensation levels for the CEO and makes recommendations for any changes to the Board of Directors, who approve any changes. The CEO makes no recommendation with respect to his own compensation levels.
The Compensation Committee is also responsible for reviewing leadership talent to ensure that our leaders are of world-class quality and that succession depth for key leadership roles is sufficient to deliver sustainable business success. It also undertakes an annual formal evaluation of the performance of the CEO.
Use of Compensation Consultants
Where appropriate, the Compensation Committee seeks advice from independent compensation consultants in determining appropriate executive compensation actions. In fiscal year 2026, the Compensation Committee used FW Cook as its external

Amcor plc | 2026 Proxy Statement	32

independent executive compensation consultant to understand market practice and review market data relevant for making compensation determinations for key executive roles.
Use of Peer Company and Competitive Market Data
Due to the global scope of our business and the unique competitive environment in which we operate, a range of benchmarking data is used when making individual compensation decisions. Given we are an international company with a diverse group of Senior Executives, working in a range of different countries, whose responsibilities extend beyond their own geographic location, we need to be able to attract and retain Senior Executives who are global leaders with the experience and ability to perform in this environment.
For fiscal year 2026 compensation benchmarking purposes, the Compensation Committee referenced multiple compensation benchmarks from a carefully selected peer group of U.S.-based publicly-traded companies of comparable size and global scale (the “Compensation Peer Group”) that compete for selected executive talent with global or regional experience and responsibilities. We review our Compensation Peer Group on an ongoing basis and update it as necessary. This approach informs competitive pay structures for our executives, grounded in U.S. market practice while accounting for competitive conditions across a number of international markets. No changes were made to the Compensation Peer Group for fiscal year
2026.
COMPENSATION PEER GROUP:

3M Company	Emerson Electric Company
Alcoa Corporation	Graphic Packaging Holding Company
Avery Dennison Corporation	International Flavors & Fragrances, Inc.
Ball Corporation	International Paper Company
Carrier Global Corporation	Johnson Controls International, plc
Colgate-Palmolive Company	Kimberly-Clark Corporation
Corning, Inc.	Nucor Corporation
Crown Holdings, Inc.	PPG Industries, Inc.
Eastman Chemical Company	Smurfit Westrock plc
Eaton Corporation plc	The Sherwin Williams Company
Elements of Compensation
For fiscal year 2026, we compensated our NEOs using a combination of fixed and variable compensation plans. The primary elements of our executive compensation programs were:
•Base salaries
•Short-term incentive (STI)
•Long-term incentive (LTI)
Greater emphasis was placed on variable compensation with the CEO receiving 86% of his target compensation as variable compensation and the other NEOs receiving 79% (on average) of their target compensation as variable compensation, as shown below.
(1)

14%
21%
● Base salary
● Short-term Incentive
● Long-term Incentive
● Variable Pay – At Risk
17%
59%
20%
69%
86%
79%
(1)Represents an average across all NEOs, other than the CEO.

Amcor plc | 2026 Proxy Statement	33

We believe that these components, taken together, promote the compensation objectives described above.
In determining the amounts payable with respect to each element, and the relative weighting of the various elements for each of our NEOs, the Compensation Committee considers the compensation elements, weightings and levels generally paid for similar roles. We do not have a formal policy regarding allocation among types of compensation other than to ensure overall market competitiveness and to emphasize variable, performance-based, at-risk compensation. As such, our goal is to award compensation that is competitive in relation to the compensation objectives and in the best interest of our shareholders.
Base Salaries
Base salary is intended to provide a fixed component of compensation commensurate with each NEO’s seniority, skillset, experience, role, and responsibilities. Base salaries for NEOs were not increased in fiscal year 2026.
Short-Term Incentive (STI)
For fiscal year 2026, we provided our NEOs with a short-term incentive (“STI”) in the form of an annual, performance-based incentive program that delivered compensation based on achievement of annual business objectives.
Details of the range of potential STI payments, the proportion to be received at “target” performance and the actual payments made in respect of fiscal year 2026 are shown below. The actual outcomes are based on each NEO’s performance against a selected range of business objectives (including safety and financial metrics) on an Amcor and/or division level. Above-target outcomes are only payable based on outperformance against selected financial metrics.

Name	STI % at Target (as % of Base Salary)	STI % Range (as % of Base Salary)	STI % Actual (as % of Target)	STI Payment ($)

Peter Konieczny(1)	120%	0% to 240%	52%	$1,206,543
Steve Scherger(2)	100%	0% to 200%	52%	$328,753
Jean-Marc Galvez(1)	100%	0% to 200%	51%	$552,321
Ian Wilson(1)	80%	0% to 160%	52%	$420,456
Michael Casamento(1)	100%	0% to 200%	52%	$652,680
Fred Stephan	100%	0% to 200%	50%	$576,150
(1)Where STI payments are determined in currencies other than USD, the average foreign exchange rate for the five trading days prior to and including June 30, 2026 was applied to determine the USD equivalent.
(2)The amount reported in this column for Mr. Scherger reflects the pro-rated STI paid in connection with his appointment effective
November 10, 2025, consistent with the terms of his employment letter agreement.
The table below also includes a more detailed analysis of the targets and outcomes for the CEO, CFO and SDG.

Category	Safety Targets	Financial Targets

Weighting	5%	95%

Outcome	Safety Target Achieved	Financial Targets Partly Met

Comments	•Total recordable incident rate (TRIR) of 0.47 and 53% of sites operating injury-free for over 12 months	•Net sales of $23.5 billion •GAAP net income of $1,106 million •Adjusted EPS of $4.02 •Adjusted EBITDA of $3,673 million •Free cash flow of $1,303 million
The remaining NEOs’ targets and weightings were specific to their scope of accountability and division.
•All NEOs had a safety objective to reduce recordable cases.
•Financial metrics included both consolidated Amcor and division-specific metrics, including earnings, cash flow and growth metrics. Metrics and weightings for each ensured NEOs were incentivized to focus on objectives specific to their respective divisions.
The performance targets for consolidated Amcor results are consistent with those of the CEO, CFO and SDG. Performance targets related to a division’s performance are established based on annual operating plans (which are considered

Amcor plc | 2026 Proxy Statement	34

commercially sensitive) and are determined by definitive and objective criteria set at levels intended to be challenging and require significant leadership effort, substantial achievement, and measurable value creation for payout to occur.
Long-Term Incentive (LTI)
The objective of our LTI plan is to reward the achievement of long-term sustainable business outcomes, which is consistent with the Company’s objective of value creation for our shareholders.
LTI grants during fiscal year 2026
For fiscal year 2026, the Compensation Committee adopted an updated LTI design in connection with the closing of Amcor's merger with Berry Global and its ongoing review of the Company's executive compensation programs to ensure they continue to move closer towards United States market practice, are effective in attracting and retaining key talent, and remain aligned with shareholder interests. As part of this review, and in light of the Company's increased presence in the United States, the
Compensation Committee evaluated the competitiveness and effectiveness of the program to drive appropriate performance outcomes. Fiscal year 2026 awards consist of grants of performance share units, share options and restricted share units, representing 60%, 20% and 20% of the total award value, respectively, each as described below. This weighting reflects the
Committee's intent to emphasize performance-based, at-risk compensation.
Performance Share Units (“PSUs”):
Performance-based awards have a three-year performance period that began July 1, 2025 and will end June 30, 2028.
Dividend equivalents accrue on PSUs and are paid at vesting based on the number of shares ultimately earned. Vesting is determined at the end of the performance period based on performance against two equally weighted metrics: adjusted EPS with an adjusted RoAFE gateway and relative TSR measured against a peer group of companies (the "TSR Peer Group"), each as described below. The combination of adjusted EPS and relative TSR ensures that management is rewarded for achieving profitable growth while remaining aligned with shareholders' experience of the Company's relative performance.
•Half of the award is determined based on constant currency adjusted EPS growth over a three-year performance period, with 8% average annual adjusted EPS growth resulting in threshold level vesting for this portion of the award, 12%
average annual adjusted EPS growth resulting in target level vesting for this portion of the award, and 15% average annual adjusted EPS growth resulting in maximum level vesting for this portion of the award (subject to linear interpolation between these points). There is a further condition that Amcor’s adjusted RoAFE is at or above 12% in the final year. If average annual adjusted EPS growth is less than 8%, or adjusted RoAFE is less than 12%, this portion of the award will not vest(1).
•The other half of the award is based on relative TSR performance over a three-year performance period against the TSR
Peer Group, with 35th percentile TSR resulting in threshold level vesting for this portion of the award, 50th percentile TSR resulting in target level vesting for this portion of the award, and 75th percentile TSR resulting in maximum level vesting for this portion of the award (subject to linear interpolation between these points). There is no vesting of this portion of the award for performance below the 35th percentile.
The Compensation Committee, after careful review and input from FW Cook, determined no updates to the TSR Peer Group were necessary for fiscal year 2026 other than the removal of Sealed Air Corporation following its acquisition(3).
TSR Peer Group(2):

Ansell Limited	Graphic Packaging Holding Company	Sealed Air Corporation(3)
AptarGroup, Inc.	Huhtamäki Oyj	Silgan Holdings, Inc.
Avery Dennison Corporation	International Paper Company	Smurfit Westrock plc
Ball Corporation	Johnson & Johnson	Sonoco Products Company
Brambles Limited	Mondelez International, Inc.	The Kraft Heinz Company
Coles Group Limited	Nestlé S.A.	The Procter & Gamble Company
Conagra Brands, Inc.	O-I Glass, Inc.	Treasury Wine Estates Limited
Crown Holdings, Inc.	Orora Limited	Unilever PLC
Danone S.A.	Packaging Corporation of America	Wesfarmers Limited
General Mills, Inc.	PepsiCo, Inc.	Woolworths Group Limited
(1)The Board has flexibility to adjust the EPS and RoAFE hurdles, or adjust the structure of these hurdles, to ensure they remain appropriate in the event of material events or strategic initiatives that affect the relevance of the performance conditions.
(2)Certain events may occur (e.g. M&A, public to private transactions) that could affect the composition of the peer group. The Board has, accordingly, retained discretion to determine how those events will be treated at the time they arise. This may result in the alteration of the composition of the peer group from time to time. The Board also retains the discretion to deal with any other material event that affects the relevance of any member in the peer group.
(3)As of April 2026 Sealed Air Corporation is no longer included in the TSR Peer Group as a result of Clayton, Dubilier & Rice’s acquisition.

Amcor plc | 2026 Proxy Statement	35

Share Options (“Options”):
Options deliver value only when the Company's share price increases following the grant date, thereby providing direct alignment with shareholders' experience of the Company's share price growth. Options vest after three years and expire ten years from the grant date.
Restricted Share Units (“RSUs”):
RSUs are time-based equity awards that vest annually on a pro-rata basis over a three-year period. Dividend equivalents accrue on RSUs and are paid upon vesting. RSUs provide retention and support alignment with shareholders through further exposure to the Company’s share price.
The Company’s former equity programs (LTI and STI-Deferred Equity Plan) have been replaced by this new program.
Transaction-based LTI (“T-LTI”) grants during fiscal year 2026
In support of the integration of Berry Global, the Compensation Committee approved a one-time, transaction-based LTI award to our Senior Executives and a select group of other key executives with direct responsibility for integration execution and delivery against the value creation commitments made to shareholders in connection with the Merger. The Compensation
Committee determined that the closing of the Merger materially raised performance expectations for the combined company, particularly with respect to adjusted EBITDA, and that a supplemental long-term award tied directly to those expectations was appropriate to incentivize stepped-up performance, support retention of key talent, and reinforce alignment with shareholder interests. These awards consist of PSUs and Options, representing approximately 70% and 30% of the total award value, respectively, each as described below.
PSUs:
The PSU component is structured around a single performance condition: achievement of a combined company adjusted
EBITDA target in the third and final year of the performance period (July 1, 2027 to June 30, 2028), which began July 1, 2025.
The adjusted EBITDA target was set in line with multi-year organic growth projections and estimated synergy targets that were developed in connection with, and disclosed, at the time of the Merger.  If the target is met or exceeded, the award vests in full;
if the target is not achieved, the award is forfeited in its entirety. Dividend equivalents accrue on PSUs and are paid at vesting based on the number of shares ultimately earned.
Options:
Options granted under this program are structured on the same terms as the share options described in the "LTI grants during fiscal year 2026" section above.
The Compensation Committee, after careful review and input from FW Cook, determined that this structure provides a direct linkage between executive compensation and the delivery of Merger integration commitments, while serving as a meaningful retention tool for the combined organization.
LTI vested during fiscal year 2026
LTI awards eligible to vest during fiscal year 2026 were granted in 2023 and had a three-year performance period that ended on June 30, 2026. The performance conditions applicable to this plan were relative TSR and adjusted EPS with an adjusted
RoAFE gateway. Relative TSR performance against the TSR Peer Group was at the 41st percentile, resulting in 34.6% vesting of the TSR portion of the award, equivalent to 17.3% of the total award. Although we delivered double-digit EPS growth in
2026, average adjusted EPS performance of 4.1% did not meet the target range of 5-10% resulting in no vesting under this metric.
Policies and Practices Relating to the Timing of Equity Awards
We generally grant annual equity-based awards during the first quarter of our fiscal year, on a predetermined date following our Compensation Committee’s approval of the awards, although such timing may change from year to year.  The Committee also may consider and approve interim or mid-year grants, or grants made on another basis, from time to time based on business needs, changing compensation practices or other factors, in the discretion of the Committee.  The Committee does not take into account material nonpublic information in determining the timing and terms of equity-based awards, and we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Senior Executive Retention Share Plan (“SERSP”)
We use the SERSP on a limited basis at recruitment to replace existing awards from previous employers or as a retention mechanism for selected executives. In connection with the CFO transition (as set forth in the “Employment Agreements”
section of this proxy statement) the Compensation Committee approved awards for Mr. Scherger to provide a buyout for a portion of his outstanding equity awards at his previous employer. Details of this grant are set forth in the “2026 Grants of Plan-
Based Awards” section of this proxy statement.

Amcor plc | 2026 Proxy Statement	36

Perquisites
We provide perquisites to our NEOs on a limited basis. These include limited personal use of the corporate aircraft by our CEO as approved by the Compensation Committee.
Other Compensation
In connection with the CFO transition, the Compensation Committee and the Board approved a one-time cash payment of
$500,000 to Mr. Scherger, payable in February 2026.  The Compensation Committee approved this award as a sign-on award to provide an additional incentive for Mr. Scherger to accept his offer of employment. Mr. Scherger is also eligible for relocation assistance.
Employment Agreements
Each of our NEOs has entered into an employment letter agreement, which generally provides for compensation terms
(including base salary, STI and LTI opportunity, and in limited circumstances, retention incentives or sign-on awards), and other perquisites and benefits described elsewhere in the “Executive Compensation Discussion and Analysis” section. The employment letter agreements for our NEOs generally provide for 12 months’ base salary as severance or 12 months’
advance notice if we terminate the NEO’s employment other than for cause or, in the case of the CEO, if the CEO resigns as a result of a good leaver event. The CEO agreement also provides for certain additional payments and benefits upon a termination without cause or as a good leaver, as described below under the heading “Potential Payments Upon Termination or Change in Control.”  The agreements  define or describe “cause” generally to include: (a) certain failures to perform; (b)
certain breaches of agreements; (c) certain convictions or indictments and (d) certain other culpable actions. The CEO’s agreement defines a “good leaver” event to include (x) a material change to the CEO’s authority, duties, or responsibilities and
(y) a reduction in annual base salary or participation level or opportunity in any bonus or other incentive compensation program. The amounts that would have been payable to our NEOs under the employment letter agreements upon a qualifying termination as of June 30, 2026 are set forth below under the heading “Potential Payments Upon Termination or Change in
Control.”
Furthermore, the employment letter agreements include obligations relating to conflicts of interest, confidential information, intellectual property, and competitive activity following a termination of employment for any reason, for the restricted period specified in each employment letter agreement.
Casamento Transition and Separation Arrangement
In October 2025, Mr. Casamento stepped down from his officer role as Executive Vice President and Chief Financial Officer,
effective November 10, 2025. Mr. Casamento remained employed as a special advisor to the Company until June 30, 2026
(the “Departure Date”) to ensure a smooth transition of his duties.
In connection with Mr. Casamento’s departure, he entered into a Mutual Settlement Agreement with the Company, dated
October 8, 2025 (the “Mutual Settlement Agreement”), which serves as an amendment to any relevant clauses included in Mr.
Casamento’s previously existing employment agreement. The Mutual Settlement Agreement provided for the following, in exchange for Mr. Casamento’s execution of a general release of claims, as well as continued compliance with the covenants in the Mutual Settlement Agreement and Mr. Casamento’s previously existing employment agreement: (1) continued base salary at the amount that Mr. Casamento was receiving immediately prior to his departure from his officer role, and continued
benefits, through the Departure Date; (2) a payment in an amount equal to twelve months’ base salary, payable following the
Departure Date; (3) the right to receive the actual cash bonus earned under the STI for the fiscal year ending June 30, 2026;
(4) the continued right to vest in any equity awards issued by the Company for which the vesting date occurred prior to the
Departure Date (contingent on any requirements for vesting being met), including those awards issued under the SERSP; (5)
vesting within 30 days after the Departure Date of any unvested awards under the STI-Deferred Equity Plan; (6) treatment under the LTI of various awards based on their status, including (i) the ability to exercise vested but unexercised options or performance rights for 90 days after the Departure Date, and (ii) pro-rated vesting of performance-based equity awards and options to the extent more than half of the performance period had been satisfied as of the Departure Date, with performance tested as of the assessment date and 90 days to exercise following their vesting date; (7) pro-ration of unvested PSUs and options under the fiscal year 2026 transaction-based LTI grants, with performance tested as of the assessment date and the expiration date of the options set in 2035; (8) other than as discussed in (7) herein, cancellation of any equity awards issued under the LTI at July 1, 2025 or later (except that retirement-eligible RSUs that were not part of the STI-Deferred Equity Plan continue to vest on their regular schedule in accordance with the terms and conditions of the applicable award agreements and the equity plan); (9) relocation assistance to Melbourne, Australia; and (10) settlement of his vacation days following the
Departure Date.
In exchange for the payments made under the Mutual Settlement Agreement, Mr. Casamento provided a general release of claims as related to the Company and its affiliates, officers, directors, and shareholders. The Mutual Settlement Agreement and Mr. Casamento’s previously existing employment letter agreement contain customary restrictive covenants relating to non-
competition, non-solicitation, non-disparagement, and confidentiality, for which the payments described above serve as consideration.

Amcor plc | 2026 Proxy Statement	37

Stephan Transition, Retirement and General Release
In June 2026, Mr. Stephan retired from his officer role as the Company’s Division President, Global Flexible Packaging
Solutions, effective June 30, 2026. Mr. Stephan is expected to remain employed as a special advisor to the Company until
October 31, 2026 (the “Retirement Date”) to ensure a smooth transition of his duties.
Mr. Stephan is a party to an employment agreement with the Company’s affiliate, Amcor Flexibles North America, Inc., dated
June 21, 2019, which was modified by letter agreements dated September 5, 2024 and April 30, 2025 between Amcor
Flexibles North America, Inc. and Mr. Stephan. In connection with Mr. Stephan’s retirement, he entered into a Transition,
Retirement Agreement and General Release with the Company, dated June 10, 2026 (the “Transition and Retirement
Agreement”), which agreement, as amended, contemplates the termination of all rights following the Retirement Date under
Mr. Stephan’s existing employment agreement. The Transition and Retirement Agreement provides for the following, in exchange for Mr. Stephan’s execution of a general release of claims, as well as continued compliance with the covenants in the Transition and Retirement Agreement and Mr. Stephan’s existing employment agreement: (1) continued base salary at the amount that Mr. Stephan was receiving immediately prior to his retirement from his officer role, and continued benefits, through the Retirement Date; (2) a cash bonus equal to the bonus, if any is earned, under the STI, pro-rated to reflect the period ending on the Retirement Date, at the same time such bonuses are otherwise paid; (3) accrued benefits including unused paid time off earned through the Retirement Date; (4) the right to elect benefit continuation coverage under COBRA; (5) vesting in full of any unvested STI-Deferred Equity Plan awards held by Mr. Stephan on the Retirement Date; (6) for LTI awards issued prior to July 1, 2025, (i) the ability to exercise vested but unexercised options for 90 days after the Retirement Date, and (ii)
pro-rated vesting of performance-based equity awards and options if more than half of the performance period has been satisfied as of the Retirement Date, with performance tested as of the assessment date and 90 days to exercise following their vesting date; and (7) other than as discussed above, treatment of any other awards granted to Mr. Stephan on or after July 1,
2025 in accordance with the terms and conditions of the applicable award agreements and the equity plan.
In exchange for the payments made under the Transition and Retirement Agreement, Mr. Stephan provided a general release of claims as related to the Company and its affiliates, officers, directors, and shareholders. The Transition and Retirement
Agreement and Mr. Stephan’s existing employment agreement contain customary restrictive covenants relating to non-
competition, non-solicitation, non-disparagement, and confidentiality, for which the payments described above serve as consideration.
Executive Change in Control Plan
Effective as of September 23, 2025, we adopted an Executive Change in Control Severance Plan (a “CIC Plan”) which is typical practice for companies in our peer group. It is intended to provide “double trigger” severance protections to covered executives, including our current NEOs, in the event of a qualifying termination of employment in connection with change in control (as defined in the CIC Plan). The Compensation Committee approved the CIC Plan to encourage eligible executives’
full attention and dedication to the Company in the event of any possible or pending change in control despite the personal uncertainties that may accompany such a situation and to provide them with compensation and benefits upon a change in control consistent with their expectations and competitive practice. The severance benefits under the CIC Plan in the event of a change in control and a related termination without cause or a resignation for good reason would include cash severance equal to a multiple of base salary and target bonus (2x for our CEO and 1x for our other NEO participants), a pro rata bonus, accelerated vesting of equity awards and a limited period of post-employment healthcare coverage for U.S. participants.
Minimum Shareholding Policy
A minimum shareholding policy is in place in order to strengthen alignment of the interests of our NEOs with value creation for our shareholders. Under the minimum shareholding policy, the CEO and each of his or her direct reports, including each of our
NEOs, must build and maintain a minimum shareholding of Amcor shares. Our CEO is required to acquire and maintain ownership of Amcor shares (excluding vested options, unvested options and unvested PSUs) with a value equivalent to 500%
of base salary, and each of our CEO’s direct reports, including each of our other active NEOs, are required to acquire and maintain ownership of Amcor shares (excluding vested options, unvested options and unvested PSUs) with a value equivalent to 300% of base salary. These executives are required to attain these minimum shareholding requirements progressively within five years of becoming subject to the minimum shareholding policy.
Hedging and Pledging Policy
Our equity award agreements contain a provision restricting participants from hedging or pledging the value of the award or entering into a derivative agreement in respect of the award. Equity award recipients include all of our executive officers,
Directors and certain employees. Any breach of the hedging or pledging restriction could result in cancellation or forfeiture of the award, at the discretion of the Board. In addition, our Insider Trading Policy prohibits members of the Board and senior personnel of the Company from short-selling or trading in derivative securities related to Amcor’s equity securities, with the exception of trading in derivative securities received pursuant to a Company compensatory or benefit plan.

Amcor plc | 2026 Proxy Statement	38

Insider Trading Policy
Our Board of Directors has adopted an Insider Trading Policy which governs the purchase, sale, and/or other dispositions of our securities by our directors, officers, other key employees, and covered persons which we believe is reasonably designed to ensure compliance with applicable insider trading rules, regulations, and listing standards. For more information, please see the description of our Insider Trading Policy in our most recent Annual Report on Form 10-K.
Compensation Recovery Policy
Effective as of October 2, 2023, we adopted a compensation recovery policy (“Compensation Recovery Policy”) governing the recovery of erroneously awarded incentive-based compensation consistent with the requirements of the SEC and the NYSE.
The Compensation Recovery Policy provides that, if we are required to prepare a qualifying accounting restatement, then, unless an exception applies, we will recover reasonably promptly the excess of (1) the amount of incentive-based compensation received by a person who served as a covered officer at any time during the applicable performance period during the three completed years immediately preceding the date we are required to prepare the accounting restatement over
(2) the amount that would have been received had it been determined based on the restated financials. The Compensation
Recovery Policy applies to incentive-based compensation received by a covered officer on or after October 2, 2023.
In addition to the Compensation Recovery Policy, a clawback policy is in place that allows the Board of Directors to cancel awards in the event of fraud, dishonesty, breach of obligations, financial misstatements, or if awards were made on the basis of a misrepresentation or an omission, or on the basis of facts or circumstances that were later proven to be untrue or inaccurate.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item
402(b) of Regulation S-K with management, and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the proxy statement.
The Compensation Committee:
Nicholas T. Long (Tom) (Chair)
Achal Agarwal
Lucrèce Foufopoulos-De Ridder
Jill A. Rahman

Amcor plc | 2026 Proxy Statement	39

Executive Compensation Tables
2026 Summary Compensation Table
The following table sets forth summary information concerning the compensation earned by our NEOs during fiscal years
2026, 2025, and 2024. Movements in exchange rates also have an impact on amounts reported for certain NEOs who are not paid in U.S. dollars. This is notable for salaries that appear higher due to the impact of a weakening U.S. dollar and not because of increases.
The “Stock Awards” and “Option Awards” values for fiscal year 2026 for our NEOs include the one-time transaction-based LTI grants made in connection with the Merger. These are separate from our regular annual grants and increased the “Total”
compensation values shown for fiscal year 2026. The NEOs will not realize any value from the one-time grants until 2028 and unless the PSUs satisfy an adjusted EBITDA target set in line with the growth and synergy commitments made to shareholders at the time of the Merger. Furthermore, the NEOs will not realize any value from the usual LTI grants until 2028 and unless the
PSUs satisfy an adjusted EPS and TSR target. The Company's share price must increase for any value to be delivered from the Options. Details of these awards are described in the  “Elements of Compensation – Long-Term Incentive (LTI)” section above.
Excluding the value of the one-time grants and one-off items related to Mr Scherger’s appointment as part of the CFO transition, the fiscal year 2026 “Total” compensation values would be as follows: $13,729,806 for Mr. Konieczny, $3,636,509 for
Mr. Scherger, $5,508,717 for Mr. Galvez, $3,727,812 for Mr. Wilson, $6,525,251 for Mr. Casamento, and $5,375,783 for Mr.
Stephan. Target compensation levels reflect appropriate positioning relative to the Compensation Peer Group, a select group of U.S.-based publicly-traded companies of comparable size and global scale (as described in the “Use of Peer Company and
Competitive Market Data” section above).
LTI grants for Messrs Casamento and Stephan may be pro-rated or cancelled in accordance with their transition/ separation/
retirement agreements.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

Peter Konieczny(1) Chief Executive Officer ("CEO")	2026	1,991,739		12,529,313	3,949,837	1,206,543	470,871	20,148,303
	2025	1,822,278		3,879,938	996,984	1,403,397	355,732	8,458,329
	2024	1,474,000		4,049,852	660,765	961,646	334,656	7,480,919
Steve Scherger Executive Vice President and Chief Financial Officer ("CFO")	2026	638,356	500,000	5,894,050	1,084,770	328,753	16,077	8,462,006
	2025
	2024
Jean-Marc Galvez(1) Division President, Global Rigid Packaging Solutions ("GRPS")	2026	1,109,190		4,186,498	1,319,787	552,321	485,576	7,653,372
	2025
	2024
Ian Wilson(1) Executive Vice President, Strategic Development ("SDG")	2026	1,036,389		3,383,812	1,146,067	420,456	115,949	6,102,673
	2025	992,571		1,349,204	344,223	505,256	130,205	3,321,459
	2024
Michael Casamento(1) Former Executive Vice President and Chief Financial Officer	2026	1,292,918		3,725,647	1,025,367	652,680	661,184	7,357,796
	2025	1,175,358		2,038,465	537,288	652,418	634,016	5,037,545
	2024	1,126,883		3,611,194	534,905	681,693	584,814	6,539,489
Fred Stephan Former Division President, Global Flexible Packaging Solutions ("GFPS")	2026	1,150,000		4,377,497	1,379,993	576,150	134,640	7,618,280
	2025	1,130,807		2,080,131	585,966	424,581	126,864	4,348,349
	2024	1,045,440		3,430,772	501,555	527,237	110,287	5,615,291
(1)Where NEOs are paid in a currency other than USD, the amount is converted to USD using the average exchange rate for the fiscal year.
Messrs. Konieczny, Galvez, and Casamento are paid in CHF (1 CHF = 1.2604 USD). Mr. Wilson is paid in GBP (1 GBP = 1.3420 USD).
(2)The amount reported in this column for Mr. Scherger reflects a one-time sign-on payment paid in connection with his appointment as
Executive Vice President, Chief Financial Officer, effective November 10, 2025.

Amcor plc | 2026 Proxy Statement	40

(3)The amounts in these columns represent the grant-date fair value of performance share units, restricted share units (in the "Stock
Awards" column), and share options (in the "Option Awards" column) granted under the LTI and Transaction-based LTI for fiscal year
2026, calculated pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic
718"). The assumptions used in determining the fair value of these awards are disclosed in the footnotes to the Company's financial statements in its Annual Report on Form 10-K for the year ended June 30, 2026. Amounts for performance share units granted in fiscal year 2026 reflect the grant date fair value at target-level performance. If the maximum level of performance is achieved, the maximum grant date fair value of the Stock Awards column would be: Mr. Konieczny, $15,491,698; Mr. Scherger, $6,818,999; Mr. Galvez,
$5,176,339; Mr. Wilson, $4,018,362; Mr. Casamento, $4,879,448; and Mr. Stephan, $5,412,497. Amounts for performance share units granted in fiscal years 2024 and 2025 reflect the maximum grant date fair value.
(4)Amounts represent STI payments earned for fiscal year 2026. For a description of the methodology applied in determining the STI payments, refer to the section above “Elements of Compensation - Short-Term Incentive (STI).” Where STI payments were determined in currencies other than USD, the average foreign exchange rate for the five trading days prior to and including June 30, 2026 was applied to determine the USD equivalent for fiscal year 2026.
(5)The elements of compensation included in the “All Other Compensation” column for fiscal year 2026 are set forth in the “2026 Benefits,
Relocation Expenses, Plan Contributions and Tax-Related Payments (the “All Other Compensation” Column)” table below.
2026 Benefits, Relocation Expenses, Plan Contributions and Tax-Related
Payments (the “All Other Compensation” Column)

Name	Fiscal Year	Non-Monetary Benefits ($)(1)	Relocation & Expatriate Expenses ($)(2)	Taxes Paid by Employer Related to Relocation & Expatriate Expenses ($)	Employer Contributions to Defined Contribution Plans ($)	Other ($)(3)	Total ($)

Peter Konieczny	2026	140,597	—	46,437	252,597	31,240	470,871
Steve Scherger	2026	—	—	—	16,077	—	16,077
Jean-Marc Galvez	2026	48,394	192,813	—	244,369	—	485,576
Ian Wilson	2026	115,949	—	—	—	—	115,949
Michael Casamento	2026	44,388	226,880	137,319	252,597	—	661,184
Fred Stephan	2026	20,623	—	—	111,930	2,087	134,640
(1)These benefits include costs such as healthcare, company car costs, and tax advisory costs to assist with the filing of domestic and foreign tax returns.
(2)Expenses associated with relocation and expatriate expenses may include a combination of (i) relocation costs and (ii) ongoing benefits related to that relocation.
(3)Includes incremental amount of personal use of the Company aircraft for Mr. Konieczny totaling $31,240 for fiscal 2026.
2026 Grants of Plan-Based Awards
The table below sets forth information regarding grants of plan-based awards made to our NEOs during fiscal year 2026. All ordinary share numbers and exercise prices in this proxy statement reflect the impact of the 1-for-5 reverse stock split that became effective on January 14, 2026.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Options Awards(6)
Name	Grant Type	Grant Date	Award (Approval) Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)

Peter Konieczny	STI-Cash(1)			0	2,390,087	4,780,175
	LTI RSUs(2)	9/15/25	8/06/25							47,703			1,974,921
	LTI PSUs(3)	9/15/25	8/06/25				71,555	143,110	286,221				6,110,814
	LTI Options(4)	9/15/25	8/06/25								391,073	41.40	1,974,919
	T-LTI PSUs(3)	9/15/25	8/06/25					107,333					4,443,578
	T-LTI Options(4)	9/15/25	8/06/25								391,073	41.40	1,974,919

Amcor plc | 2026 Proxy Statement	41

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Options Awards(6)
Name	Grant Type	Grant Date	Award (Approval) Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)

Steve Scherger	STI-Cash(1)			0	1,000,000	2,000,000
	LTI RSUs(2)	11/10/25	8/06/25							12,520			527,735
	LTI PSUs(3)	11/10/25	8/06/25				18,781	37,561	75,123				1,617,957
	LTI Options(4)	11/10/25	8/06/25								100,521	42.15	507,631
	T-LTI PSUs(3)	11/10/25	8/06/25					32,028					1,349,997
	T-LTI Options(4)	11/10/25	8/06/25								114,285	42.15	577,139
	SERSP (5)	11/10/25	8/06/25							56,901			2,398,360
Jean-Marc Galvez	STI-Cash(1)			0	1,109,190	2,218,380
	LTI RSUs(2)	9/15/25	8/06/25							15,939			659,891
	LTI PSUs(3)	9/15/25	8/06/25				23,909	47,818	95,637				2,041,846
	LTI Options(4)	9/15/25	8/06/25								130,672	41.40	659,894
	T-LTI PSUs(3)	9/15/25	8/06/25					35,864					1,484,761
	T-LTI Options(4)	9/15/25	8/06/25								130,672	41.40	659,894
Ian Wilson	STI-Cash(1)			0	829,111	1,658,223
	LTI RSUs(2)	9/15/25	8/06/25							10,218			423,033
	LTI PSUs(3)	9/15/25	8/06/25				15,327	30,655	61,309				1,308,951
	LTI Options(4)	9/15/25	8/06/25								83,769	41.40	423,033
	T-LTI PSUs(3)	9/15/25	8/06/25					39,899					1,651,827
	T-LTI Options(4)	9/15/25	8/06/25								143,175	41.40	723,034
Michael Casamento	STI-Cash(1)			0	1,292,918	2,585,837
	LTI RSUs(2)	9/15/25	8/06/25							18,580			769,204
	LTI PSUs(3)	9/15/25	8/06/25				27,870	55,739	111,478				2,380,064
	LTI Options(4)	9/15/25	8/06/25								152,317	41.40	769,201
	T-LTI PSUs(3)	9/15/25	8/06/25					13,922					576,379
	T-LTI Options(4)	9/15/25	8/06/25								50,726	41.40	256,166
Fred Stephan	STI-Cash(1)			0	1,150,000	2,300,000
	LTI RSUs(2)	9/15/25	8/06/25							16,667			689,997
	LTI PSUs(3)	9/15/25	8/06/25				25,000	50,000	100,000				2,135,000
	LTI Options(4)	9/15/25	8/06/25								136,633	41.40	689,997
	T-LTI PSUs(3)	9/15/25	8/06/25					37,500					1,552,500
	T-LTI Options(4)	9/15/25	8/06/25								136,633	41.40	689,997
(1)Represents the cash component of the incentive compensation opportunity available under the STI Plan for fiscal year 2026. Payments under this plan may range from zero through to maximum payout depending on performance against various financial targets included in the individual’s scorecard.
(2)Represents the issuance of RSUs under the LTI for fiscal year 2026 that are eligible to vest annually over the next three years as outlined in the section above “Elements of Compensation – Long-Term Incentive (LTI)”.
(3)Represents the issuance of PSUs under the LTI for fiscal year 2026 that are eligible to vest in September 2028, subject to performance conditions which are outlined in the section above “Elements of Compensation – Long-Term Incentive (LTI)”.
(4)Represents the issuance of Options under the LTI for fiscal year 2026 that are eligible to vest in September 2028, as outlined in the section above “Elements of Compensation – Long-Term Incentive (LTI)”.
(5)Represents the issuance of RSUs under the SERSP for Mr. Scherger in connection with his appointment as Executive Vice President and Chief Financial Officer, effective November 10, 2025 (as described in the "Senior Executive Retention Share Plan (“SERSP”)"
section above).
(6)Represents the grant date fair value of these awards, calculated pursuant to FASB ASC Topic 718 as disclosed in the footnotes to the
Company’s financial statements in its Annual Report on Form 10-K for the year ended June 30, 2026.

Amcor plc | 2026 Proxy Statement	42

Outstanding Equity Awards at 2026 Fiscal Year-End
The table below sets forth information regarding equity awards outstanding as of June 30, 2026.

			Option Awards					Stock Awards
			Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Unearned Options That Have Not Vested			Shares or Units of Stock That Have Not Vested		Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested
Name	Plan	Grant Year	Exercisable (#)	Unexercisable(1) (#)	Unearned(1) (#)	Option Exercise Price ($/share)	Option Expiration Date	(#)(2)	Market Value(3) ($)	(#)(4)	Market or Payout Value(3) ($)

Peter Konieczny	STI - Deferred Equity	2026(6)						15,295	663,021
		2025(7)						9,753	422,801
	Long-Term Incentive	2026(8)		391,073		41.40	9/15/35	47,703	2,067,942	143,110	6,203,836
		2025(9)			108,960	55.60	9/16/34			76,400	3,311,940
		2024(10)	15,768			46.75	9/15/33
		2023
		2022(11)	26,140			62.00	10/31/27
		2021(12)	48,305			56.05	10/31/26
	Transaction-based LTI	2026(8)		391,073		41.40	9/15/35			107,333	4,652,877
Steve Scherger	Long-Term Incentive	2026(8)		100,521		42.15	9/15/35	12,520	542,759	37,561	1,628,287
	Transaction-based LTI	2026(8)		114,285		42.15	9/15/35			32,028	1,388,431
	SERSP	2026(13)						56,901	2,466,641
Jean-Marc Galvez(5)	Long-Term Incentive	2026(8)		130,672		41.40	9/15/35	15,939	690,973	47,818	2,072,928
		2025(14)						17,525	759,700
		2024(15)		19,334		40.90	11/20/33	38,155	1,654,028
		2023(16)		12,097		36.20	11/25/32
	Transaction-based LTI	2026(8)		130,672		41.40	9/15/35			35,864	1,554,696
Ian Wilson	STI - Deferred Equity	2026(6)						5,506	238,702
		2025(7)						5,616	243,462
	Long-Term Incentive	2026(8)		83,769		41.40	9/15/35	10,218	442,959	30,655	1,328,877
		2025(9)			37,620	55.60	9/16/34			26,360	1,142,706
		2024(10)	8,187			46.75	9/15/33
		2023
		2022(11)	15,245			62.00	10/31/27
		2021(12)	25,870			56.05	10/31/26
	Transaction-based LTI	2026(8)		143,175		41.40	9/15/35			39,899	1,729,630
Michael Casamento	STI - Deferred Equity	2026(6)						7,110	308,236
		2025(7)						6,914	299,713
	Long-Term Incentive	2026(8)		152,317		41.40	9/15/35	18,580	805,434	55,739	2,416,294
		2025(9)			58,720	55.60	9/16/34			41,160	1,784,286
		2024(10)	12,764			46.75	9/15/33
		2023
		2022(11)	21,155			62.00	10/31/27
		2021(12)	34,911			56.05	10/31/26
	Transaction-based LTI	2026(8)		50,726		41.40	9/15/35			13,922	603,527
Fred Stephan	STI - Deferred Equity	2026(6)						4,627	200,589
		2025(7)						5,347	231,810
	Long-Term Incentive	2026(8)		136,633		41.40	9/15/35	16,667	722,497	50,000	2,167,500
		2025(9)			64,040	55.60	9/16/34			44,900	1,946,415
		2024(10)	11,969			46.75	9/15/33
		2023
		2022(11)	19,405			62.00	10/31/27
		2021(12)	34,302			56.05	10/31/26
	Transaction-based LTI	2026(8)		136,633		41.40	9/15/35			37,500	1,625,625
(1)Outstanding Options under the LTI plan granted prior to fiscal year 2026, other than those held by Mr. Galvez (who has existing unvested awards from Berry Global that remain in place as outlined in the Merger agreement), vest based on adjusted EPS growth (subject to an

Amcor plc | 2026 Proxy Statement	43

adjusted RoAFE hurdle) and relative TSR performance. Options granted in fiscal year 2026 are time-based and cliff vest three years from the grant date, as described in the "Elements of Compensation — Long-Term Incentive (LTI)" section above.
(2)Outstanding time-based RSUs granted prior to fiscal year 2026, other than those held by Mr. Galvez, were granted under the STI-
Deferred Equity Plan Awards and will vest by September 2027. RSUs granted in fiscal year 2026 will vest ratably over a three-year period, as described in the "Elements of Compensation — Long-Term Incentive (LTI)" section above.
(3)Market values reported are based on Amcor's closing share price of $43.35 on June 30, 2026, the last day of fiscal year 2026.
(4)Reflects outstanding PSUs under the LTI plan. Regular LTI PSUs vest based on adjusted EPS growth (subject to an adjusted RoAFE hurdle) and relative TSR performance. Transaction-based LTI PSUs vest based on achievement of an adjusted EBITDA target in the third and final year of the performance period, as described in the "Transaction-based LTI grants during fiscal year 2026" section above.
(5)Mr. Galvez's outstanding options and RSUs granted prior to fiscal year 2026 both vest on a graded basis, with remaining tranches vesting in calendar years 2026 and 2027.
(6)Time-based RSUs awarded on September 15, 2025 that will vest by September 1, 2027.
(7)Time-based RSUs awarded on September 16, 2024 vested on August 28, 2026.
(8)Awards of RSUs, Options and PSUs issued on September 15, 2025 under the LTI for fiscal year 2026 as outlined in the section above
“Elements of Compensation – Long-Term Incentive (LTI)”. PSUs shown at target level of performance.
(9)PSUs and options awarded on September 15, 2024 that would be earned based on achieving maximum level of performance.
(10)Unexercised options awarded on September 15, 2023 and vested on August 28, 2026.
(11)Unexercised options awarded on September 15, 2021 and vested on August 28, 2024.
(12)Unexercised options awarded on September 15, 2020 and vested on August 28, 2023.
(13)Time-based RSUs awarded to Mr. Scherger in connection with his appointment as Executive Vice President and Chief Financial Officer,
effective November 10, 2025 (as described in the "Senior Executive Retention Share Plan (“SERSP”)" section above).
(14)Reflects the two remaining unvested tranches of time-based RSUs awarded on November 22, 2024, each representing 33.3% of the original award. The first tranche (33.3%) vested on November 22, 2025. Remaining tranches (33.3% each) will vest on November 22,
2026 and November 22, 2027, respectively.
(15)Reflects the two remaining unvested tranches of time-based Options granted on November 20, 2023, each representing 25% of the original award. The first tranche (25%) vested on November 20, 2024 and the second tranche (25%) vested on April 30, 2025 (upon the closing of the Merger). Remaining tranches (25% each) will vest on November 20, 2026 and November 20, 2027, respectively. RSUs reflect Legacy Berry PSUs that were converted to time-based RSUs upon the closing of the Merger. These RSUs were originally awarded on November 20, 2023 and will cliff vest on October 6, 2026.
(16)Reflects the last remaining unvested tranche of time-based Options granted on November 25, 2022, each representing 25% of the original award. The first tranche (25%) vested on November 25, 2023, the second tranche (25%) vested on November 25, 2024, and the third tranche (25%) vested on April 30, 2025 (upon the closing of the Merger).  Remaining tranche (25%) will vest on November 25, 2026.
2026 Option Exercises and Stock Vested
The table below sets forth certain information with respect to the vesting of PSUs and RSUs held by our NEOs during fiscal year 2026. No options were exercised by our NEOs during fiscal year 2026.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting of Performance Rights/Shares and RSUs (#)	Value Realized on Vesting ($)(1)

Peter Konieczny	—	—	37,643	1,968,561
Steve Scherger	—	—	—	—
Jean-Marc Galvez	—	—	51,879	2,280,528
Ian Wilson	—	—	16,162	838,745
Michael Casamento	—	—	34,843	1,849,413
Fred Stephan	—	—	37,117	1,946,188
(1) The value realized on vesting was calculated using the closing price on the day prior to vesting date.

Amcor plc | 2026 Proxy Statement	44

2026 Nonqualified Deferred Compensation
Our non-qualified deferred compensation plan permits eligible participants to (i) defer up to 50% of their salary and (ii) defer up to 100% of their STI cash payment. Mr Stephan received employer contributions to the plan equal to 7% of his base salary and
STI cash payment that are in excess of the compensation limit for the plan year under Section 401(a)(17) of the Internal
Revenue Code. Mr. Scherger did not receive employer contributions as he joined after the contribution eligibility date for the plan year.
Participants are able to invest these deferrals and contributions across a number of investment options, which make earnings and losses based on the performance of these investments. Account balances are paid out upon a participant’s separation from service or the participant’s disability.
The contributions and earnings under the plan during fiscal year 2026, as well as the account balances under the plan as of the end of fiscal year 2026, for participating NEOs were as follows:

Name	Executive Contributions in Last Fiscal Year (“FY”)(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FY(4)(5) ($)

Steve Scherger	23,077	—	974	—	24,051
Fred Stephan	—	86,730	245,253	—	2,411,767
(1)Amounts in this column are included in either the “Salary” or “Non-Equity Incentive Plan Compensation” columns of the “2026 Summary
Compensation Table.”
(2)Amounts in this column are included in the “All Other Compensation” column of the “2026 Summary Compensation Table.”
(3)Amounts in this column are not included in the “2026 Summary Compensation Table” as the amounts represent investment returns (gains or losses), which are not considered “above market” or “preferential” within the SEC’s definition of those terms for purposes of the
Summary Compensation Table. Our deferred compensation plan provides participants with a subset of investment elections available to all eligible employees under our tax-qualified Section 401(k) plan.
(4)Plan participation start dates for each of our eligible NEOs are as follows: January 1, 2026 for Mr. Scherger and January 1, 2022 for Mr.
Stephan. Balance represents contributions and earnings over the period since each executive’s plan participation start date. Messrs.
Konieczny, Galvez, Wilson, and Casamento are non-U.S. NEOs and as such, not eligible to participate in our non-qualified deferred compensation plan.
(5)Starting in fiscal year 2018, the Company has been subject to U.S. reporting and disclosure of non-qualified deferred compensation.
Since then, total executive and registrant contribution amounts for our eligible NEOs have been reported in each year’s Summary
Compensation Table as follows: $0 for Mr. Scherger and $1,499,287 for Mr. Stephan.
Potential Payments Upon Termination or Change in Control
Compensation and other terms of employment for our current NEOs are formalized in employment letter agreements, as described in the section above titled “Employment Agreements.” In addition to the 12 months of base salary as severance (or
12 months’ advance written notice) that would be required under these agreements on a qualifying termination as described in the section above titled “Employment Agreements,” upon a termination without cause or as a good leaver the CEO’s agreement also would entitle him to: (1) any STI payment previously earned at the time of termination, paid entirely in cash; (2)
a pro-rated portion of the STI award earned for the performance period during which the termination occurs, paid entirely in cash; (3) the vesting in full of all outstanding RSUs granted to him under the STI-Deferred Equity Plan within 30 days after the employment termination date and the vesting in full of the RSUs granted to him at the time he became Interim CEO within 30 days following cessation of active employment; and (4) any other equity awards for which he has completed one-half of the performance or vesting period as of the termination date will continue to vest according to their terms on a pro-rated basis.
As of the end of fiscal year 2026, our STI and LTI grants made on or after July 1, 2025 generally provided for pro rata (in the case of share options, PSUs and STI awards) or full (in the case of RSUs) vesting of the awards (or continued eligibility to become vested) following a qualifying retirement after a specified portion of the vesting or performance period has elapsed.
The grants also generally provided that, on an involuntary termination without cause or due to death or disability after a specified portion of the vesting or performance has elapsed, all or a portion of the award would vest.
Our STI and LTI programs do not provide for any automatic single-trigger vesting or payments in a change of control event;
however the Board has the authority to afford pro-rated incentive payments, vesting of equity awards or other treatment in connection with a change of control event.
As described in the section above titled “Executive Change in Control Severance Plan,” during fiscal year 2026, we adopted the CIC Plan, which provides for severance benefits and vesting of equity-based awards upon a qualifying termination in connection with a change in control.

Amcor plc | 2026 Proxy Statement	45

The table below shows the estimated value of the potential payments and other benefits to which each NEO would have been entitled upon the events described at the end of fiscal year 2026 on the basis of the arrangements that were then in effect as described above, as required by applicable SEC regulations.  Solely for purposes of quantifying amounts in the table below, we have assumed target performance for performance-based awards.  The actual amounts earned, if any, will depend on final performance outcomes.
As described in the section above titled “Employment Agreements”, we have entered into a Mutual Settlement Agreement with
Mr. Casamento and a Transition and Retirement Agreement with Mr. Stephan that provide for payments and other benefits described in that section upon the applicable events addressed in those agreements in lieu of the payments and other benefits in the table below.

Name	Termination Scenarios as of June 30, 2026	Severance(1) ($)	Bonus(1)(2) ($)	Equity-based Incentives(2)(3) ($)	Health and Welfare Continuation(4) ($)	Total ($)

Peter Konieczny	Death / Disability	—	2,390,087	2,160,964	—	4,551,051
	Retirement	—	2,390,087	2,160,964	—	4,551,051
	Involuntary (without Cause) / Good Leaver	1,991,739	2,390,087	4,304,036	—	8,685,862
	Change in Control	3,983,479	4,780,175	19,167,587	—	27,931,241
Steve Scherger	Death / Disability	—	1,000,000	567,174	—	1,567,174
	Retirement	—	—	567,174	—	567,174
	Involuntary (without Cause)	1,000,000	1,000,000	188,886	—	2,188,886
	Change in Control	1,000,000	1,000,000	6,554,956	22,274	8,577,230
Jean-Marc Galvez	Death / Disability	—	1,109,190	3,501,966	—	4,611,156
	Retirement	—	1,109,190	3,501,966	—	4,611,156
	Involuntary (without Cause)	1,109,190	1,109,190	3,020,377	—	5,238,757
	Change in Control	1,109,190	1,109,190	7,802,391	—	10,020,771
Ian Wilson	Death / Disability	—	829,111	462,884	—	1,291,995
	Retirement	—	829,111	462,884	—	1,291,995
	Involuntary (without Cause)	1,036,389	829,111	154,154	—	2,019,654
	Change in Control	1,036,389	829,111	5,879,409	—	7,744,909
Michael Casamento	Death / Disability	—	1,292,918	841,665	—	2,134,583
	Retirement	—	1,292,918	841,665	—	2,134,583
	Involuntary (without Cause)	1,292,918	1,292,918	280,299	—	2,866,135
	Change in Control	1,292,918	1,292,918	7,022,186	—	9,608,022
Fred Stephan	Death / Disability	—	1,150,000	754,997	—	1,904,997
	Retirement	—	1,150,000	754,997	—	1,904,997
	Involuntary (without Cause)	1,150,000	1,150,000	251,436	—	2,551,436
	Change in Control	1,150,000	1,150,000	7,715,829	19,749	10,035,578
(1)Where NEOs are paid in a currency other than USD, the amount is converted to USD using the annual average exchange rate used throughout the fiscal year. Messrs. Konieczny, Galvez, and Casamento are paid in CHF (1 CHF = 1.2604 USD). Mr. Wilson is paid in
GBP (1 GBP = 1.3420 USD).
(2)Solely for purposes of quantifying these amounts, we have assumed target performance for bonus and performance-based equity incentives.  The actual amounts earned, if any, will depend on final performance outcomes.
(3)Calculated based on Amcor's closing share price of $43.35 on June 30, 2026, the last day of fiscal year 2026.
(4)These amounts represent a healthcare coverage subsidy payment, generally equal to the applicable premium cost for the number of years equal to the applicable severance multiple.

Amcor plc | 2026 Proxy Statement	46

CEO Pay Ratio
The following shows the relationship between fiscal year 2026 annual total compensation for our median employee and Mr.
Konieczny, who was serving as our CEO at fiscal year end. We are a truly global company, with employees in over 40 countries and 61% of them located outside of the U.S. during fiscal year 2026 (as shown in the chart below).
The annual total compensation of our median employee, not including our CEO, was $81,922. The annual total compensation of Mr. Konieczny, as reported in the Summary Compensation Table, was $20,148,303. Therefore, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 246 to 1. As outlined in the section above “Elements of Compensation - Long Term Incentive (LTI),” Mr. Konieczny's annual total compensation for fiscal year
2026 included one-time Transaction-Based LTI awards. Excluding these Transaction-Based LTI awards, Mr. Konieczny's annual total compensation would have been $13,729,806. Based on this adjusted amount, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee would have been 168 to 1.
The CEO pay ratio estimate has been calculated in a manner consistent with item 402(u) of Regulation S-K. The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
The process for identifying our median employee involved analyzing annual base compensation (salary and hourly wages) for all full-time, part-time, and temporary employees within the organization, other than the CEO, who were employed on April 1,
2026. At that time, and as permitted by the SEC rules under the 5% “De Minimis Exemption”, we excluded 3,692 non-U.S.
employees, or 4.95% of the total employee population of 74,538 employees. The excluded countries and their employee populations were as follows: Bosnia and Herzegovina (215 employees), Dominican Republic (26 employees), Iceland (1 employee), India (1,462 employees), Morocco (119 employees), Romania (194 employees), South Africa (892 employees),
Tunisia (153 employees), Turkey (319 employees) and Venezuela (311 employees). As a result of these exclusions, our median employee was determined from a total of 70,846 employees. As part of this process, for employees who were paid in a currency other than USD, compensation was converted to USD using the exchange rate on April 1, 2026.
Employee Location by Country
Asia 14%
● China
● Thailand
● Australia
● Other Asia
Americas 52%
● United States
● Brazil
● Mexico
● Peru
● Argentina
● Other Americas
4%
1%
1%
8%
39%
12%
EMEA 34%
● Germany
● France
● Poland
● United Kingdom
● Switzerland
● Other EMEA
1%
6%
4%
5%
5%
3%
6%
1%
3%
1%
Pay Versus Performance Disclosure
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of
Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning our pay-for-performance philosophy and how we align our executive compensation programs with the Company’s performance, refer to the “Executive
Compensation Discussion and Analysis” section.

Amcor plc | 2026 Proxy Statement	47

					Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(2) ($)	Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO(1) Konieczny ($)	Compensation Actually Paid to PEO(2) Konieczny ($)	Summary Compensation Table Total for PEO(1) Delia ($)	Compensation Actually Paid to PEO(2) Delia ($)			Total Shareholder Return(3) ($)	Peer Group Total Shareholder Return(4) ($)	Net Income(5) (in millions)	Adjusted Earnings Per Share (EPS)(6) ($)

2026	20,148,303	23,797,168	—	—	7,438,825	8,436,098	96.64	135.80	1,106	4.02
2025	8,458,329	5,072,024	—	—	4,126,992	2,415,337	96.47	116.33	518	3.56
2024	7,480,919	6,959,258	8,977,329	5,073,747	5,734,419	5,253,911	97.66	114.21	740	3.51
2023	—	—	7,305,995	(1,817,920)	3,935,828	(456,566)	94.54	105.07	1,058	3.67
2022	—	—	9,872,758	18,573,062	5,003,411	8,834,900	112.79	91.27	815	4.03
(1)For purposes of this disclosure, “PEO” refers to Principal (or Chief) Executive Officer. For the fiscal years presented, represents amount reported for our PEO(s) and average amount reported for our non-PEO NEOs, under the “Total” column of the Summary Compensation
Table (“SCT”). Our NEOs for each of the fiscal years presented are shown below:

Year	PEO(s)	Non-PEO NEOs

2026	Peter Konieczny	Steve Scherger, Jean-Marc Galvez, Ian Wilson, Michael Casamento and Fred Stephan
2025	Peter Konieczny	Michael Casamento, Eric Roegner, Fred Stephan, Michael Zacka, Susana Suarez and Ian Wilson
2024	Peter Konieczny / Ron Delia	Michael Casamento, Eric Roegner, Fred Stephan and Michael Zacka
2023	Ron Delia	Michael Casamento, Eric Roegner, Fred Stephan and Michael Zacka
2022	Ron Delia	Michael Casamento, Eric Roegner, Fred Stephan and Michael Zacka
(2)Dollar amounts represent Compensation Actually Paid (”CAP”) for our PEO(s) and the average Compensation Actually Paid to our non-
PEO NEOs for each fiscal year. Compensation Actually Paid has been calculated in accordance with Item 402(v) of Regulation S-K and does not reflect the actual compensation earned by or paid to the applicable NEO for any fiscal year. Compensation Actually Paid reflects the following adjustments to the SCT amounts for equity awards reported for the PEO and the Non-PEO NEOs:

	2026
Adjustments to Determine Compensation “Actually Paid” (CAP)	PEO ($)	Non-PEO NEOs ($)

SUMMARY COMPENSATION TABLE (SCT) TOTAL COMPENSATION	20,148,303	7,438,825
Deduction for Amounts Reported under the “Stock Awards” Column in the SCT	(12,529,313)	(4,313,501)
Deduction for Amounts Reported under the “Option Awards” Column in the SCT	(3,949,837)	(1,191,197)
Fair value as of the end of the covered fiscal year of equity compensation granted during the covered fiscal year	19,463,848	6,453,873
Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of covered fiscal year	976,981	232,233
Fair value as of the end of the covered fiscal year of equity compensation that was granted and that vested during the covered fiscal year	—	—
Change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during covered fiscal year	(312,814)	(184,136)
Fair value of forfeited awards determined at end of prior year for awards made in prior fiscal years that were forfeited during covered fiscal year	—	—
Value of dividends or other earnings paid on stock awards not otherwise reflected in fair value or total compensation	—	—
TOTAL ADJUSTMENTS	3,648,865	997,273
COMPENSATION “ACTUALLY PAID” (CAP)	23,797,168	8,436,098
Performance-based share options and PSUs are valued using a Monte Carlo simulation model for the TSR-based component and, for the
EPS-based component, using a Black-Scholes model (for options) or the closing price of our common stock (for PSUs), as of the applicable grant date or measurement date. Time-based equity awards, including RSUs and options, are valued using a Black-Scholes model or the closing price of our common stock, as applicable. In all cases, fair value methodologies and assumptions are materially consistent with those used as of the grant date and for share-based payment accounting under GAAP.

Amcor plc | 2026 Proxy Statement	48

(3)The cumulative TSR for the Company is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. Each of these yearly percentage changes was applied to a deemed fixed investment of $100 at the beginning of the measurement period to produce the value of such investment as of each fiscal year end.
(4)The cumulative Peer Group TSR utilizes the S&P 500 Materials Index (the “Peer Group”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our annual report for the fiscal year ended June 30, 2026. We selected this index as our Peer Group because (i) the Company is a constituent and (ii) it meets all disclosure requirements. For each fiscal year, our
Peer Group TSR reflects the S&P 500 Materials Total Return Index, assuming an initial investment of $100 on June 30, 2021, and the reinvestment of all subsequent dividends through June 30, 2026.
(5)Dollar amounts reported represent the amount of net income reflected in our audited financial statements for the applicable fiscal year.
(6)Adjusted EPS is a non-GAAP financial measure defined by the Company as set forth in the “Definitions of Non-GAAP Financial
Measures” section of this proxy statement.
Relationship Between Compensation Actually Paid and Performance
In accordance with the Securities and Exchange Commission rules, the following section is intended to describe the relationship between Compensation Actually Paid and the Company’s performance over the fiscal years presented:
•Our cumulative TSR performance varied in each of the fiscal years presented. It increased in 2022, decreased from 2022 to
2023, increased from 2023 to 2024, decreased from 2024 to 2025, and increased from 2025 to 2026. This cumulative TSR performance correlates with the CAP amounts reported in this table. Amcor's direct comparability is limited as the Peer
Group's performance is largely influenced by companies in the chemical and mining industries, which are not representative of Amcor's business.
•Our Net Income performance varied in each of the fiscal years presented. It increased from 2022 to 2023, decreased from
2023 to 2024 and 2024 to 2025, and it increased from 2025 to 2026. This Net Income performance was not correlated with the reported CAP amounts reported in this table and we do not use net income to determine compensation levels or incentive plan payouts.
•Our Adjusted EPS performance varied in each of the fiscal years presented. It decreased from 2022 to 2023 and from 2023 to 2024, it increased from 2024 to 2025 and 2025 to 2026. While this is aligned with the CAP amounts reported in this table for most years, it is not the primary driver of the year-to-year changes.
Most Important Financial Performance Measures
As described in detail in the “Executive Compensation Discussion and Analysis” section, our executive compensation programs are designed to ensure alignment between executive pay, business performance and shareholders. For the last fiscal year, the most important financial performance measures used to link Compensation Actually Paid to our PEO and Non-
PEO NEOs (as calculated in accordance with Item 402(v) of Regulation S-K) to Company performance are listed below in no specific ranked order:

Adjusted Earnings Per Share (EPS)
Adjusted Earnings Before Interest and Taxes (EBIT)
Free Cash Flow

Amcor plc | 2026 Proxy Statement	49

Definitions of Non-GAAP
Financial Measures
We report our financial results in accordance with accounting principles generally accepted in the United States of America
(GAAP) and also communicate with investors using certain non-GAAP financial measures that are intended to supplement the presentation of our financial results prepared in accordance with GAAP. Below is a list of non-GAAP measures used in this proxy statement and a description of how these can be derived from our audited financial statements.
•Adjusted Earnings Before Interest and Taxes (EBIT) and Adjusted Earnings Per Share (EPS; Diluted US) are non-
GAAP financial measures adjusted for factors that are unusual or unpredictable. These measures exclude the impact of certain amounts related to the effect of changes in currency exchange rates, acquisitions, and restructuring, including employee-related costs, equipment relocation costs, accelerated depreciation, and the write-down of equipment.
These measures also exclude gains or losses on sales of significant property and divestitures, significant property and other impairments, net of insurance recovery, certain regulatory and litigation matters, significant pension settlements, impairments in goodwill and equity method investments, and certain acquisition-related expenses, including financing-
related, transaction and integration expenses, due diligence expenses, professional and legal fees, purchase accounting adjustments for inventory, order backlog, intangible amortization, changes in the fair value of contingent acquisition payments and economic hedging instruments on commercial paper, executive transition costs, and impacts related to the
Russia-Ukraine conflict. Note that while amortization of acquired intangible assets is excluded from non-GAAP adjusted financial measures, the revenue of the acquired entities and all other expenses unless otherwise stated, are reflected in
Adjusted EBIT and adjusted EPS and the acquired assets contribute to revenue generation.
•Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) is a non-GAAP financial measure which is defined as Adjusted EBIT before depreciation and amortization.
•Adjusted Return on Average Funds Employed (RoAFE) is a non-GAAP financial measure defined by the Company as the last twelve months of Adjusted EBIT (as defined above) divided by Average Funds Employed (four quarter average).
Average Funds Employed is defined by the Company as shareholder’s equity derived from Amcor’s Consolidated Balance
Sheets plus Net Debt. Net debt is a non-GAAP financial measure defined by the Company as total long-term and short-
term debt less cash and cash equivalents.
•Free Cash Flow is a non-GAAP financial measure adjusted for factors that are unusual or unpredictable. This measure is derived from Adjusted EBIT (as defined above) plus depreciation and amortization, excluding intangible amortization resulting from purchase price accounting adjustments, less interest paid, net, less income taxes paid,  plus proceeds from sales of property, plant, and equipment and other intangible assets, less purchase of property, plant, and equipment and other intangible assets, less movement in working capital, and less other cash effects.

Amcor plc | 2026 Proxy Statement	50

Report of the Audit Committee
The Company’s Audit Committee is composed of independent non-employee Directors as defined by applicable SEC rules and
NYSE listing standards. It is responsible for monitoring and overseeing the Company’s financial reporting and the Company’s internal controls over accounting and financial reporting. The Committee is also specifically responsible for reviewing and approving the external audit plan and the fees for non-audit services, and for reviewing and recommending to the Board the external audit fees, for the current fiscal year. In performing its oversight function, the Committee relies upon advice and information received in written form and in its quarterly discussions with the Company’s management, the head of the
Company’s internal audit function and the Company’s independent registered public accounting firm, PricewaterhouseCoopers
AG (“PwC Switzerland”). The Audit Committee regularly meets in executive session with the head of internal audit and PwC
Switzerland.
Specifically, the Committee has: (i) reviewed and discussed the Company’s audited financial statements for the fiscal year ended June 30, 2026 with the Company’s management; (ii) discussed with PwC Switzerland the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC; and (iii)
received the written disclosures and the letter from PwC Switzerland required by applicable requirements of the PCAOB regarding PwC Switzerland’s communications with the Committee concerning independence, and has discussed with PwC
Switzerland its independence.
Based on the Committee’s review and discussions mentioned above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June
30, 2026.
The Audit Committee:
Susan Carter (Chair)
Stephen E. Sterrett
Graham Chipchase CBE
Jonathan F. Foster
Independent Registered Public Accountant Fees
The following table presents aggregate fees for professional audit services rendered by PwC Switzerland for the audit of the
Company’s annual financial statements for the fiscal years ended June 30, 2026 and 2025, and fees billed for other services rendered by PwC Switzerland during those periods.

	2026 ($)	2025 ($)

Audit Fees(1)	$18,181,000	$16,874,000
Audit-Related Fees(2)	79,000	83,000
Tax Fees(3)	358,000	1,762,000
Other Fees(4)	94,000	44,000
TOTAL FEES	$18,712,000	$18,763,000
(1)Audit Fees – These are fees for professional services performed by PwC Switzerland for the integrated audits of the Company’s annual financial statements (Form 10-K) and reviews of financial statements included in the Company’s Form 10-Q filings, services that are normally provided in connection with statutory and regulatory filings or engagements and fees in connection with a legal entity restructuring project.
(2)Audit-Related Fees – These are fees for the assurance and related services performed by PwC Switzerland that are reasonably related to the performance of the audit or review of the Company’s financial statements.
(3)Tax Fees – These are fees for professional services performed by PwC Switzerland with respect to tax compliance, tax advice and tax planning, including transfer pricing documentation.
(4)Other Fees – These are fees paid to PwC Switzerland for other regulatory services provided.

Amcor plc | 2026 Proxy Statement	51

The Audit Committee has approved a pre-approval protocol for all non-audit services provided by each of PwC Switzerland and Pricewaterhouse Coopers LLP, or PwC US. (Please see “Proposal 2 - Ratification of Pricewaterhouse Coopers LLP as
Our Independent Registered Public Accounting Firm for the Period Ending December 31, 2026” for more information on the appointment of PwC US.) This protocol is reviewed and approved annually. On an annual basis, based on prior year fees, management prepares a framework including a pre-approved bucket of fees for audit related services, tax services and other non-audit services which are then approved by the Audit Committee. Actual services are approved by the Chief Financial
Officer, Vice President & Corporate Controller / Vice President Group Internal Audit (non-audit services) or Chief Financial
Officer / Vice President Tax / Vice President Group Internal Audit (tax services). Group Internal Audit then monitors whether the services / fees fit within the approved framework and pre-approved bucket of fees. If the sum of services is expected to exceed the pre-approved bucket of fees, the Audit Committee is requested to approve the additional services prior to approval of these services by management.  On a quarterly basis, management reports the actual approved services to the Audit Committee.
The Audit Committee is then requested to review and ratify the Permitted Non-Audit Services Engagements process on an annual basis. Approval of such services will be in place until the next annual approval date at the February 2027 Audit
Committee meeting.
In making its recommendation to appoint PwC US as the Company’s independent registered public accounting firm, the Audit
Committee has considered whether the provision of the non-audit services rendered by PwC US is compatible with maintaining that firm’s independence.

Amcor plc | 2026 Proxy Statement	52

Proposal 2 Ratification of the Appointment
of PricewaterhouseCoopers LLP as
Our Independent Registered Public
Accounting Firm for the Period Ending
December 31, 2026
A further purpose of the meeting is to vote on the ratification of the appointment of the independent registered public accounting firm for the period ending December 31, 2026. Although ratification is not required by law, the Board has determined that it is desirable to seek shareholder ratification of this appointment in light of the critical role played by the independent registered public accounting firm in auditing the Company’s financial statements. Therefore, the Audit Committee of the Board of Directors recommends shareholder ratification of the appointment of PricewaterhouseCoopers LLP (“PwC
US”). If the shareholders do not ratify this appointment, the Audit Committee may consider other independent auditors. A representative of PwC US is expected to be present at the meeting, with the opportunity to make a statement if they desire and to respond to questions.
On August 11, 2026, the Board, upon recommendation of the Audit Committee, (i) accepted notice of the resignation of PwC
Switzerland as the Company’s independent registered public accounting firm and (ii) appointed PwC US as the Company’s independent registered public accounting firm beginning with its transition fiscal year ending December 31, 2026, including performing reviews of the interim period ending September 30, 2026. Both the resignation by PwC Switzerland and the appointment of PwC US were effective on August 14, 2026 following the filing that day of the Company’s Annual Report on
Form 10-K for its fiscal year ended June 30, 2026, though PwC Switzerland continued to support residual statutory filings relating to the Company’s fiscal year ending June 30, 2026.
The reports of PwC Switzerland on the Company’s consolidated financial statements for the fiscal years ended June 30, 2026 and 2025 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle.
During the fiscal years ended June 30, 2026 and 2025, (i) there were no disagreements within the meaning of Item
304(a)(1)(iv) of Regulation S-X and the instructions relating thereto with PwC Switzerland on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to
PwC Switzerland’s satisfaction, would have caused PwC Switzerland to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements for the fiscal years ended June 30, 2026 and 2025, and
(ii) there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.
During the fiscal years ended June 30, 2026 and 2025, neither the Company nor anyone on its behalf consulted PwC US regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided by PwC US to the Company that PwC US concluded was an important factor considered by the
Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the instructions relating thereto)
or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) relating to the Company.
The proxies will vote your proxy for ratification of the appointment of PwC US unless you specify otherwise in your proxy.

The Audit Committee and the Board of Directors recommend a vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP for the period ending December 31, 2026.

Amcor plc | 2026 Proxy Statement	53

Proposal 3 Advisory Vote on Executive
Compensation (“Say-On-Pay Vote”)
We are providing our shareholders an opportunity to cast a non-binding, advisory vote on the compensation of our NEOs as disclosed in this proxy statement and as required under Section 14A of the Exchange Act (which was put in place by the Dodd-
Frank Act).
As described in detail under the heading “Executive Compensation Discussion and Analysis,” our executive compensation programs are designed to align compensation to business strategy and outcomes that deliver value to shareholders; drive a high performance culture by setting challenging objectives and rewarding high-performing individuals; and assure compensation is competitive in the relevant employment marketplace to support the attraction, motivation and retention of executive talent. Please read the “Executive Compensation Discussion and Analysis” in this proxy statement for additional details about our executive compensation programs, including information about the fiscal year 2026 compensation of our
NEOs.
We are asking our shareholders to indicate their support for our NEO compensation as described in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our shareholders the opportunity to express their views on our
NEOs’ compensation. This vote is not intended to address any specific type of compensation, but rather the overall compensation of our NEOs and policies and practices described in this proxy statement. Accordingly, our Board of Directors recommends that our shareholders vote “FOR” the following resolution:
“RESOLVED, that Amcor’s shareholders approve, on an advisory basis, the compensation of the NEOs as disclosed in Amcor’s Proxy Statement for the 2026 Annual General Meeting of Shareholders, including the Compensation
Discussion and Analysis, the 2026 Summary Compensation Table and the other related tables and disclosure.”
The Say-on-Pay Vote is advisory, and therefore not binding on Amcor, the Compensation Committee or our Board of Directors.
However, we value shareholders’ opinions, and we will consider the outcome of the Say-on-Pay Vote when determining future executive compensation programs.

The Board of Directors recommends a vote “FOR” the approval of the Compensation of our NEOs.

Amcor plc | 2026 Proxy Statement	54

Proposal 4 Renewal of the Company’s
Authorization to Repurchase its Ordinary
Shares and CHESS Depositary Interests
We are proposing in this year’s resolutions to provide authority to purchase (1) ordinary shares of US$0.05 each in the capital of the Company and (2) CHESS Depositary Interests, representing up to 30% of our total voting rights in order to provide additional flexibility for the form of shareholder returns. Resolution 1 below shall be proposed as a special resolution and
Resolution 2 below shall be proposed as an ordinary resolution.
Under Jersey law, Amcor is required to seek shareholder approval to enable it to undertake share repurchases, with such approval lasting for a period no longer than five years after the passing of the resolution. At the 2023 annual general meeting of shareholders, shareholders approved resolutions enabling Amcor to buy-back up to 30% of its shares in issue over a five year period to expire on the earlier of the conclusion of the 2028 annual general meeting of shareholders and November 8,
2028. These Resolutions are intended to refresh that approval for Amcor’s revised share capital base following the reverse stock split undertaken earlier this year, and update the period to the five year period through the earlier of the conclusion of the
2031 annual general meeting of shareholders and November 11, 2031. The Resolutions do not represent a commitment or intention to repurchase any shares.
1) It is hereby resolved as a special resolution that the Company generally and unconditionally be authorized pursuant to
Article 57 of the Companies (Jersey) Law 1991 to make market purchases of (1) ordinary shares of US$0.05 each in the capital of the Company (the Shares and each individually a Share) and (2) CHESS Depositary Interests (CDIs, and together with the Shares, the Securities), provided that:
a.the maximum number of Securities authorized to be purchased is 138,000,000;
b.the minimum price, exclusive of any expenses, which may be paid for each Share or each CDI is US$0.05;
c.the maximum price (excluding expenses) which may be paid for each Share or each CDI is the value of a Share or a
CDI calculated on the basis of the higher of the price quoted for:
i) the last independent trade of: and
ii) the highest current independent bid for,
any number of the Shares on the New York Stock Exchange (NYSE) or any number of CDIs on the Australian Securities
Exchange (ASX) respectively, or, if not higher than the price under (c)(i) or (c)(ii) above, 105% of the volume weighted average market value of a Share on the NYSE or of a CDI traded on the ASX for the five business days prior to the date the purchase is made;
d.at all times, the Company shall make market purchases of Shares and CDIs in accordance with the terms of Rule
10b-18 promulgated under the Securities Exchange Act of 1934, as amended, and in accordance with all applicable laws and regulations in effect from time to time; and
e.the authority hereby conferred shall expire on the earlier of the conclusion of the Company’s annual general meeting of shareholders in 2031 and November 11, 2031 (except that the Company may make a contract to purchase
Securities under this authority before such authority expires, which will or may be executed wholly or partly after the expiry of such authority, and may make purchases of Securities in pursuance of any such contract as if such authority had not expired).
2) It is hereby resolved as an ordinary resolution:
a.that the Company generally and unconditionally be authorized pursuant to Article 58A of the Companies (Jersey) Law
1991 to hold, if the Directors so desire, as treasury shares, the repurchased Shares or the Shares represented by the repurchased CDIs pursuant to the authority conferred by resolution (1) above; and
b.that the execution and delivery by the Company of any other ancillary documents that are necessary or expedient in connection with the Company holding the repurchased Shares and the Shares represented by the repurchased CDIs as treasury shares be and are hereby approved.
The Directors consider that the Resolutions to be put to the meeting are in the best interests of the Company and its shareholders as a whole. The Board will be voting in favor of them and unanimously recommends that you vote in favor of them.

The Board of Directors recommends a vote “FOR” the approval of the renewal of the Company’s authorization to repurchase its ordinary shares and CHESS Depositary Interests.

Amcor plc | 2026 Proxy Statement	55

Proposal 5 Approval of the Amcor plc 2026
Omnibus Management Share Plan
Our Board is asking our shareholders to approve the Amcor plc 2026 Omnibus Management Share Plan (the “2026 Plan”),
including the authority to issue 12.1 million newly authorized ordinary shares under the 2026 Plan. As we describe in the
Compensation Discussion and Analysis starting on page 30, long term incentive compensation of the type that will be awarded under the 2026 Plan is an important component of our overall compensation program.
We believe that, by awarding equity-based compensation, we link long term incentives directly to share price. If our share price decreases, so does the value of the award holder’s compensation. Equity-based compensation also helps us maintain competitive compensation levels in the market and retain high-performing employees through multi-year performance and vesting requirements.
We currently deliver long term incentive compensation under our 2019 Omnibus Management Share Plan (the “2019 Plan”), a
shareholder-approved plan. If shareholders approve the 2026 Plan, then we intend to deliver long term incentive compensation under the 2026 Plan in the future.
We believe that awards under the 2026 Plan will support the creation of long term value and business returns for our shareholders. We further believe that the 2026 Plan strikes a proper balance between rewarding performance and limiting shareholder dilution. The primary purpose of the 2026 Plan is to promote the interests of Amcor and its shareholders by providing participants with incentives and rewards to encourage them to deliver outcomes and continue in the service of
Amcor.
Shares Available
The following table provides information regarding, as of August 31, 2026, (1) the number of shares available for future grants under the 2019 Plan (no shares were available for future grants under any other plan), (2) the number of shares subject to outstanding awards under the 2019 Plan and under the 2015 Long-Term Incentive Plan of Berry Global Group, Inc. that we assumed in connection with the consummation of the Merger (no awards were outstanding under any other plan), and (3) the additional shares under the 2026 Plan for which approval is being sought in this proposal.

	Number of Shares (in millions)	Dilution(1)

Shares Available for Future Awards under the 2019 Plan	4.1	0.9%
Shares Subject to Outstanding Share Options(2)	6.9	1.5%
Weighted average exercise price: $43.80
Weighted average remaining term: 7.8 years
Shares Subject to Outstanding Time-Vesting Restricted Share Units (“RSUs”)	2.6	0.6%
Shares Subject to Outstanding Performance Shares/Rights (“PSUs”)(3)	1.9	0.4%
Total Shares Subject to Outstanding RSUs and PSUs	4.5	1.0%
Proposed Additional Shares Available for Future Awards under the 2026 Plan	12.1	2.6%
Total Available, Outstanding and Proposed Additional Shares(4)	27.6	6.0%
(1)Basic dilution calculated by dividing the number of shares by the total number of ordinary shares outstanding as of August 31, 2026.
(2)Includes performance-based share options shown at 100% of target performance. Does not include the additional 0.4 million performance-based option shares that would be earned if maximum performance is achieved.
(3)Number of PSUs at 100% of target performance. Does not include the additional 1.3 million shares that would be issuable if maximum performance of up to 200% is achieved.
(4)This total is the sum of the following items from this table (1) Shares Available for Future Awards under the 2019 Plan prior to approval of the 2026 Plan of 4.1 million, (2) Shares Subject to Outstanding Share Options of 6.9 million, (3)Total Shares Subject to
Outstanding RSUs and PSUs of 4.5 million, and (4) Proposed Additional Shares Available for Future Awards under the 2026 Plan of
12.1 million.

Amcor plc | 2026 Proxy Statement	56

The Board believes that the potential equity dilution resulting from the approval of the 2026 Plan is reasonable.  We intend to make available during the first half of October 2026 a supplement to the information in this proposal relating to our overhang and available shares under the 2019 Plan taking into account the effect of our annual long-term incentive awards made in the ordinary course after the date of this proxy statement.
Key Terms

Participation:	•Eligible employees, consultants and directors (including non-employee directors)
•Up to 900 employees and nine non-employee directors will be eligible to participate in the 2026 Plan; we do not currently anticipate granting awards to consultants
Shares authorized:
•12.1 million shares, plus
•The number of shares available for issuance under the 2019 Plan that had not been made subject to outstanding awards as of the effective date of the 2026 Plan, plus
•The number of shares subject to awards granted under the 2019 Plan that would become available to be re-credited to the 2019 Plan’s reserve if such plan were still in effect (but applying the recycling provisions of the 2026 Plan and the 2019 Plan’s limits on re-crediting)

No liberal share recycling in relation to options or share appreciation rights:
Shares withheld to pay the exercise or grant price of options or share appreciation rights, or to satisfy tax withholding requirements in connection with options or share appreciation rights, do not replenish shares authorized

Award types:
•Options
•Share appreciation rights
•Phantom stock
•Restricted shares
•Restricted share units
•Performance shares
•Deferred share units
•Share-denominated performance units
•Other share-based awards
•Cash-based awards

Minimum vesting
Awards that may be settled in shares must have a minimum vesting period of one year from the date of grant, subject to an exception for awards that, in the aggregate, relate to up to 5%
of the total share reserve

Individual director compensation limits:	Fiscal year limit on equity and cash compensation to any individual non-employee director of $1,000,000 (subject to limited exceptions as set forth in the 2026 Plan)
Key prohibitions:
•No dividends or dividend equivalents paid on unvested or unearned awards
•No backdating of options or share appreciation rights
•No repricing of options or share appreciation rights without shareholder approval
•No discounted options or share appreciation rights

Amendments:	Any increases in authorized shares require shareholder approval
Administration:	By the Compensation Committee
Change in Control:
Accelerated vesting of equity awards is generally contingent on a “double trigger,” meaning that, subject to the terms of any award agreement, in the event of a change in control, awards will not vest on a change in control but will vest if there is a qualifying termination of employment within two years after the change in control.

Awards subject to clawback:	Awards are subject to the Amcor plc Compensation Recovery Policy

Amcor plc | 2026 Proxy Statement	57

Historical Equity Granting Practices, Voting Power Dilution and Duration
In determining the number of shares to authorize for issuance under the 2026 Plan, our Board considered, among other factors, historical amounts of equity awards granted and potential future grants over the next several years. As set forth in the table below, our three-year average “burn rate” is 0.8% for fiscal years 2024 through 2026. For purposes of calculating the burn rate, performance shares or rights are counted in the year in which the shares or rights are earned and vested.

(shares in millions)	2026	2025	2024

Weighted Average Ordinary Shares Outstanding	463.30	318.40	289.00
Share Awards Granted to Directors	0.04	0.04	0.03
Share Options Granted	5.18	0.57	0.78
Restricted Share Units/Rights Granted	1.35	0.27	0.67
Performance Shares/Rights Granted	1.71	0.40	0.55
Performance Shares/Rights Earned and Vested	—	0.15	0.30
Annual Burn Rate	1.4%	0.3%	0.6%
Three-Year Average Burn Rate	0.8%
The table above excludes replacement equity awards, consisting of 2.9 million Restricted Share Units/Rights and 1.2 million
Share Options, that were issued in connection with the Merger in fiscal year 2025. Performance based share options and performance shares/rights granted are shown at 100% of target performance; this differs from the presentation of these grants in our Annual Report on Form 10-K for the Fiscal Year Ended June 30, 2026, where they were shown at maximum performance. .
We expect that the share reserve under the 2026 Plan, if this proposal is approved by shareholders, will be sufficient for awards for the next two to three years. However, this is an estimate based on factors that are subject to change. Expectations regarding future share usage could be impacted by a number of factors, such as hiring and promotion activity at the executive level; the rate at which shares are returned to the 2026 Plan reserve (such as upon awards’ forfeiture or expiration); the future performance of our share price; consequences of acquiring other companies; and other factors. While we believe that the assumptions used are reasonable, future share usage may differ from current expectations.
Effect of Proposal
If our shareholders approve the 2026 Plan, then the 2019 Plan will terminate on the date of approval and no new awards will be granted under the 2019 Plan. The ordinary shares available for future equity grants under the 2019 Plan at that time will no longer be available for new awards under the 2019 Plan but will become available for new awards under the 2026 Plan.  All awards that we granted under the 2019 Plan that are outstanding as of the date that shareholders approve the 2026 Plan will remain outstanding and will continue to be governed by the 2019 Plan.
If shareholders do not approve the 2026 Plan, then the 2019 Plan will remain in effect in accordance with its terms. However, there will be insufficient shares available under the 2019 Plan to make awards to recruit, retain and develop talent or to compensate our officers, employees or non-employee directors in the coming years. In this event, the Compensation
Committee of our Board would be required to revise its compensation philosophy and devise other programs to attract, retain and compensate its management employees and non-employee directors.
Authorized Shares and Share Price
Our constitutional documents authorize 1,800 million ordinary shares and 200 million preferred shares. There were 462.3 million ordinary shares issued and outstanding as of August 31, 2026 and the market value of an ordinary share as of that date was $45.89. There were no preferred shares issued and outstanding as of August 31, 2026.
Summary of the Terms of the 2026 Plan
The following is a summary of the material provisions of the 2026 Plan, a copy of which is attached hereto as Annex A and is incorporated by reference herein. This summary and the highlights above are qualified in their entirety by reference to the full and complete text of the 2026 Plan. Any inconsistencies between this summary or the description above and the text of the
2026 Plan will be governed by the text of the 2026 Plan.

Amcor plc | 2026 Proxy Statement	58

Eligibility
The persons who will be eligible to receive awards under the 2026 Plan will be those employees, consultants and directors
(including non-employee directors) whom the Compensation Committee will select from time to time, including any person who has received an offer to become an employee, consultant or director, so long as the award is contingent on the person commencing service.
Term
No awards may be made under the 2026 Plan after the tenth anniversary of the date on which the 2026 Plan was approved by our Board.
Award Forms and Limitations
The 2026 Plan authorizes the award of share options, share appreciation rights, phantom stock, restricted shares, restricted share units, performance shares, deferred share units, share-denominated performance units, other share-based awards and other cash-based awards.
Share Reserve
The aggregate number of our ordinary shares that may be issued with respect to awards under the 2026 Plan is 12.1 million, plus the number of shares available for issuance under the 2019 Plan that had not been made subject to outstanding awards as of the effective date of the 2026 Plan, plus the number of shares subject to awards granted under the 2019 Plan that would become available to be re-credited to the 2019 Plan’s reserve if such plan were still in effect (but applying the recycling provisions of the 2026 Plan and the 2019 Plan’s limits on re-crediting). All of such shares may be issued pursuant to the exercise of incentive stock options.
This share reserve was determined based on market norms relating to the overall fair value of grants and likely share usage and considered factors such as (1) the maximum possible performance achievement for all equity-based awards assuming the highest level of performance conditions was met consistently over a period of time; (2) potential changes in the trading price of our ordinary shares; and (3) business and pay growth over time and potential adverse foreign exchange movements as many participants are provided awards based on the currency of their location, which may not be U.S. dollars.
The following rules will be used to calculate the share reserve under the 2026 Plan:
•Shares will only be counted as used to the extent they are actually issued and delivered to a participant (or such participant’s permitted transferees as described in the 2026 Plan) pursuant to the 2026 Plan except that, if shares are withheld to pay the exercise price of an option or base price of a share appreciation right or to satisfy any tax withholding requirement in connection with an option or share appreciation right, both the shares issued (if any) and the shares withheld will be deemed delivered for purposes of determining the number of shares that are available for delivery under the 2026 Plan.
•If shares are issued subject to conditions which may result in the forfeiture, cancellation or return of such shares to us, any portion of the shares forfeited, cancelled or returned will be treated as not issued under the 2026 Plan, except that any such shares issued that we subsequently reacquire under rights reserved upon the issuance of the shares may not be issued pursuant to incentive stock options. If it is determined during the term of an award that all or some portion of the shares with respect to which the award was granted will not be issuable on the basis that the conditions for such issuance will not be satisfied, then the shares will not be counted against the share reserve and will be treated as available for future awards, as of the date of such determination.
•Shares covered by awards granted in connection with the assumption, replacement, conversion or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger (within the meaning of Section
303A.08 of the New York Stock Exchange Listed Company Manual) will not count as used under the 2026 Plan.
Administration
The 2026 Plan will be administered and interpreted by the Compensation Committee. The Compensation Committee will have full discretionary authority to administer the 2026 Plan, including discretionary authority to interpret and construe any and all provisions of the 2026 Plan and any award agreement under the 2026 Plan and to adopt, amend and rescind from time to time such rules and regulations for the administration of the 2026 Plan as the Compensation Committee may deem necessary or appropriate.

Amcor plc | 2026 Proxy Statement	59

Share Options and Share Appreciation Rights
The Compensation Committee may grant options to acquire shares and share appreciation rights (“SARs”) under the 2026
Plan. The maximum term of options and SARs granted under the 2026 Plan is 10 years. The exercise price of each share option, and the base price of each SAR, must be at least equal to the fair market value of one ordinary share on the date of grant. For the purposes of the 2026 Plan, the fair market value may be calculated based on any of (1) the closing price of an ordinary share on the trading day immediately prior to the date of grant of an award, (2) the closing price on the date of grant of an award, or (3) the highest trading price, the lowest trading price, or the average closing price for any period up to 30 days prior to the date of grant, or any other price permitted by applicable treasury regulations. Upon a participant's termination of employment, any share options will vest or expire or be forfeited in accordance with the terms and conditions established by the Compensation Committee.
Other Share-Based Awards
The Compensation Committee may from time to time grant other equity-based or equity-related awards in such amounts and on such terms as it shall determine, subject to the terms and conditions set forth in the 2026 Plan. Such other share-based awards may (1) involve the transfer of actual shares to participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares, (2) be subject to performance-based or service-based conditions, (3)
be in the form of share appreciation rights, phantom stock, restricted shares, restricted share units, performance shares, deferred share units or share-denominated performance units, or (4) be designed to comply with applicable laws of jurisdictions other than the United States, except that each other share-based award will be denominated in, or shall have a value determined by reference to, a number of shares that is specified at the time of the grant of such award.
Cash-Based Awards
The Compensation Committee may from time to time grant cash-based awards to eligible persons in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by applicable law, as it shall determine in its sole discretion. Cash-based awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Compensation Committee may accelerate the vesting of such awards at any time in its sole discretion. The grant of a cash-based award will not require a segregation of any of our assets for satisfaction of our payment obligation thereunder.
Adjustments in Connection with Corporate Transactions
The existence of, and the awards under, the 2026 Plan shall not affect or restrict in any way the right of the Board, the
Compensation Committee, or Amcor to make or authorize any adjustment, recapitalization, reorganization or other change in
Amcor’s capital structure, any merger or consolidation of the company, or any other corporate act or proceeding.
In the event of any share dividend or split (including a reverse split), recapitalization, merger, consolidation, combination or exchange of shares, spin-off or similar corporate change or extraordinary cash dividend, some or all of the number and type of shares subject to the 2026 Plan and with respect to which the Compensation Committee may grant awards, number and type of shares subject to awards, exercise price of any option or base price of any SAR and the applicable performance targets or criteria shall be adjusted or substituted by the Compensation Committee, in such manner as it may deem equitable to prevent dilution, enlargement or reduction in rights, benefits or potential benefits intended to be made available under the 2026 Plan or the award. In the event of any change in the number of ordinary shares or other securities outstanding by reason of any other event or transaction, the Compensation Committee will, to the extent deemed appropriate by the Compensation Committee, make such adjustments to the type or number of shares or other securities with respect to which awards may be granted or to the number of shares or other securities subject to awards.  In the case of a share dividend (other than a share dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of shares or other securities (including a reverse share split), if no action is taken by the Compensation Committee, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such share dividend or subdivision or combination of the shares or other securities.  We will, however, have no obligation to treat all awards consistently with respect to such adjustments and may treat any award differently from the treatment applied to other awards.
In the event of (1) a dissolution or liquidation of Amcor, (2) a sale of all or substantially all of our assets (on a consolidated basis), or (3) a merger, consolidation or similar transaction involving our company in which the holders of shares receive consideration in respect of shares, including cash, securities or other property, other than, or in addition to, shares of the surviving corporation in such transaction, the Compensation Committee will, to the extent deemed appropriate by the
Compensation Committee, have the power to:
•cancel, effective immediately prior to the occurrence of such event, each award (whether or not then exercisable or vested), and, in full consideration of such cancellation, pay to the participant to whom such award was granted an

Amcor plc | 2026 Proxy Statement	60

amount in cash, for each share subject to such award, equal to the value, as determined by the Compensation
Committee, of such award, except that, with respect to any outstanding option or SAR such value shall be equal to the excess of (a) the value, as determined by the Compensation Committee, of the property (including cash) received by the holder of a share as a result of such event over (b) the exercise price of such option or base price of such SAR
(which, for the avoidance of doubt, may be zero in the case of underwater options and SARs); or
•provide for the termination of an award (whether or not then exercisable or vested) in exchange for an award with respect to (a) some or all of the cash, securities or other property, if any, which a holder of the number of shares subject to such award would have received in such transaction upon the exercise of such award or realization of the participant’s rights as of the date of occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Compensation Committee determines in good faith that no amount would have been attained upon the exercise of such award or realization of the participant’s rights, then such award may be terminated by us without payment) or (b) securities of the acquirer or surviving entity, or any combination of the foregoing and, incident thereto, in any case, make an equitable adjustment as determined by the Compensation
Committee in the exercise price of the award, or the number of securities or amount of property subject to the award or provide for a payment (in cash or other property) to the participant to whom such award was granted in partial consideration for the exchange of the award.
The Compensation Committee does not intend to grant single-trigger awards that vest automatically on a change in control, though it reserves the ability to do so if circumstances warrant. In the event of a change in control (as defined in the 2026
Plan), the Compensation Committee may cause awards to be continued, assumed, or substituted by an acquirer in the change in control; provide for the purchase of any awards by us for an amount of cash equal to the excess of the change in control price of the shares subject to the award over the exercise price of such awards; or terminate all outstanding awards effective as of the date of the change in control (provided the Compensation Committee has provided at least twenty days' notice to the holders of outstanding awards and each award holder has had the right to exercise such awards in full). The Compensation
Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions of an award at any time.
Except as otherwise expressly provided in any agreement with a participant, if any payment or benefits paid by us under the
2026 Plan would cause some or all of such payment or benefits or any other payments in connection with a change in control to be subject to the excise tax imposed by Code Section 4999, then the total payments will be delivered either (a) in full or (b)
in an amount such that the value of the aggregate total payments that a participant is entitled to receive will be $1.00 less than the maximum amount that the participant may receive without being subject to the excise tax, whichever of (a) or (b) results in the receipt by the participant of the greatest benefit on an after-tax basis (taking into account applicable federal, state and local income taxes and the excise tax).
Minimum Vesting and Acceleration
All awards that may be settled in shares must have a minimum vesting period of one year from the date of grant, except that the minimum vesting period will not apply to awards with respect to up to 5% of the total number of shares reserved. For purposes of awards granted to non-employee directors, “one year” may mean the period from one annual shareholders meeting to the next annual shareholders meeting as long as the period is not less than 50 weeks. However, the Compensation
Committee may accelerate the vesting of an award or deem an award to be earned, in whole or in part (1) in the event of a participant’s death or termination without cause (as defined in the 2026 Plan), (2) as otherwise provided by the 2026 Plan, or
(3) upon any other event as determined by the Compensation Committee in its sole and absolute discretion.
Dividends and Dividend Equivalents
In no event may dividends or dividend equivalent units (“Dividend Equivalent Units”) be awarded with respect to share options,
SARs or any other award that is not a full-value award. The 2026 Plan expressly prohibits the payment of dividends or
Dividend Equivalent Units on unvested awards for all equity award types. Restricted shares will automatically be credited with dividends, but, if cash dividends are paid while restricted shares are unvested, then the dividends will, rather than being paid currently, either be (1) automatically reinvested as additional restricted shares that are subject to the same terms and conditions, including the risk of forfeiture, as the original grant of restricted shares, or (2) paid in cash at the same time and the same extent that the restricted shares vest. For clarity, in no event will dividends be distributed to a participant unless, until and to the same extent as the underlying restricted shares vest. The Compensation Committee may grant Dividend Equivalent
Units only in tandem with full-value awards, other than restricted shares. Dividend Equivalent Units will either be (A)
accumulated and paid, in cash or shares, at the same time and to the same extent that the tandem award vests or is earned or
(B) reinvested in additional units that are subject to the same terms and conditions (including vesting and forfeiture) as the tandem award. For clarity, in no event will a participant receive payment with respect to a Dividend Equivalent Unit unless, until and to the same extent as the tandem award vests and is paid.

Amcor plc | 2026 Proxy Statement	61

Amendment and Other Provisions
The Board or the Compensation Committee may at any time, and from time to time, amend in whole or in part any or all provisions of the 2026 Plan, or suspend or terminate it entirely, retroactively, or otherwise, subject to shareholder approval to the extent required by any applicable law, tax requirement or stock exchange requirement. However, except as expressly provided in the 2026 Plan, no such action may, without the consent of a participant, adversely affect in any material respect the participant’s rights under any previously granted and outstanding award. No amendment may be made that would increase the aggregate number of shares that may be issued under the 2026 Plan, change the classification of individuals eligible to receive awards, decrease the exercise price of any share option, or permit the issuance of a replacement share option without shareholder approval.
Subject to the requirements of the 2026 Plan, the Compensation Committee may modify, amend or cancel any award, but any modification or amendment that materially diminishes the rights of the participant, or the cancellation of the award, will be effective only if agreed to by the participant or any other person as may then have an interest in the award, except that consent need not be obtained for the modification, amendment or cancellation of an award pursuant to certain provisions of the 2026
Plan, to the extent the Compensation Committee deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the shares are then traded, to the extent the
Compensation Committee deems necessary to preserve favorable accounting or tax treatment of any award or to the extent the Compensation Committee determines that such action does not materially and adversely affect the value of an award or that such action is in the best interest of the affected participant or any other person as may then have an interest in the award.
Unless the award agreement specifies otherwise, the Compensation Committee may cancel any award at any time if the participant is not in compliance with all applicable provisions of the award agreement and the 2026 Plan.
Awards granted under the 2026 Plan may not be transferred in any manner other than by will or by the laws of descent and distribution, or as determined by our Compensation Committee.
Awards Subject to Clawback Requirements
Notwithstanding anything in the 2026 Plan or in any award agreement to the contrary, we will be entitled to the extent required by (1) applicable law, (2) the requirements of an exchange on which our ordinary shares are listed for trading or (3) the Amcor plc Compensation Recovery Policy or any other policy adopted by us, in each case, as in effect from time, to time to recoup compensation of whatever kind paid by us at any time to a participant under the 2026 Plan.
Certain United States Federal Income Tax Consequences
The following summarizes certain U.S. federal income tax consequences relating to the 2026 Plan. The summary is based upon the laws and regulations in effect as of the date of this proxy statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences of the receipt or exercise of awards under foreign, state or local tax laws, and such tax laws may not correspond to the U.S. federal income tax treatment described herein. The exact U.S. federal income tax treatment of transactions under the 2026 Plan will vary depending upon the specific facts and circumstances involved and participants are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of awards and the disposition of any acquired shares.
Options
The grant of an option under the 2026 Plan will create no income tax consequences to us or to the recipient. A participant who is granted a non-qualified share option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the ordinary shares at such time over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income.
Upon the participant’s subsequent disposition of the ordinary shares received with respect to such share option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the ordinary shares on the exercise date).
In general, a participant will recognize no income or gain as a result of the exercise of an incentive stock option, except that the alternative minimum tax may apply. Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of the ordinary shares acquired pursuant to the exercise of an incentive stock option and we will not be allowed a deduction. If the participant fails to hold the ordinary shares acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of the gain realized on the disposition and the excess of the fair market value of the ordinary shares on the exercise date over the exercise price.
We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

Amcor plc | 2026 Proxy Statement	62

Share Appreciation Rights
The grant of a share appreciation right under the 2026 Plan will create no income tax consequences to us or to the recipient. A participant who is granted a share appreciation right will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the ordinary shares at such time over the grant price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. If the share appreciation right is settled in ordinary shares, upon the participant’s subsequent disposition of such shares, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the ordinary shares on the exercise date).
Phantom Stock
A participant will not recognize income and we will not be entitled to a deduction at the time an award of phantom stock is made under the 2026 Plan. Upon the participant’s receipt of shares (or cash) at the end of the vesting or deferral period, the participant will recognize ordinary income equal to the amount of cash or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If the phantom stock is settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).
Restricted Shares
Generally, a participant will not recognize income and we will not be entitled to a deduction at the time an award of restricted shares is made under the 2026 Plan, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the shares lapse in an amount equal to the fair market value of the restricted shares at such time. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted shares after the time the restrictions lapse will result in a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the ordinary shares on the date the restrictions lapse). Dividends paid in cash and received by a participant in connection with the participant’s services will constitute ordinary income to the participant in the year paid and we will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in shares will be treated as an award of additional restricted shares subject to the tax treatment described herein.
A participant may, within 30 days after the date of the award of restricted shares, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted shares on the date of the award (less the amount, if any, the participant paid for such restricted shares). If the participant makes such an election, then we will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted shares will be treated as dividend income to the participant in the year of payment and will not be deductible by us. Any otherwise taxable disposition of the restricted shares (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted shares, then the participant will not be entitled to claim a credit for the tax previously paid. In addition, we would then be required to include as ordinary income the amount of any deduction we originally claimed with respect to such shares.
Restricted Share Units
A participant will not recognize income and we will not be entitled to a deduction at the time an award of a restricted share unit is made under the 2026 Plan. Upon the participant’s receipt of shares (or cash) at the end of the restriction period, the participant will recognize ordinary income equal to the amount of cash or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If the restricted share units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).
Performance Shares
The grant of performance shares will create no income tax consequences for us or the participant. Upon the participant’s receipt of shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the fair market value of the shares received, except that if the participant receives restricted shares in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted shares as described above. In addition, the participant will recognize ordinary compensation income equal to the dividend equivalents paid on performance shares in connection with the participant’s services. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes income. Upon the participant’s subsequent disposition of the shares, the participant will recognize a capital gain or loss (long-term or short-term depending on the holding period) to the

Amcor plc | 2026 Proxy Statement	63

extent the amount realized from the disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).
Deferred Share Units
A participant will not recognize income and we will not be entitled to a deduction at the time an award of a deferred share unit is made under the 2026 Plan. Upon the participant’s receipt of shares (or cash) at the end of the deferral period, the participant will recognize ordinary income equal to the amount of cash and the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If the deferred share units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).
Share-Denominated Performance Units
The grant of a share-denominated performance unit will create no income tax consequences to us or the participant. Upon the participant’s receipt of cash or shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the amount of cash and the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If share-denominated performance units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).
Cash-Based Awards
A participant who is paid a cash-based award will recognize ordinary income equal to the amount of cash paid and we will generally be entitled to a corresponding income tax deduction.
Section 162(m) Limit on Deductibility of Compensation
Section 162(m) of the Code may limit the deduction we can take for compensation we pay to certain “covered employees,” to
$1,000,000 per year per individual.
Code Section 409A
Awards under the 2026 Plan may constitute, or provide for, a deferral of compensation under Section 409A of the Code. If the requirements of Code Section 409A are not complied with, and if an exemption is not available, then holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax and, potentially, interest and penalties. We have sought to structure the 2026 Plan, and we expect to seek to structure awards under the 2026 Plan, to comply with or be exempt from Code Section 409A and the
Department of Treasury regulations and other interpretive guidance issued pursuant to Code Section 409A.
No Guarantee of Tax Treatment
Notwithstanding any provisions of the 2026 Plan, we do not guarantee to any participant or any other person with an interest in an award that (1) any award intended to be exempt from Code Section 409A will be so exempt, (2) any award intended to comply with Code Section 409A or Code Section 422 will so comply, (3) any award will otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will we or any affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any award.
New Plan Benefits
We cannot currently determine the awards that may be granted under the 2026 Plan in the future to the executive officers named in this proxy statement or to other employees, consultants, directors or other persons. The Board or Compensation
Committee will make such determinations from time to time.

Amcor plc | 2026 Proxy Statement	64

Securities Authorized for Issuance Under Equity Compensation Plans
Equity compensation plans as of June 30, 2026, were as follows:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	15,908,927	(1)	$44.77	(2)	1,513,128	(3)
Equity compensation plans not approved by security holders	--		--		--
Total	15,908,927	(1)	$44.77	(2)	1,513,128	(3)
(1)Includes outstanding option awards of 8,609,586, which have a weighted-average exercise price of $44.77, 4,113,294 awards of ordinary shares issuable upon vesting of performance shares/rights, 2,027,006 awards of ordinary shares issuable upon vesting of share rights, and 1,159,041 restricted shares issued under the share retention plan.
(2)Performance shares/rights, share rights, restricted share units, and non-executive director share plans are excluded when determining the weighted-average exercise price of outstanding options.
(3)May be issued as options, performance shares/rights, share rights, or restricted share units.
Vote Required
The Amcor plc 2026 Omnibus Management Share Plan will be approved if the number of votes cast “for” approval exceed the votes “against” approval.  Abstentions and broker non-votes will not be counted as votes cast and therefore will have no effect.

The Board of Directors recommends a vote “FOR” approval of the Amcor plc 2026 Omnibus Management Share Plan.

Amcor plc | 2026 Proxy Statement	65

Important Information about the Proxy
Materials and Voting Your Shares
Why am I receiving these proxy materials?
The Company is soliciting your proxy in connection with the Annual General Meeting of Shareholders to be held on
Wednesday, November 11, 2026. This proxy statement and the form of proxy or, in some cases, a Notice of Internet
Availability, are being mailed to shareholders commencing on or about September 29, 2026.
Why did I receive a Notice of Internet Availability of proxy materials?
Under the rules of the SEC, we are furnishing proxy materials to certain of our shareholders on the internet, rather than mailing printed copies to those shareholders. This process reduces the environmental impact of our Annual Meeting of Shareholders, expedites shareholders’ receipt of the proxy materials, and lowers our costs. If you received a Notice of Internet Availability of
Proxy Materials (the “Notice of Internet Availability” or “Notice”) by mail, you will not receive a printed copy of the proxy materials unless you request one as instructed in that notice. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the proxy materials on the internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet
Availability.
How will my shares be voted by proxy?
The proxies will vote the shares represented by all properly executed proxies that we receive prior to the meeting that are not revoked in accordance with your instructions. If you properly execute and submit your proxy, but do not indicate how you want your shares voted, the Company proxy will vote your shares:
•“FOR” the ten Director-nominees set forth herein;
•“FOR” the ratification of the appointment of PwC US as our independent registered public accounting firm;
•“FOR” the non-binding, advisory vote approving our executive compensation;
•“FOR” the renewal of the Company’s authorization to repurchase its Ordinary Shares and CHESS Depositary Interests;
and
•“FOR” the approval of the Amcor plc 2026 Omnibus Management Share Plan.
Who will conduct and pay for the cost of this proxy solicitation?
We will bear all costs of soliciting proxies, including reimbursement of banks, brokerage firms, custodians, nominees, and fiduciaries for reasonable expenses they incur. Proxies may be solicited personally, by mail, by telephone, by fax, or by internet by our Directors, officers, or other regular employees without remuneration other than regular compensation. We have retained
Sodali & Co LLC to act as a proxy solicitor for a fee estimated to be $50,000, plus reimbursement of out-of-pocket expenses.
Who is entitled to vote at the meeting?
You are entitled to vote or direct the voting of your Amcor shares if you were a shareholder of record or a beneficial owner of shares in “street name” as of 4:00 p.m. U.S. Eastern Time on September 16, 2026, or a holder of CHESS Depositary Interests as of 7:00 p.m. Australian Eastern Standard Time, on September 16, 2026, the record date for our Annual Meeting.
As of the record date, there were 462,345,690 shares of Amcor outstanding. Each ordinary share entitles the shareholder of record to one vote. Cumulative voting is not permitted. See the Admission Policy in this proxy statement for instructions on obtaining a ticket to attend the meeting.
What does it mean to be a shareholder of record?
If, on the record date, your ordinary shares were registered directly in your name with our transfer agent, Computershare, then you are a “shareholder of record.” As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy.
Whether or not you plan to attend the Annual Meeting, we urge you to vote by the internet, by telephone, or to fill out and return the enclosed proxy card, to ensure your vote is counted.

Amcor plc | 2026 Proxy Statement	66

What does it mean to beneficially own shares in “street name”?
If, on the record date, your ordinary shares were held in an account at a bank, broker or other financial institution (we will refer to those organizations collectively as a “broker”), then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker. The broker holding your account is considered the shareholder of record for purposes of voting at our Annual Meeting. As the beneficial owner, you have the right to direct your broker on how to vote the shares in your account. As a beneficial owner, you are invited to attend the Annual Meeting. However, because you are not a shareholder of record, if you want to vote your shares in person at the Annual Meeting, you must request and obtain a valid proxy from your broker giving you that right, and must satisfy the Admission Policy described below.
Under the NYSE rules, the only matter on which your broker can vote your shares without receiving instructions from you is the ratification of auditors. Your broker does not have discretionary authority to vote your shares on any other matter. We encourage you to communicate your voting decisions to your broker before the Annual Meeting date to ensure that your vote will be counted.
What does it mean to be a holder of CHESS Depositary Interests?
CHESS Depositary Interests are issued by Amcor through CHESS Depositary Nominees Pty Limited (“CDN”), and traded on the Australian Securities Exchange, or ASX. The depositary interests are frequently called “CDIs.” If you own Amcor CDIs, then you are the beneficial owner of one Amcor ordinary share for every CDI you own. CDN or its custodian is considered the shareholder of record for purposes of voting at our Annual Meeting. As the beneficial owner, you have the right to direct CDN or its custodian on how to vote the shares in your account. As a beneficial owner, you are invited to attend the Annual Meeting.
But because you are not a shareholder of record, if you want to vote your shares in person at the Annual Meeting, you must request and obtain a valid proxy from CDN or its custodian giving you that right, and must satisfy the Admission Policy described below.
You will receive a notice from Computershare allowing you to deliver your voting instructions over the internet. In addition, you may request paper copies of the proxy statement and voting instructions by following the instructions on the notice provided by
Computershare.
Under the rules governing CDIs, CDN is not permitted to vote on your behalf on any matter to be considered at the Annual
Meeting unless you specifically instruct CDN how to vote. We encourage you to communicate your voting decisions to CDN before the Annual Meeting date to ensure that your vote will be counted.
What is the required quorum to conduct business at the Annual Meeting?
A quorum will consist of one or more shareholders present in person or by proxy who hold or represent shares of at least a majority of the total voting rights of all the voting power of the shares entitled to vote at the Annual Meeting.
How many votes are required to approve each proposal?
The affirmative vote of the holders of a majority of the votes cast by shareholders present in person or represented by proxy at the meeting and entitled to vote, is required to re-elect Directors, approve the ratification of PwC US as our independent registered public accounting firm and approve the Amcor plc 2026 Omnibus Management Share Plan.
The Say-on-Pay Vote is advisory and non-binding. We will consider shareholders to have approved the Say-on-Pay Vote if there is an affirmative vote of the holders of a majority of the votes cast by shareholders present in person or represented by proxy at the meeting and entitled to vote.
The renewal of the Company’s authorization to repurchase its ordinary shares and CHESS depositary interests is a special resolution under Jersey law. A special resolution requires approval by the holders of two-thirds of the voting rights represented at the meeting, in person or by proxy, and voting thereon.
If the votes are equal on a proposal, the chair of the meeting has a casting vote.
How are votes counted?
Abstentions will be treated as shares that are present and entitled to vote. Accordingly, abstentions will have the effect of a vote “Against” the particular matter. If a broker indicates on the proxy card that it does not have discretionary authority to vote certain shares on a particular matter, it is referred to as a “broker non-vote.” Broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be considered as voted for the purpose of determining the approval of the particular matter.

Amcor plc | 2026 Proxy Statement	67

How do I vote?
Your vote is important. You may vote on the internet, by telephone, by mail, or at the Annual Meeting, all as described below.
The internet and telephone voting procedures are designed to authenticate shareholders using a control number, and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the internet, you do not need to return your Notice, proxy card or voting instruction card. Telephone and internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m. U.S. Eastern Time on November 10, 2026 or, for a holder of CHESS Depositary
Interests, until 10:00 a.m. Australian Eastern Daylight Time on November 9, 2026.
Vote on the Internet
If you have internet access, you may submit your proxy by following the instructions provided in the Notice, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. On the internet voting site, you can confirm that your instructions have been properly recorded.
Vote by Telephone
You can also vote by telephone by following the instructions provided on the internet voting site, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.
Vote by Mail
If you elected to receive printed proxy materials by mail, you may choose to vote by mail by marking your proxy card or voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided. Please allow sufficient time for mailing if you decide to vote by mail.
Voting at the Annual Meeting
The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the Annual Meeting. All shareholders of record on September 16, 2026 are invited to attend and participate at the meeting.
How can I revoke my proxy or change my vote?
You may revoke your proxy or change your vote at any time before the proxy is exercised by any of the following methods:

Holder	Method of Voting

Holders of record
•Delivering written notice of revocation to our Corporate Secretary at our principal executive office located at 83
Tower Road North, Warmley, Bristol BS30 8XP, United Kingdom;
•Delivering another timely and later dated proxy;
•Revoking by internet or by telephone before 11:59 p.m. U.S. Eastern Time on November 10, 2026, for shares traded on the NYSE; or
•Attending the Annual Meeting and voting in person by written ballot. Please note that your attendance at the meeting will not revoke your proxy unless you actually vote at the meeting.

Stock held by brokers, banks and nominees and CDIs
You must contact your broker, bank or other nominee to obtain instructions on how to revoke your proxy or change your vote. CDI holders must contact Computershare to revoke your proxy or change your vote. You may also obtain a “legal proxy” from your broker, bank or other nominee to attend our Annual Meeting and vote in person by written ballot.

What is the address for the Company’s principal executive office?
The mailing address of our principal executive office is:
Amcor plc
83 Tower Road North
Warmley, Bristol BS30 8XP
United Kingdom

Amcor plc | 2026 Proxy Statement	68

Householding Information
CDI holders are sent separate copies of the proxy statement and annual report or Notice of Internet Availability. For shareholders other than CDI holders, you may be sent a single copy of these proxy materials where more than one shareholder has a shared address (“householding”). We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and annual report or Notice of Internet Availability in a separate envelope, as applicable, to a shareholder at a shared address to which a single copy of these documents was delivered. Such request may be made by contacting Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51
Mercedes Way, Edgewood, NY 11717. If shareholders (other than CDI holders) reside at a shared address and prefer to receive a single copy of the proxy statement, annual report or Notice of Internet Availability, either now or in the future, please contact Broadridge Financial Solutions, Inc. as described above.
Cautionary Statement Regarding Forward-Looking Statements
This document contains certain statements that are "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified with words like "believe," "expect," "target," "project," "may," "could," "would," "approximately," "possible," "will," "should," "intend,"
"plan," "anticipate," "commit," "estimate," "potential," "ambitions," "outlook," or "continue," the negative of these words, other terms of similar meaning, or the use of future dates. Such statements are based on the current expectations of the management of Amcor and are qualified by the inherent risks and uncertainties surrounding future expectations generally.
Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Neither Amcor nor any of its respective directors, executive officers, or advisors, provide any representation, assurance, or guarantee that the occurrence of the events expressed or implied in any forward-looking statements will actually occur or if any of them do occur, what impact they will have on the business, results of operations or financial condition of Amcor. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on Amcor's business.
Amcor provides guidance on a non-GAAP basis without reconciliation as we are unable to predict with reasonable certainty the ultimate outcome and timing of certain significant forward-looking items without unreasonable effort. These items include but are not limited to the impact of foreign exchange translation, restructuring program costs, asset impairments, possible gains and losses on the sale of assets, certain tax related events, and difficulty in making accurate forecasts and projections in connection with the legacy Berry business given recency of access to all relevant information. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP earnings for the guidance period.

Amcor plc | 2026 Proxy Statement	69

Submission of Shareholder
Proposals and Nominations
Proposals for Inclusion in Proxy Statement
As a result of the change to our fiscal year, our 2027 Annual Meeting will be accelerated in connection with the new fiscal year end and is expected to take place on or about May 20, 2027. As a result of the date of the 2027 Annual Meeting being more than 30 days earlier than the anniversary date of this annual meeting, we must receive all shareholder proposals to be presented at the 2027 Annual Meeting that are requested to be included in the proxy statement and form of proxy relating thereto pursuant to SEC Rule 14a-8 not later than December 7, 2026.
Other Proposals and Nominees
Shareholder proposals to be brought before any meeting of shareholders or nominations of persons for election as a Director at any meeting of shareholders must be made pursuant to timely notice in writing to the Corporate Secretary of the Company.
To be timely, notice by the shareholder must be delivered or received at our principal executive offices not earlier than the close of business on the one hundred twentieth (120th) day before the anniversary of the previous year’s annual general meeting and not later than the close of business on the ninetieth (90th) day before the anniversary of the previous year’s annual general meeting. If, however, there was no annual general meeting in the prior year or the date of the annual general meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual general meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual general meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company.
Accordingly, based on the expected date of our 2027 Annual Meeting, any such shareholder proposal or nomination for the
2027 Annual Meeting must be delivered no earlier than the close of business on January 20, 2027 and no later than the close of business on February 19, 2027.  Please note that these requirements are separate from the SEC’s requirements to have a shareholder’s proposal included in our proxy materials.
In addition to satisfying the foregoing requirements, shareholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must provide notice that sets forth the additional information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended no earlier than the close of business on January 20, 2027 and no later than the close of business on February 19, 2027.
Notice Requirements
A notice of a shareholder proposal for Director nominations or other business must set forth certain information concerning such proposal, the proposing shareholder and the nominees, as specified in our Articles and as required by SEC rules, as applicable. The presiding officer of the meeting will refuse to acknowledge any proposal or nomination not made in compliance with the foregoing procedures.
The Board of Directors is not aware of any other matters to be presented at the meeting. However, if any matter other than those referred to above should come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

Amcor plc | 2026 Proxy Statement	70

Important Notice Regarding Availability
of Proxy Materials for the Annual General
Meeting of Shareholders to Be Held
on November 11, 2026
The following materials are available for viewing on the internet:
•Proxy statement for the 2026 Annual General Meeting of Shareholders;
•2026 Annual Report to Shareholders; and
•Annual report on Form 10-K for the fiscal year ended June 30, 2026.
To view the proxy statement, 2026 Annual Report to Shareholders, or annual report on Form 10-K, holders of ordinary shares should visit www.proxyvote.com and holders of CDIs should visit www.investorvote.com.au and enter your control number from your Notice of Internet Availability or proxy card.

Amcor plc | 2026 Proxy Statement	71

Admission Policy
All shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting of Shareholders on
November 11, 2026. CDI holders as of the record date may also attend. If you would like to attend the meeting in person, you must request an admission ticket and follow the instructions below. You may request an admission ticket by:
•Calling +61 3 9226 9000 in Australia or +1 224 313 7000 in the United States;
•E-mailing investor.relations@amcor.com; or
•Mailing a request to Amcor plc at 83 Tower Road North, Warmley, Bristol BS30 8XP, United Kingdom, Attention: Corporate
Secretary.
Seating is limited. Tickets will be issued on a first-come, first-served basis. You may pick up your ticket at the registration table prior to the meeting. Please be prepared to show your photo identification. Please note that if you hold shares in “street name” (that is, through a bank, broker or other financial institution), you will also need to obtain a valid proxy giving you the right to attend the Annual Meeting or bring a copy of a statement reflecting your shared ownership as of the record date. If you hold CDIs and wish to vote your shares in person, you must obtain a valid proxy from CDN or its custodian. If you attend as a representative of an entity that owns shares of record, you will need to bring proper identification indicating your authority to represent that entity.

Amcor plc | 2026 Proxy Statement	72

Annex A
AMCOR PLC
2026 OMNIBUS MANAGEMENT SHARE PLAN
(Effective as of 11 November 2026)
1.Purpose of the Plan; Effect on Prior Plan
This Plan is intended to promote the interests of Amcor and its shareholders by providing participants with incentives and rewards to encourage them to deliver outcomes and/or continue in the service of the Company.  If Amcor’s shareholders approve this Plan, the Amcor plc 2019 Omnibus Management Share Plan (the “Prior Plan”) will terminate on the Effective Date and no further awards will be granted under the Prior Plan after the Effective Date; provided that all outstanding awards under the Prior Plan as of the Effective Date shall remain outstanding and shall be administered and settled in accordance with the provisions of the Prior Plan.
2.Definitions
As used in the Plan or in any instrument governing the terms of any Incentive Award, the following definitions apply to the terms indicated below:
(a)“Affiliate” means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person.
(b)“Amcor” means Amcor plc, a public limited company incorporated under the Laws of the Bailiwick of Jersey
(and any successor thereto).
(c)“Award Agreement” means a written or electronic agreement, in a form determined by the Committee from time to time, entered into by each Participant and the Company, evidencing the grant of an Incentive Award under the Plan.
(d)“Board of Directors” means the Board of Directors of Amcor.
(e)“Cash-Based Award” means an Incentive Award granted pursuant to Section 7(b) hereof and payable in cash at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion.
(f)“Cause” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s termination of Service, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the
Participant at the time of the grant of the Incentive Award (or where there is such an agreement but it does not define
“cause” (or words of like import)), termination due to a Participant’s insubordination, dishonesty, fraud, incompetence, moral turpitude, willful misconduct, refusal to perform the Participant’s duties or responsibilities for any reason other than illness or incapacity, or materially unsatisfactory performance of the Participant’s duties for the Company or an Affiliate, as determined by the Committee in its good-faith discretion; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the
Participant at the time of the grant of the Incentive Award that defines “cause” (or words of like import), “cause” as defined under such agreement.
(g)“Change in Control” means, unless otherwise defined in the Award Agreement, (i) any one Person, or more than one Person acting as a group (as defined under Treasury Regulation § 1.409A-3(i)(5)(v)(B)), other than Amcor or any employee benefit plan sponsored by Amcor, acquires ownership of shares of Amcor that, together with shares held by such
Person or group, constitutes more than 50 percent of the total fair market value or total Voting Power of the shares of Amcor;
(ii) a majority of members of the Board of Directors is comprised of directors whose appointment or election is (x) not endorsed by a majority of the members of the Board of Directors before the date of each appointment or election or (y) approved in connection with any actual or threatened contest for election to positions on the Board of Directors; (iii) any one Person, or
more than one Person acting as a group (as defined in Treasury Regulation § 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the
Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions, or (iv) a merger, consolidation, reorganization or similar transaction with or into Amcor or in which securities of Amcor are issued, as a result of which the holders of Voting
Securities of Amcor immediately before such event own, directly or indirectly, immediately after such event less than 50% of the combined Voting Power of the outstanding Voting Securities of the surviving company or parent corporation resulting from, or issuing its Voting Securities as part of, such event. For purposes of subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Notwithstanding the foregoing, an event described herein shall be considered a “Change in
Control” for distribution or payment purposes only if it constitutes a “change in control event” under Section 409A of the Code, to the extent necessary to avoid adverse tax consequences thereunder.

Amcor plc | 2026 Proxy Statement	73

(h)“Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder.
(i)“Committee” means the Compensation Committee of the Board of Directors or such other committee as the
Board of Directors shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan.
(j)“Company” means Amcor and all of its Subsidiaries, collectively.
(k)“Consultant” means any natural person who is an advisor, contractor or consultant to the Company.
(l)“Deferred Compensation Plan” means any plan, agreement or arrangement maintained by the Company from time to time that provides opportunities for deferral of compensation.
(m)“Director” means a member of the Board of Directors.
(n)“Effective Date” means the date the Plan is approved by the shareholders of Amcor.
(o)“Eligible Person” has the meaning set forth in Section 5 of the Plan.
(p)“Employee” means an employee of the Company.
(q)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(r)“Fair Market Value” means, with respect to a Share, as of the applicable date of determination, any of (i) the closing price as reported on the securities exchange/s on which Shares are then listed or admitted to trading (the “Securities
Exchange”) on the trading day immediately prior to the date of grant of an Incentive Award, (ii) the closing price as reported on the Securities Exchange on the date of grant of an Incentive Award, or (iii) the highest trading price, the lowest trading price, or the average closing price for the period up to 30 days prior to the date of grant (as determined by the Compensation
Committee) as reported on the Securities Exchange, or any other price permitted by Treas. Reg. s. 1.409A-1(b)(5)(iv)(A). In the event that the price of a Share shall not be so reported, the Fair Market Value of a Share shall be determined by the
Committee in its sole discretion taking into account the requirements of Section 409A of the Code.
(s)“Incentive Award” means one or more Cash-Based Awards or Share Incentive Awards, collectively.
(t)“Non-Employee Director” means a Director who is not also an employee of the Company.
(u)“Option” means a stock option to purchase Shares granted to a Participant pursuant to Section 6.
(v)“Other Share-Based Award” means an award granted to a Participant pursuant to Section 7.
(w)“Participant” means an Eligible Person to whom one or more Incentive Awards have been granted pursuant to the Plan and have not been fully settled or cancelled and, following the death of any such Person, his successors, heirs, executors and administrators, as the case may be.
(x)“Person” means a “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act, including any “group” within the meaning of Section 13(d)(3) under the Exchange Act.
(y)“Plan” means this Amcor 2026 Omnibus Management Share Plan, as it may be amended from time to time.
(z)“Securities Act” means the Securities Act of 1933, as amended.
(aa) “Service” means (i) for an Eligible Person who is an Employee at the time of grant of an Incentive Award, the period during which such Eligible Person is employed by the Company, (ii) for an Eligible Person who is a Director at the
time of grant of an Incentive Award, the period during which such Eligible Person is a member of the Board of Directors, and
(iii) for an Eligible Person who is a Consultant at the time of grant of an Incentive Award, the period during which such Eligible
Person is providing services to the Company.
(bb) “Share” means an ordinary share of Amcor, or any other security into which the ordinary shares shall be changed pursuant to the adjustment provisions of Section 8 of the Plan.
(cc) “Share Incentive Award” means an Option or Other Share-Based Award granted pursuant to the terms of the
Plan.
(dd) “Subsidiary” means any “subsidiary” within the meaning of Rule 405 under the Securities Act.
(ee) “Substitute Award” means Incentive Awards that result from the assumption of, or are in substitution for, outstanding awards previously granted by a company or other entity acquired, directly or indirectly, by Amcor or one of its
Subsidiaries or with which Amcor or one of its Subsidiaries combines.
(ff) “Voting Power” means the number of votes available to be cast (determined by reference to the maximum number of votes entitled to be cast by the holders of Voting Securities upon any matter submitted to shareholders where the holders of all Voting Securities vote together as a single class) by the holders of Voting Securities.

Amcor plc | 2026 Proxy Statement	74

(gg) “Voting Securities” means any securities or other ownership interests of an entity entitled, or which may be entitled, to vote on the election of directors, or securities or other ownership interests which are convertible into, or exercisable in exchange for, such Voting Securities, whether or not subject to the passage of time or any contingency.
3.Shares Subject to the Plan and Limitations on Incentive Awards
(a)    Share Reserve
The maximum number of Shares that may be covered by Incentive Awards granted under the Plan shall not exceed
12,100,000 Shares in the aggregate, plus the number of Shares available for issuance under the Prior Plan that had not been made subject to outstanding awards as of the Effective Date, plus the number of Shares described in Section 3(c) (collectively, the “Reserve”), all of which may be issued pursuant to the exercise of incentive stock options. The Reserve shall be subject to adjustment as provided in Section 8 and the following provisions of this Section 3. Of the Shares described, 100% may be delivered in connection with “full-value Awards”, meaning Incentive Awards other than Options or share appreciation rights
(“SARs”). Any Shares granted under any Incentive Awards shall be counted against the Share limit on a one-for-one basis.
Shares issued under the Plan may be either authorized and unissued shares, treasury shares, shares purchased by the
Company in the open market, or any combination of the preceding categories as the Committee determines in its sole discretion.
(b)    Depletion and Replenishment of Shares Under this Plan
For purposes of this Section 3, Shares covered by Incentive Awards shall only be counted as used to the extent they are actually issued and delivered to a Participant (or such Participant’s permitted transferees as described in the Plan)
pursuant to the Plan; provided, however, that if Shares are withheld to pay the exercise price of an Option or base price of a
SAR or to satisfy any tax withholding requirement in connection with an Option or SAR, both the Shares issued (if any) and the
Shares withheld will be deemed delivered for purposes of determining the number of Shares that are available for delivery under the Plan. In addition, if Shares are issued subject to conditions which may result in the forfeiture, cancellation or return of such Shares to the Company, any portion of the Shares forfeited, cancelled or returned shall be treated as not issued pursuant to the Plan; provided that any such Shares issued that the Company subsequently reacquires pursuant to rights reserved upon the issuance of the Shares may not be issued pursuant to incentive stock options. If it is determined during the term of an Incentive Award that all or some portion of the Shares with respect to which the Incentive Award was granted will not be issuable on the basis that the conditions for such issuance will not be satisfied, then such Shares shall not be counted against the Reserve and shall be treated as available for future Incentive Awards, as of the date of such determination. Shares covered by Incentive Awards granted pursuant to the Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger (within the meaning of
Section 303A.08 of the New York Stock Exchange Listed Company Manual) shall not count as used under the Plan for purposes of this Section 3.
(c)    Addition of Shares from Prior Plan
After the Effective Date, if any Shares subject to awards granted under the Prior Plan would become available to be re-credited to the Prior Plan’s reserve if such plan were still in effect (but applying the provisions of Section 3(b) and the Prior
Plan’s limits on re-crediting), then those Shares will be available for the purpose of granting Incentive Awards under the Plan, thereby increasing the Reserve.
(d)    Non-Employee Director Compensation
The maximum number of Shares subject to Incentive Awards granted during a single fiscal year to any Non-
Employee Director, taken together with any cash fees paid during the fiscal year to the Non-Employee Director in respect of the Non-Employee Director’s service as a member of the Board of Directors during such fiscal year (including service as chair or a member or chair of any committees of the Board of Directors), shall not exceed such number of Shares as has a total value of $1,000,000 (calculating the value of any such Incentive Awards based on the grant date fair value of such Incentive
Awards for financial reporting purposes). The Board of Directors may make exceptions to this limit for a non-executive chair of the Board of Directors or, in extraordinary circumstances, for other individual Non-Employee Directors, as the Board of
Directors may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.
4.Administration of the Plan
The Plan shall be administered by a Committee of the Board of Directors consisting of two or more Persons, each of whom qualifies as a “non-employee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the
Exchange Act), and as “independent” as required by the New York Stock Exchange or any security exchange on which the
Shares are listed, in each case if and to the extent required by applicable law or necessary to meet the requirements of such
Rule, Section or listing requirement at the time of determination. From time to time, the Board of Directors may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new

Amcor plc | 2026 Proxy Statement	75

members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall, consistent with the terms of the Plan, from time to time designate those Eligible Persons who shall be granted Incentive Awards under the
Plan and the amount, type and other terms and conditions of such Incentive Awards. All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee, in writing, to any subcommittee thereof, in which case the acts of such subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may also from time to time authorize a subcommittee consisting of one or more members of the Board of Directors (including members who are employees of the Company) or employees of the Company to grant Incentive Awards to Persons who are not “officers” of the
Company (within the meaning of Rule 16a-1(f) under the Exchange Act) or Directors, subject to such restrictions and limitations as the Committee may specify and to the requirements of applicable law.
The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and any Award Agreement thereunder, and to adopt, amend and rescind from time to time such rules and regulations for the administration of the Plan, including rules and regulations related to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign tax laws, as the Committee may deem necessary or appropriate. Decisions of the Committee shall be final, binding and conclusive on all parties. For the avoidance of doubt, the Committee may exercise all discretion granted to it under the Plan in a non-uniform manner among Participants.
The Committee may delegate the administration of the Plan to one or more officers or employees of the Company, and such administrator(s) may have the authority to execute and distribute Award Agreements, to maintain records relating to
Incentive Awards, to process or oversee the issuance of Shares under Incentive Awards, to interpret and administer the terms of Incentive Awards, and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Incentive Awards under the Plan, provided that in no case shall any such administrator be authorized (i) to take any action inconsistent with Section 409A of the Code with respect to any Incentive Award subject to such provision or (ii) to take any action inconsistent with applicable law. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator. The Committee and, to the extent it so provides, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the
Committee, or subcommittee, shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval, or modification by the Committee or subcommittee.
On or after the date of grant of an Incentive Award under the Plan, the Committee may, without limitation, (i)
accelerate the date on which any such Incentive Award becomes vested, exercisable or transferable, as the case may be, (ii)
extend the term of any such Incentive Award, including, without limitation, extending the period following a termination of a
Participant’s Service during which any such Incentive Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability or transferability, as the case may be, of any such Incentive Award, or (iv) adopt procedures regarding the exercise of Options or SARs, including establishing “black out” or other periods during which Options or SARs may not be exercised; provided, that the Committee shall not have any such authority to the extent that the grant of such authority would cause any tax to become due under Section 409A of the Code. Notwithstanding anything herein to the contrary, the Company shall not (x) reprice (within the meaning of Section 303A.08 of the New York Stock Exchange Listed Company Manual and any
other formal or informal guidance issued by the New York Stock Exchange) any Option or SAR or (y) purchase underwater
Options or SARs from a Participant for value in excess of zero, in each case without the approval of the shareholders of
Amcor.
The Company shall pay any amount payable with respect to an Incentive Award in accordance with the terms of such
Incentive Award, provided that the Committee may, in its discretion, defer, or give a Participant the election to defer, the payment of amounts payable with respect to an Incentive Award subject to and in accordance with the terms of a Deferred
Compensation Plan.
No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and Amcor shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the
Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.
5.Eligibility
The Persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be those Employees,
Consultants, and Directors whom the Committee shall select from time to time, including any person who has received an offer to become an Employee, Consultant or Director, so long as the Incentive Award is contingent on such Person commencing
Service (any such Person, an “Eligible Person”). Each Incentive Award granted under the Plan shall be evidenced by an Award
Agreement.

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6.Options and SARs
The Committee may from time to time grant Options and SARs on such terms as it shall determine, subject to the terms and conditions set forth in the Plan.
(a)Exercise or Base Price
The exercise price per Share covered by any Option and the base price per Share to which any SAR relates shall be not less than 100% of the Fair Market Value of a Share on the date on which such Option or SAR is granted, it being understood that the exercise price of an Option or the base price of an SAR that is a Substitute Award may be less than the
Fair Market Value per Share on the date such Substitute Award is assumed, provided that such substitution complies with applicable laws and regulations.
(b)Term and Exercise of Options and SARs
(i) Each Option or SAR shall become vested and exercisable on such date or dates, during such period and for such number of Shares as set forth in the Award Agreement; provided that each Option and SAR shall be subject to earlier termination, expiration or cancellation as provided in the Plan or the Award Agreement. Notwithstanding the foregoing, no
Option or SAR shall be exercisable after the expiration of ten years from the date such Option or SAR is granted; provided, however that the expiration of the Option or SAR may be tolled while the Participant cannot exercise such Option or SAR because an exercise would violate an applicable law, or would jeopardize the ability of Amcor to continue as a going concern
(but only to the extent such tolling would not result in adverse tax consequences), provided, further that the period during which the Option or SAR may be exercised is not extended more than 30 days after the exercise of the Option or SAR first would no longer violate such applicable laws or jeopardize the ability of Amcor to continue as a going concern.
(ii) Each Option or SAR shall be exercisable in whole or in part. The partial exercise of an Option or SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof.
(iii) An Option or SAR shall be exercised by such methods and procedures as the Committee determines from time to time, including without limitation through net physical settlement or other method of cashless exercise.
7.Other Share-Based Awards and Cash-Based Awards
(a)Other Share-Based Awards
The Committee may from time to time grant equity-based or equity-related Incentive Awards not otherwise described herein in such amounts and on such terms as it shall determine, subject to the terms and conditions set forth in the Plan.
Without limiting the generality of the preceding sentence, each such Other Share-Based Award may (i) involve the transfer of actual Shares to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of Shares, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of phantom stock, restricted shares, restricted share units, performance shares, deferred share units or share-denominated performance units, and/or (iv) be designed to comply with applicable laws of jurisdictions other than the United States; provided, that each Other
Share-Based Award shall be denominated in, or shall have a value determined by reference to, a number of Shares that is specified at the time of the grant of such Incentive Award.
(b)Cash-Based Awards
The Committee may from time to time grant Cash-Based Awards to Eligible Persons in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by applicable law, as it shall determine in its sole discretion. Cash-Based Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Incentive Awards at any time in its sole discretion. The grant of a
Cash-Based Award shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder.
8.Adjustment Upon Certain Changes
Subject to any action by the shareholders of the Company required by law, applicable tax rules or the rules of any exchange on which Shares are listed for trading:
(a)Adjustments to Shares and Awards
In the event of any share dividend or split (including a reverse split), recapitalization, merger, consolidation, combination or exchange of Shares, spin-off or similar corporate change or extraordinary cash dividend, some or all of the number and type of shares subject to this Plan and with respect to which the Committee may grant Incentive Awards, number and type of shares subject to Incentive Awards, exercise price of any Option or base price of any SAR and the applicable performance targets or criteria shall be adjusted or substituted by the Committee, in such manner as it may deem equitable to

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prevent dilution, enlargement or reduction in rights, benefits or potential benefits intended to be made available under the Plan or the Incentive Award. In the event of any change in the number of Shares or other securities of Amcor outstanding by reason of any other event or transaction, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments to the type or number of Shares or other securities with respect to which Incentive Awards may be granted and/or to the number of Shares or other securities subject to Incentive Awards.  Notwithstanding the foregoing, in the case of a share dividend (other than a share dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares or other securities (including a reverse share split), if no action is taken by the Committee, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such share dividend or subdivision or combination of the Shares or other securities.  The Company shall have no obligation to treat all Incentive
Awards consistently with respect to the adjustments contemplated by this paragraph and may treat any Incentive Award differently from the treatment applied to other Incentive Awards.
(b)Increase or Decrease in Issued Shares Without Consideration
In the event of any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment of a Share dividend (but only on the Shares), or any other increase or decrease in the number of such Shares effected without receipt or payment of consideration by the Company, the Committee shall, to the extent deemed appropriate by the Committee, adjust the type or number of Shares subject to each outstanding Incentive Award and the exercise price of any Option or base price of any SAR.
(c)Certain Mergers and Other Transactions
In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets (on a consolidated basis), (iii) a merger, consolidation or similar transaction involving the Company in which the holders of Shares receive consideration in respect of Shares, including cash, securities and/or other property, other than, or in addition to, shares of the surviving corporation in such transaction, the Committee shall, to the extent deemed appropriate by the
Committee, have the power to:
(i) cancel, effective immediately prior to the occurrence of such event, each Incentive Award (whether or not then exercisable or vested), and, in full consideration of such cancellation, pay to the Participant to whom such Incentive
Award was granted an amount in cash, for each Share subject to such Incentive Award, equal to the value, as determined by the Committee, of such Incentive Award, provided that with respect to any outstanding Option or SAR such value shall be equal to the excess of (A) the value, as determined by the Committee, of the property (including cash) received by the holder of a Share as a result of such event over (B) the exercise price of such Option or base price of such SAR (which, for the avoidance of doubt, may be zero in the case of underwater Options and SARs); or
(ii) provide for the termination of an Incentive Award (whether or not then exercisable or vested) in exchange for an award with respect to (1) some or all of the cash, securities and/or other property, if any, which a holder of the number of
Shares subject to such Incentive Award would have received in such transaction upon the exercise of such Incentive Award or realization of the Participant’s rights as of the date of occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Committee determines in good faith that no amount would have been attained upon the exercise of such Incentive Award or realization of the Participant’s rights, then such Incentive Award may be terminated by the Company without payment) or (2) securities of the acquirer or surviving entity, or any combination of the foregoing and, incident thereto, in any case, make an equitable adjustment as determined by the Committee in the exercise price of the Incentive Award, or the number of securities or amount of property subject to the Incentive Award or provide for a payment (in cash or other property) to the Participant to whom such Incentive Award was granted in partial consideration for the exchange of the Incentive Award.
Except as otherwise expressly provided in any agreement between a Participant and the Company or an Affiliate, if any payment or benefits paid by the Company pursuant to the Plan, including vesting or similar provisions (“Plan Payments”), would cause some or all of the Plan Payments or any other payments made to or benefits received by a Participant in connection with a Change in Control (such payments or benefits, together with the Plan Payments, the “Total Payments”) to be subject to the tax (“Excise Tax”) imposed by Code Section 4999 but for this paragraph, then the Total Payments shall be delivered either (a) in full or (b) in an amount such that the value of the aggregate Total Payments that the Participant is entitled to receive shall be One Dollar ($1.00) less than the maximum amount that the Participant may receive without being subject to the Excise Tax, whichever of (A) or (B) results in the receipt by the Participant of the greatest benefit on an after-tax basis (taking into account applicable federal, state and local income taxes and the Excise Tax).
(d)Other Changes
In the event of any change in the capitalization of Amcor or corporate change other than those specifically referred to in Sections 8(a), (b) or (c), the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the number and class of shares subject to Incentive Awards outstanding on the date on which such change occurs and in such other terms of such Incentive Awards as the Committee may consider appropriate.  In addition, notwithstanding any other provision of the Plan, and without affecting the number of Shares otherwise reserved or available under the Plan, in connection

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with any merger, consolidation, acquisition of property or shares, or reorganization, the Committee may authorize Substitute
Awards upon such terms and conditions as it may deem appropriate.
(e)No Other Rights
Except as expressly provided in the Plan or any Award Agreement, no Participant shall have any rights by reason of any subdivision or consolidation of Shares of any class, the payment of any dividends or dividend equivalents, any increase or decrease in the number of Shares of any class or any dissolution, liquidation, merger or consolidation of Amcor or any other corporation. Except as expressly provided in the Plan, no issuance by Amcor of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares or amount of other property subject to, or the terms related to, any Incentive Award. In taking any of the actions permitted under this Section 8, the Committee will not be required to treat all Incentive Awards similarly in the transaction.
(f)Savings Clause
No provision of this Section 8 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code with regard to Incentive Awards subject to Section 409A of the Code.
No provision of this Section 8 shall be given effect to the extent such provision would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act.
9.Change in Control; Termination of Service
(a)Change in Control
Subject to the terms of an Award Agreement, in the event of a Change in Control, (A) Incentive Awards that vest based on time-based criteria will not vest on a Change in Control but will vest if the applicable Participant is terminated without
Cause within two years after the consummation of a Change in Control and (B) all performance-based Incentive Awards will convert to time-based Incentive Awards that will be subject to clause (A), with the number of Shares to be determined based on assuming either (1) actual performance to date of a Change in Control (extrapolated as appropriate to the end of the performance period), (2) target performance or (3) the higher of (1) or (2), in the discretion of the Committee.
Notwithstanding the foregoing and subject to the terms of an Award Agreement, in the event of a Change in Control, each outstanding Incentive Award shall be treated as the Committee determines, including, without limitation that (x) Incentive
Awards may be continued, assumed, or substantially equivalent Incentive Awards may be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices,
(y) Incentive Awards may be terminated in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Incentive Award or realization of the Participant’s rights as of the date of occurrence of the Change in Control (and, for the avoidance of doubt, if as of the date of the occurrence of the Change in
Control the Committee determines in good faith that no amount would have been attained upon the exercise of such Incentive
Award or realization of the Participant’s rights, then such Incentive Award may be terminated by the Company without payment) or (z) outstanding Incentive Awards will terminate upon or immediately prior to the consummation of such Change in
Control (provided that the Committee provides at least twenty days’ notice to the Participants holding such Incentive Awards and each Participant has had the right to exercise such Incentive Awards in full).
(b)Termination of Service
(i) Termination of Service shall mean a separation from service within the meaning of Section 409A of the
Code, unless the Participant is retained pursuant to a written agreement and such agreement provides otherwise, to the extent such other provision would not result in the imposition of penalties under Section 409A of the Code. The Service of a
Participant with the Company shall be deemed to have terminated for all purposes of the Plan if such Person is employed by or provides services to a Person that is a Subsidiary of the Company and such Person ceases to be a Subsidiary of the
Company, unless the Committee determines otherwise. Unless otherwise agreed by the Committee upon the advice of counsel that so agreeing does not result in the imposition of penalties under Section 409A of the Code, a Participant who ceases to be an employee of the Company but continues, or simultaneously commences, Service to the Company shall be deemed to have had a termination of Service for purposes of the Plan. Without limiting the generality of the foregoing, the
Committee shall determine whether an authorized leave of absence shall constitute termination of Service, provided that a
Participant who is an employee will not be deemed to cease Service in the case of any leave of absence approved by the
Company. Furthermore, no payment shall be made with respect to any Incentive Awards under the Plan that are subject to
Section 409A of the Code as a result of any such authorized leave of absence or absence in military or government service unless such authorized leave of absence constitutes a separation from service for purposes of Section 409A of the Code.
(ii) The Award Agreement shall specify the consequences with respect to such Incentive Award of the termination of Service of the Participant holding the Incentive Award.

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10.Minimum Vesting and Acceleration; Dividends and Dividend Equivalents; Rights Under the Plan; Fractional
Shares
(a)Minimum Vesting Period
All Incentive Awards that may be settled in Shares must have a minimum vesting period of one (1) year from the date of grant, provided that such minimum vesting period will not apply to Incentive Awards with respect to up to five percent (5%)
of the total number of Shares reserved pursuant to Section 3. For purposes of Incentive Awards granted to Non-Employee
Directors, “one year” may mean the period of time from one annual shareholders meeting to the next annual shareholders meeting, provided that such period of time is not less than fifty (50) weeks.
(b)Discretion to Accelerate
Notwithstanding Section 10(a), the Committee may accelerate the vesting of an Incentive Award or deem an Incentive
Award to be earned, in whole or in part (i) in the event of a Participant’s death or termination without Cause, (ii) as otherwise provided by this Plan, or (iii) upon any other event as determined by the Committee in its sole and absolute discretion.
(c)Dividends and Dividend Equivalent Units
(i) In no event may dividends or dividend equivalent units (“Dividend Equivalent Units”) be awarded with respect to Options, SARs or any other Incentive Award that is not a full-value Award.  Notwithstanding anything to the contrary in the Plan, and for the avoidance of doubt, this Plan expressly prohibits the payment of dividends or Dividend Equivalent Units on unvested Incentive Awards for all equity Incentive Award types.
(ii) Restricted shares will automatically be credited with dividends.  If cash dividends are paid while restricted shares are unvested, then such dividends will either, at the discretion of the Administrator, be (A) automatically reinvested as additional restricted shares that are subject to the same terms and conditions, including the risk of forfeiture, as the original grant of restricted shares, or (B) paid in cash at the same time and the same extent that the restricted shares vest.  For clarity, in no event will dividends be distributed to a Participant unless, until and to the same extent as the underlying restricted shares vest.
(iii) The Committee may grant Dividend Equivalent Units only in tandem with full-value Awards, other than restricted shares.  Dividend Equivalent Units will either, at the discretion of the Committee, be (A) accumulated and paid, in cash or Shares in the Committee’s discretion, at the same time and to the same extent that the tandem Incentive Award vests or is earned or (B) reinvested in additional units that are subject to the same terms and conditions (including vesting and forfeiture) as the tandem Incentive Award.  For clarity, in no event will a Participant receive payment with respect to a Dividend
Equivalent Unit unless, until and to the same extent as the tandem Incentive Award vests and is paid.
(d)No Rights as Shareholders
No Person shall have any rights as a shareholder with respect to any Shares covered by or relating to any Incentive
Award until the date of the issuance of such Shares on the books and records of Amcor. Except as otherwise expressly provided in Section 8 hereof or in Participant’s Award Agreement, no adjustment of any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date of such issuance. Nothing in this Section 10 is intended, or should be construed, to limit authority of the Committee to cause the Company to make payments based on the dividends that would be payable with respect to any Share if it were issued or outstanding, or from granting rights related to such dividends; provided that dividends that would be payable with respect to any Share subject to a performance-based
Incentive Award shall not be paid until, and only to the extent that, the performance-based conditions are met.
The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any Person acquires any rights to receive payments hereunder from the
Company, such rights shall be no greater than those of an unsecured creditor.
(e)Fractions
No fractional Shares or other securities are required to be issued or delivered pursuant to the Plan, and the Company may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.  The Company shall have no obligation to treat all Incentive Awards consistently with respect to fractional Shares or other securities and may treat any Incentive Award differently from the treatment applied to other Incentive Awards.
11.No Special Service Rights; No Right to Incentive Award
Nothing contained in the Plan or any Award Agreement shall confer upon any Participant any right with respect to the continuation of his or her Service by the Company or interfere in any way with the right of the Company at any time to

Amcor plc | 2026 Proxy Statement	80

terminate such Service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.
No Person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an
Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other Person at any time nor preclude the Committee from making subsequent grants to such
Participant or any other Participant or other Person.
12.Securities Matters
Amcor shall be under no obligation to effect the registration pursuant to the Securities Act of any Shares to be issued hereunder or to effect similar compliance under any applicable laws. Notwithstanding anything herein to the contrary, Amcor shall not be obligated to cause to be issued Shares pursuant to the Plan unless and until Amcor is advised by its counsel that the issuance is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. The Committee may require, as a condition to the issuance of Shares pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, and that any related certificates representing such Shares bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.
The exercise or settlement of any Incentive Award (including, without limitation, any Option) granted hereunder shall only be effective at such time as counsel to Amcor shall have determined that the issuance and delivery of Shares pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Shares are traded. Amcor may, in its sole discretion, defer the effectiveness of any exercise or settlement of an Incentive Award granted hereunder in order to allow the issuance of Shares pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state or local securities laws. Amcor shall inform the Participant in writing of its decision to defer the effectiveness of the exercise or settlement of an Incentive Award granted hereunder. During the period that the effectiveness of the exercise of an Incentive
Award has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.
13.Taxes
Whenever withholding tax obligations are incurred in connection with any Incentive Award, Amcor and its Affiliates shall have the right to: (a) require the Participant to remit to Amcor in cash an amount equal to such withholding, or make other arrangements satisfactory to the Company regarding such withholding; (b) withhold Shares subject to Share Incentive Awards, or require the Participant to tender other Shares, with a value equal to the amount of such withholding; or (c) deduct an appropriate amount from other employment income payable by Amcor or its Affiliates either immediately or over time.
Notwithstanding the foregoing, in the case of clause (b) in the preceding sentence, the value of such withheld Shares may not exceed the total maximum statutory tax withholding obligations to the extent needed for the Company to avoid an accounting charge.  If an election as to the means of satisfying the withholding obligation is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Company requires.
Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Incentive Award that (i) any Incentive Award intended to be exempt from Code Section 409A shall be so exempt,
(ii) any Incentive Award intended to comply with Code Section 409A or Code Section 422 shall so comply, (iii) any Incentive
Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the
Company or any Affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any
Incentive Award.  If a Participant shall dispose of Shares acquired through exercise of an incentive stock option within either
(x) two years after the date the incentive stock option is granted or (y) one year after the date the incentive stock option is exercised (i.e., in a disqualifying disposition), such Participant shall notify the Company within seven (7) days of the date of such disqualifying disposition. In addition, if a Participant elects, under Code Section 83, to be taxed at the time an Incentive
Award of restricted stock (or other property subject to such Code section) is made, rather than at the time the Incentive Award vests, such Participant shall notify the Company within seven days of the date the Participant makes such an election.
14.Amendment or Termination of the Plan and Incentive Awards
The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that to the extent that any applicable law, tax requirement, or rule of a stock exchange requires shareholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval. The preceding sentence shall not restrict the Committee’s ability to exercise its discretionary authority hereunder pursuant to Section 4 hereof, which discretion may be exercised without amendment to the
Plan. No provision of this Section 14 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code with regard to Incentive Awards subject to Section 409A of the Code. Except as expressly provided in the Plan, no action hereunder may, without the consent of a Participant, adversely affect in any material respect the
Participant’s rights under any previously granted and outstanding Incentive Award. Nothing in the Plan shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.

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Subject to the requirements of the Plan, the Committee may modify, amend or cancel any Incentive Award or waive any restrictions or conditions applicable to any Incentive Award or the exercise of the Incentive Award, provided that any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of the Incentive Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in the Incentive
Award, but the Committee need not obtain Participant (or other interested party) consent for the modification, amendment or cancellation of an Incentive Award pursuant to the provisions of Sections 8 or 9 or as follows: (i) to the extent the Committee deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (ii) to the extent the Committee deems necessary to preserve favorable accounting or tax treatment of any Incentive Award for the Company; or (iii) to the extent the Committee determines that such action does not materially and adversely affect the value of an Incentive Award or that such action is in the best interest of the affected Participant or any other person(s) as may then have an interest in the Incentive Award. Unless the
Award Agreement specifies otherwise, the Committee may cancel any Incentive Award at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement and this Plan.
15.CHESS Depository Interests
Where a Participant is entitled to be delivered Shares under this Plan, Amcor may, following the request of the
Participant, facilitate the exchange of such Shares for the relevant number of CHESS Depository Interests.
16.Recoupment
Notwithstanding anything in the Plan or in any Award Agreement to the contrary, the Company will be entitled to the extent required by (i) applicable law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection
Act), (ii) the requirements of an exchange on which the Company’s Shares are listed for trading or (iii) the Amcor plc
Compensation Recovery Policy or any other policy adopted by the Company, in each case, as in effect from time to time to recoup compensation of whatever kind paid by the Company at any time to a Participant under this Plan.
17.No Obligation to Exercise
The grant to a Participant of an Incentive Award shall impose no obligation upon such Participant to exercise such
Incentive Award.
18.Transfers
Incentive Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of a Participant, only by the
Participant; provided, however that the Committee may permit Options to be sold, pledged, assigned, hypothecated, transferred, or disposed of, on a general or specific basis, subject to such conditions and limitations as the Committee may determine. Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any Person or Persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any
Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind Amcor unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Incentive Award.
19.Expenses and Receipts
The expenses of the Plan shall be paid by Amcor. Any proceeds received by Amcor in connection with any Incentive
Award will be used for general corporate purposes.
20.Relationship to Other Benefits
No payment with respect to any Incentive Awards under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.
21.Governing Law
The Plan and the rights of all Persons under the Plan shall be construed and administered in accordance with the laws of the Bailiwick of Jersey without regard to its conflict of law principles.

Amcor plc | 2026 Proxy Statement	82

22.Severability
If all or any part of this Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Plan not declared to be unlawful or invalid. Any
Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
23.Effective Date and Term of Plan
The Effective Date of the Plan is the date on which it is approved by the shareholders of Amcor.  No grants of
Incentive Awards may be made under the Plan after the tenth anniversary of the date upon which the Plan was approved by the Board of Directors.

Amcor plc | 2026 Proxy Statement	83

Annex B - Non-GAAP Information

	Twelve Months Ended
	6/30/2025	6/30/2026
EPS (diluted) (1)	1.60	2.38
Impact of hyperinflation	0.05	0.04
Restructuring, integration and related expenses, net (2)	0.30	0.58
Transaction costs	0.53	0.07
Merger related compensation	0.13	—
Inventory step-up amortization	0.42	—
Other	0.07	0.09
Amortization of acquired intangibles (3)	0.77	1.20
Interest expense Berry Transaction	0.05	0.06
Tax effect of above items	(0.35)	(0.40)
Adjusted EPS (diluted)	3.56	4.02
(1) Calculation of diluted EPS for the twelve months ended June 30, 2026 and 2025, excludes net income attributable to shares to be repurchased under forward contracts of $0 million and $1 million, respectively.
(2) Twelve months ended June 30, 2026 primarily reflects restructuring and integration costs incurred in connection with the Berry Global acquisition.
(3) Amortization of acquired intangible assets from business combinations.

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AMCOR PLC
The Board of Directors recommends you vote FOR the following:
1.	Re-election of Directors
	Nominees:		For	Against	Abstain

	1a.	Nicholas T. Long (Tom)	☐	☐	☐	The Board of Directors recommends you vote FOR proposals 2, 3, 4, and 5.		For	Against	Abstain

	1b.	Stephen E. Sterrett	☐	☐	☐
						2.	Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the period ending December 31, 2026.	☐	☐	☐
	1c.	Peter Konieczny	☐	☐	☐

	1d.	Achal Agarwal	☐	☐	☐	3.	To approve, by non-binding, advisory vote, the Company’s executive compensation.	☐	☐	☐

	1e.	Susan Carter	☐	☐	☐	4.	To approve the renewal of the Company’s authorization to repurchase its ordinary shares and CHESS depositary interests.	☐	☐	☐

	1f.	Graham Chipchase CBE	☐	☐	☐
						5.	To approve the Amcor plc 2026 Omnibus Management Share Plan.	☐	☐	☐
	1g.	Jonathan F. Foster	☐	☐	☐

	1h.	Lucrèce Foufopoulos-De Ridder	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	1i.	James T. Glerum, Jr.	☐	☐	☐

	1j.	Jill A. Rahman	☐	☐	☐	Please indicate if you plan to attend this meeting.		☐	☐
								Yes	No

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Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)	Date
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T01952-P55618
AMCOR PLC
Annual General Meeting of Shareholders
November 11, 2026 - 9:00 p.m. London Greenwich Mean Time
This proxy is solicited by the Board of Directors
The shareholder(s) hereby appoint(s) Damien Clayton (Corporate Secretary) and Deborah Rasin (General Counsel), or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of Amcor plc that the shareholder(s) is/are entitled to vote at the Annual
General Meeting of Shareholders to be held at The Langham Hotel, London, 1C Portland Pl, London W1B 1JA, England, 9:00 p.m.
London Greenwich Mean Time on November 11, 2026, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.
Continued and to be signed on reverse side